As filed with the Securities and Exchange Commission on January 23, 2024

Registration No. 333-268579

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

NEVADA, D.C. 20549

Amendment No. 5 to

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	6199	92-875392
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

6605 Grand Montecito Parkway

Suite 100

Las Vegas, NV 8914

702-983-1256

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas Cook, Esq.

10470 W. CHEYENNE AVENUE, SUITE 115, PMB 303

Las Vegas, Nevada 89129

(702) 524-9151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Cook, Esq.

10470 W. CHEYENNE AVENUE, SUITE 115, PMB 303

Las Vegas, Nevada 89129

(702) 524-9151

tccesq@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. X .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. .

Indicate by check mark whether the registrant is a large-accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large-accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)
Shares for sale by Our Company	5,000,000	$4.00	$20,000,000.00	$ 2,204.00
Shares for sale by Selling Shareholders	21,000,000	$4.00	$ 84,000,000.00	$ 9,256.80

.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will both sell the common stock being registered in this offering at a fixed price of $4.00 per share and on a best-efforts basis. It is possible that the Company’s shares may never be quoted on the NASDAQ. While the company intends to trade on NASDAQ, such application has not yet been initiated. The Company is currently listed on the OTC, but the quote display is currently halted. This offering shall be for a period of 180 days which may be extended an additional 180 days by the Board of Directors. The shares for sale by the Company will be sold only by its officers and directors. The offering is not contingent on NASDAQ approval of our listing application and if the shares are not approved for listing, investors may experience difficulty selling your shares.

SUBJECT TO COMPLETION, DATED _____________, 2024.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

5,000,000 Shares of Common Stock

This prospectus will also allow us to issue up to 5,000,000 common shares and Selling Shareholders to sell 21,000,000 common shares (“Shares” or “Securities”) in our initial public offering. The proceeds from the sale of the shares by the company will be available for use by the company. The issuer will sell the common stock being registered in this offering at a fixed price of $4.00 per share. The company’s shares may never be quoted on the NASDAQ. The Company is currently listed on the OTC, but the quote display is currently halted .

	Offering Price per Share	Gross Proceeds to Our Company	Offering Expenses (1) (2)	Net Proceeds to Our Company	Net Proceeds to Selling Shareholders
Per Share (Initial Public Offering)	4.00	4.00	0.40	3.60	0
Per Share (Selling Shareholders)	4.00	0	0	0	4.00
Total	$20,000,000	$20,000,000.00	$2,000,000	$18,000,000

(1) Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts, or expense.

(2) Selling shareholders shall not pay any expenses of offering their shares. All expenses of this offering shall be borne by the Issuer.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________, 2024.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	9
Cautionary Note Regarding Forward-Looking Statements	15
Use of Proceeds	16
Capitalization	18
Dilution	19
Market for Common Equity and Related Stockholder Matters	19
Description of Business and Property	20
Management’s Discussion and Analysis of Financial Condition and Results of Operations	75
Our Management	80
Security Ownership of Certain Beneficial Owners and Management	84
Certain Relationships and Related Party Transactions	85
Description of Capital Stock	85
Selling Shareholders	88
Plan of Distribution	89
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	93
Legal Opinion	94
Experts	94
Interests of Named Experts and Counsel	94
Additional Information	94
Report of Independent Registered Public Accounting Firm	95
Part II – Information Not Required in Prospectus	II-1
Exhibits List	II-3
Signatures	II-6

Unless otherwise specified, the information in this prospectus is set forth as of _______________, 2024, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to General European Strategic Investments, Inc. See Cautionary Note Regarding Forward Looking Statements on page 8.

Our Company

The Company was incorporated on December 21, 2001, and is currently active in the state of Nevada.

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the Reverse Merger and became the Company’s wholly owned subsidiary.

Business Strategy

General European Strategic Investments, Inc. possesses 2 large projects, with growth potential within the next 12-24 months. These are referred to as the following:

  The Finland Exploration Project

  The Arbitration and Litigation Project

A.	Finland Projects

In 2021 Laakso Minerals Oy in accordance with the Finnish legislation has submitted applications and obtained 2-year reservation permits from the mining authority of Finnish Safety and Chemicals Agency TUKES on the following areas: Korpuajärvi, Maunujärvi, Korpivaara, Mustavaara, Näätälammit, Kolkonjärvi and Kylmälahti. In the same year Laakso has submitted an application for the exploration permit on Käsmajärvi area.

In 2023 Laakso has successfully completed its two-year research program on the abovementioned 7 reservation permits in Finland, including 4 areas prospective for Nickel-Copper-Cobalt-Platinum Group Elements (Palladium, Platinum, Gold), 1 area prospective for Phosphorus, Iron and Rare-Earth Elements and 4 areas with discovered diamondiferous kimberlite occurrences. The most prospective parts of the reservation permits have been selected and delineated to be converted into a total of 15 exploration licenses for the next four years with the possibility of further extension (up to 15 years in total).

 The Finland project consists of The Laakso Project which is 100%-owned by GESI’s wholly owned Swiss subsidiary, ZB Capital AG. GESI is the largest reservation permit holder in Finland’s prolific Kuusamo Mining District holding approx. 1200 square Kilometers of reservation permits and reservation permit applications as well as exploration permits, and reservation permits for 11 diamondiferrous kimberlite structures. The terms kimberlite "structures," "occurrences," and "pipes" have the same meaning, defining the occurrence of the igneous rocks with a possible diamond bearing. In case of our permit areas the diamond bearing is confirmed by the previous geological prospecting works in all of them.

The entire Kuusamo mining district is confirmed to be prospective for the Nickel-Copper-Cobalt-Platinum Group Elements (Palladium, Platinum, Gold) and Chrome-Vanadium-Titanium-Ironmineralization. By their geological structure the Korpuajärvi, Maunujärvi, Korpivaara and Mustavaara permits of Laakso are identical with the adjacent areas, where such mineralization is confirmed in commercial amounts. Study of the magnetic anomalies within the abovementioned permit areas during the 2-year reservation period allowed selecting and delineating the most prospective parts of the initial reservation areas to be converted into the exploration permits. In the Näätälammit permit occurrence of the Phosphorus, Iron and Rare-Earth Elements mineralization has been confirmed by the previous prospecting works. In all four Laakso’s permits, Kolkonjärvi, Kylmälahti, Käsmäjärvi and Kaleton, diamond bearing has been confirmed by the previous prospecting works. The forthcoming exploration stage should estimate areal and depth extension range of diamonds occurrence as well as their quality and content in rocks.

B.	The Litigation Projects

1) ICSID Arbitration proceedings against the Slovak Republic by Team GESI-EuroGas Inc., incl. majority-owned ZB Capital AG

2) Criminal proceedings against the Main Mining Authority HBU in Banska Stiavnica, Slovak Republic, by Team GESI-EuroGas Inc., incl. majority-owned ZB Capital AG

3) Criminal proceedings against Baumit-Schmid Industrieholding GmbH (SIH) by Team GESI-EuroGas GmbH, incl. majority-owned ZB Capital AG

4) Civil Proceedings against Baumit-Schmid Industrieholding GmbH (SIH), also called „Schmid Group“, by Team GESI-EuroGas Inc., incl. majority-owned ZB Capital AG

5) The above legal procedures are all pursued by Team GESI-EuroGas Inc., incl. majority-controlled ZB Capital AG, not by EuroGas Group. We apologize for the mix-up

The second Project is referred to the Arbitration and Litigation Project as it refers to assets that the company has acquired via its acquisition of a dormant company, the right to arbitration award rights in a potentially very large multi-billion-dollar arbitration proceeding. The proceedings have only been slowed due to the COVID-19 pandemic, but the award is being fought and the company expects to commence settlement discussions within this fiscal year. We are in contact with the World Bank´s ICSID department since October 2022 having requested various old ICSID files from EuroGas Inc´s (2) ARB 14/14 arbitration proceedings against the Slovak Republic in order to prepare the new EuroGas Inc (1) arbitration proceedings against the Slovak Republic.

We intend to file with ICSID the official “Request For Arbitration” within the next two months. Judging by the EuroGas Inc (2) ARB 14/14 Arbitration Proceedings against the Slovak Republic we expect the new EuroGas Inc (1) arbitration proceedings to be shorter as the background of the facts are basically the same and don’t have to be provided in full details again. We expect the arbitration proceedings of EuroGas Inc (1) to be finished within 2 - 2,5 years.

We are in contact with the World Bank´s ICSID department since October 2022 having requested various old ICSID files from EuroGas Inc´s (2) ARB 14/14 arbitration proceedings against the Slovak Republic in order to prepare the new EuroGas Inc (1) arbitration proceedings against the Slovak Republic.

We intend to file with ICSID the official “Request For Arbitration” within the next two months. Judging by the EuroGas Inc (2) ARB 14/14 Arbitration Proceedings against the Slovak Republic we expect the new EuroGas Inc (1) arbitration proceedings to be shorter as the background of the facts are basically the same and don’t have to be provided in full details again. We expect the arbitration proceedings of EuroGas Inc (1) to be finished within 2 - 2,5 years.

In addition, GESI owns a 49%-interest in ColdPro LTD. (ColdPro), a private UK company specializing in waste management in the UK. ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

The current and anticipated future operations of the Company, including development activities and commencement of production on its properties, require permits from various federal, territorial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. The Company's exploration activities and its potential mining and processing operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies. The Company believes it is in substantial compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that all permits which the Company may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations, or that new legislation or modifications to existing legislation, would not have an adverse effect on any exploration or mining project which the Company might undertake.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all environmental regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of existing or new laws, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties\

The Russian invasion of Ukraine may have effects on our company resulting from sanctions, limitations on obtaining relevant government approvals, currency exchange limitations, or export or capital controls, including the impact of any risks that may impede your ability to sell assets located in Ukraine, including due to sanctions affecting potential purchasers, from the reaction of your investors, employees, customers, and/or other stakeholders to any action or inaction arising from or relating to the invasion, or in the event Russia wins and nationalizes assets. Given the western location of our assets, material impacts are expected to be minimal. Activities in Ukraine have been suspended.

Our executive offices are located at 6605 Grand Montecito Parkway, Suite 100, Las Vegas, NV 89149.

Our telephone number is 702-983-1256.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large-accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

THE OFFERING

This prospectus covers up to 5,000,000 common shares to be sold by the company at a price of $4.00 per share in a direct public offering and 21,000,000 also at $4.00 to be sold by Selling Shareholders. The vote of the preferred A stockholder is equal to a 60% vote regardless of the matter or total number of shares voting.

ABOUT THIS OFFERING

Securities Being Offered	Up to 5,000,000 shares of General European Strategic Investments, Inc. to be sold by the company at a price of $4.00 per share of common stock and 21,000,000 also at $4.00 to be sold by Selling Shareholders of General European Strategic Investments, Inc.

Initial Offering Price	The company will sell up to 5,000,000 Share at a price of $4.00 per share and 21,000,000 also at $4.00 to be sold by Selling Shareholders.

Terms of the Offering	The company and selling shareholders will offer and sell the shares of its common stock at a price of $4.00 per share in a direct offering to the public, to investors through agents; to dealers; and/or through one or more underwriters.

Termination of the Offering	The offering will conclude when the company has sold all of the 5,000,000 shares of common stock offered by it. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history, and our business plan is unproven and may not be successful.

Our company was formed in 2001 but we have not yet begun full scale operations. We have not sold any substantial amount of products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception, and we may not be able to achieve profitability.

We had an accumulated deficit of ($166,641,636) as of March 31, 2023, and we expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships, or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock. Wolfgang Rauball is the only holder of Preferred A1 shares, these shares carry a 60% voting control

We expect to raise additional capital during 2023 and 2024 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place strains on our managerial, operational, and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational, and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational, and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We have limited sales and marketing experience, which increases the risk that our business will fail.

Our officers, who will be responsible for marketing our products to potential users, have only nominal sales and marketing experience. Further, we have budgeted only minimal amounts toward sales and marketing efforts over the next 12 months, which by industry standards is a very limited amount of capital with which to launch our effort. Given the relatively small marketing budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise. Our future success will depend, among other factors, upon whether our products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our products will gain wide acceptance in its targeted markets or that we will be able to effectively market our products.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail, and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for marketing and development expenses, and for administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Diamond prices can fluctuate significantly, and as a result, the Company’s results of operation may fluctuate significantly.

The market for rough diamonds is subject to strong influence from the world's largest diamond producing company, De Beers, of South Africa, and from The Diamond Trading Co., (formerly known as the Central Selling Organization), a marketing agency controlled by De Beers. The price of diamonds has historically fluctuated. Because of such fluctuations, the Company’s results of operation may fluctuate significantly.

 The Company may incur significant costs to comply with Environmental and Government Regulation

The current and anticipated future operations of the Company, including development activities and commencement of production on its properties, require permits from various federal, territorial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. The Company's exploration activities and its potential mining and processing operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies. The Company believes it is in substantial compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that all permits which the Company may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations, or that new legislation or modifications to existing legislation, would not have an adverse effect on any exploration or mining project which the Company might undertake.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all environmental regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of existing or new laws, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

Our competitors have longer operational histories, greater resources and name recognition, and a larger base of customers than we have. Therefore, we may not be able to compete effectively, and our business may fail.

Our officers and directors have conflicts of interest in that they have other time commitments that will prevent them from devoting full-time to our operations, which may affect our operations.

Because our officers and directors, who are responsible for all our business activities, do not devote their full working time to operation and management of us, the implementation of our business plans may be impeded. Our officers and directors have other obligations and time commitments, which will slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, when they become unable to handle the daily operations on their own, we may not be able to hire additional qualified personnel to replace them in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Foreign Officers and Directors could result in difficulty enforcing rights.

The officers and directors of the Company are located outside of the US (Switzerland, Portugal, Canada and Ukraine) and as such investors may have difficulty in enforcing their legal rights under the United States securities laws. Our officers are located in Switzerland, Foreign judgments in Switzerland that are not enforceable through civil, or debt collection procedures are:

Non-Lugano judgments that are not final.

Non-Lugano judgments issued by courts that lack jurisdiction under the PILA, unless the defendant proceeded without objection.

Lugano judgments that are not in force.

Lugano judgments issued by courts in breach of the rules provided in sections 3, 4 or 6, Title II or Articles 64(3), 67(4) or 68 of the New Lugano Convention.

Declaratory judgments cannot be enforced by virtue of their nature (because they do not contain an injunction to do or not to do something), but can be recognised provided that the applicant demonstrates a legitimate interest in the recognition. The threshold is high to meet the requirement of legitimate interest.

Ex parte judgments (because of the lack of notice and because the lack of the right to present a defence will be in breach of Swiss fundamental procedural rights and Swiss procedural public order).

Default judgments where no proper notice was given (breach of Swiss fundamental procedural rights and Swiss procedural public order).

Judgments breaching Swiss substantive or procedural public policy.

Judgments that are contrary to a decision rendered in Switzerland between the same parties.

Judgments that are contrary to an earlier decision rendered outside Switzerland between the same parties on the same subject and in the same case provided that the earlier decision will be recognised in Switzerland.

Enforcement judgments (Swiss judges are exclusively competent to enforce foreign decisions as enforcement is an act of national sovereignty).

We must comply with the Foreign Corrupt Practices Act.

We are required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft, and other fraudulent practices occur from time-to-time in the PRC. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. We could suffer severe penalties if our employees or other agents were determined to have engaged in such practices.

Fluctuation in the value of currency may have a material adverse effect on your investment.

The value of foreign current against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Under the current global financial and economic conditions, it is impossible to predict with any certainty how foreign currency will move vis-à-vis the U.S. Dollar in the future.

Risks Relating to our Stock

The Offering price of $4.00 per Share is arbitrary.

The Offering price of $4.00 per Share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares, therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

A low market price would severely limit the potential market for our common stock.

Our common stock may trade at a price below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

The vote of the preferred A stockholder is equal to a 60% vote regardless of the matter or total number of shares voting.

The vote of the preferred A stockholder is equal to a 60% vote regardless of the matter or total number of shares voting. Therefore investors in this offering will not gain voting control of the issuer. The Preferred A1 shares will remain in control, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets and may be key in preventing a change in control transaction that stockholders might consider in their best interest. Future issuances of high-vote shares may be dilutive to low-vote stockholder. There is no sunset provision for the Preferred A1 shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC our current market. The Company is currently listed on the OTC, but the quote display is currently halted. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock, and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among other things:

Factors that might cause these differences include the following:

·	the ability of the company to offer and sell the shares of common stock offered hereby;

·	the integration of multiple technologies and programs;

·	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

·	changes in existing and potential relationships with collaborative partners;

·	the ability to retain certain members of management;

·	our expectations regarding general and administrative expenses;

·	our expectations regarding cash balances, capital requirements, anticipated revenue, and expenses, including infrastructure expenses; and

·	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward-looking statements as required by law.

USE OF PROCEEDS

With respect to up to 5,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

·	working capital;

·	set up and marketing activities;

·	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account. The company will receive no proceeds from the Selling Shareholders sale.

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000

Gross Proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000

Net Proceeds to the Company	$5,000,000	$10,000,000	$15,000,000	$20,000,000

Use of Proceeds:
Legal & Accounting	200,000	200,000	200,000	200,000
General Operational Expenses	1,000,000	1,000,000	1,000,000	1,000,000
Equipment & Development	3,800,000	8,800,000	13,800,000	18,800,000

Total	$5,000,000	$10,000,000	$15,000,000	$20,000,000

* Offering Expenses $0.40/share

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2022:

As of December 31, 2022
ASSETS
Current Assets
Cash	$19,058
Receivables and prepaid expenses and deposits	12,911
31,939
Non-current assets
Investments	6,087,615
Equipment	1,259
Development Costs	102,628
Mining licenses (note 4)	26,932,978
TOTAL ASSETS	$33,156,450
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and advances payable	$645,706
Convertible promissory notes	40,000
Loans payable – Current	0
Related party advances – Current	0
685,706
Loans payable - Long Term	4,222,355
Related party advances - Long Term	4,113,181
9,021,242

On September 10, 2020, our majority controlled Swiss subsidiary ZB Capital AG received for its wholly owned Finnish mining subsidiary Laakso Minerals Oy a 209 square kilometers large “reservation” mining permit from the Finnish General Mining Authority TUKES after Sonanini Holdings Ltd., and arms-length entity, had assigned and transferred all of its own rights to the reservation area to ZB Capital AG in early 2020. It was already publically known at that time that the Geological Survey of Finland "GTK" would spud a 3000 meter deep bore-hole on the “reservation” permit on Sept. 30, 2020, in order to prove up the existence of a deep-seated 60 km long geological mafic ultramafic type feeder-dyke under the “reservation” permit. The costs of the borehole in the amount of approx. 1.5 million Euros were fully carried by the Republic of Finland without costs to GTK or Laakso Minerals Oy. The positive drill results received led to the approval of a financing by the European Union ("EU") in Brussels through its mining funding unit ERA-MIN, by providing a grant of approximately three million Euros to a consortium of 8 prestigious European universities and its geological and mineralogical departments, including Finnland’s GTK, led by our Finnish mining subsidiary Laakso Minerals Oy, in order to conduct further exploration on our “reservation” area.

At the time of ZB Capital AG’s capital increase in Switzerland on November 18, 2020, drill results from GTK‘s “feeder dyke“ bore-hole were of course not available yet. However, in geological reports and Press Releases of our Canadian mining neighbor PDM One, whose licenses cover part of the deep-seated “feeder-dyke” structure under our “reservation” area, PDM One compares the geological structure and the mineralization of the deep seated “feeder-dyke“ in its own published geological reports to the world-renowned copper-nickel palladium mining deposits of Norilsk in Russia and Voisey’s Bay in Newfoundland, Canada.

Therefore, the President of the Board of Directors of ZB Capital AG, Mr. Michael Ludes, agreed with the auditor from ZB Capital AG, Mr. Feller of Audit Suisse AG, to introduce the agreement between EuroGas (1) and ZB Capital AG, certified by ZB Capital AG at the Land Registry / Notary Office of the Canton of Schaffhausen on June 20, 2018, as an additional tool for the evaluation of our Swiss auditors for the proposed capital increase.

The background to this consideration, which was agreed with ZB Capital AG’s Swiss auditor from Audit Suisse AG, was the recommendation, to use this assignment agreement between EuroGas (1) and ZB Capital AG, which was notarized before the governmental land registry / notary's office in Schaffhausen on June 20, 2018, to include the evaluations also for the assigned Mining Rights of EuroGas (1) also for our November 18, 2022, capital increase of ZB Capital AG in Switzerland.

On September 29, 2015, KPMG London had carried out an evaluation report of our talc mining rights, which at that time still belonged to EuroGas (1), in the arbitration proceedings of EuroGas (2) in its so-called "KPMG Expert Report“, dated September 29, 2015. Since EuroGas’ former talc mining rights were fully assigned by EuroGas (1) to ZB Capital AG through the June 20, 2018, notarial deed agreement, KPMG’s calculation of minimum €144.8 million and maximum €239.7 million (depending on discounting process) were then partly used as retained earnings by ZB Capital AG’s auditors Swiss Audit to provide the base for the CHF 25.000.000 evaluation of ZB Capital’s capital increase. See page 7 of the KPMG Expert Report dated September 29, 2015.

ZB Capital AG´s auditors, Audit Suisse AG, and the President of the Board of Directors of ZB Capital AG, Mr. Michael Ludes, then agreed to apply a discount of 10%-15% of the discounted evaluation calculated by KPMG for the Slovak talc mining rights which were fully assigned to ZB Capital AG on June 20, 2018, as a small portion of the retained earnings.

A U.S. court in Salt Lake City, Utah, had awarded EuroGas (1) with the historic judgment "nunc pro tunc" ("now and also always before") in the Slovak Republic vs. EuroGas proceedings on October 28, 2016. The losing Slovak Republic unsuccessfully appealed twice to the US Highest Appeal Court of the 10th Circuit and finally “threw in the towel” after also failing with its 2nd appeal against the "nunc pro tunc" ruling of October 28, 2016, in favour of EuroGas (1) on January 4, 2019.

Mr. Feller, Audit Suisse AG, and the President of the Board of Directors of ZB Capital AG, Mr. Michael Ludes, therefore agreed to propose a total amount of CHF 25,000,000 for the capital increase of ZB Capital AG to be carried out on November 18, 2020, before Swiss notary Marcel Moser in Baden Switzerland.

DILUTION

Company Book Value		Restated /Audited	Restated /Audited
	30-Sep-23	31-Dec-22	31-Dec-21

Total Equity	$24,452,203	$24,804,251	$19,692,450

Add:	$0	$0	$0

Less: Equity Attributable to Minority Interests	-$25,013,466	-$25,117,624	-$24,910,611

Net Book Value	$49,465,669	$49,921,875	$44,603,061

The net tangible book value of our company as of September 30, 2023, was $49,465,669 or ($0.143) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets, less total liabilities) by the number of outstanding shares of our common stock on March 31, 2023 (343,946,485).

Our net tangible book value and our net tangible book value per share will be impacted by the 5,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $4.00 per share.

We are registering 5,000,000 new shares of common stock for sale by our company. If all shares are sold at the offering price of $4.00 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of September 30, 2023, is illustrated in the following table:

Funding Level	25%	50%	75%	100%
Shares from offering at respective funding level	1,250,000	2,500,000	3,750,000	5,000,000
Proceeds	$5,000,000	$10,00,000	$ 15,000,000	$ 20,000,000
Offering price per share	$4.00	$4.00	$ 4.00	$ 4.00
Net tangible book value per share prior to offering	$0.143	$0.143	$ 0.143	$ 0.143
Increase per share attributable to investors	$0.015	$0.029	$ 0.043	$ 0.056
Net tangible book value per share after offering	$0.158	$0.172	$ 0.186	$ 0.199
Dilution to investors	$3.842	$3.828	$ 3.814	$ 3.801
Dilution as a percentage of offering price	96.05%	95.7%	95.4%	95.03%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the Pink Sheets on the OTCMarkets. The Company is currently listed on the OTC, but the quote display is currently halted. We cannot assure that our goal of trading on NASDAQ will be achieved.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of January 1, 2024, the Company has seven hundred ten (710) shareholders who hold 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was incorporated on December 21, 2001, and is currently active in the state of Nevada

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the Reverse Merger and became the Company’s wholly owned subsidiary.

Business Strategy

General European Strategic Investments, Inc. possesses 2 large assets, with growth potential within the next 12-24 months. These are referred to as the following:

  The Finland Exploration Assets

  The Arbitration and Litigation Assets

C.	Waste Management

a)	Finland Project

The Finland assets consists of The Laakso Project which is 100%-owned by GESI’s wholly owned Swiss subsidiary, ZB Capital AG. GESI is the largest reservation permit holder in Finland’s prolific Kuusamo Mining District holding approx. 1200 square Kilometers of reservation permits and reservation permit applications as well as exploration permits, and reservation permits for 11 diamondiferous kimberlite structures.

Finland Mining

1.	Korpivaara VA2021:0014 (reservation notification), Commodity: Au, NI, Cu, Pd, Pt, TIMA, AG, IR, Co, Pb, Os, Ra, Rh, Ru. Next by city with Airport is Kuusamo. (35 km)

2.	Korpivaara ML2023:0029-01 (appl. for exploration permit), Commodity: Au, Ni, Cu, Pd, Pt, TIMA, Ag, Ir, Co, Pb, Os, Ra, Rh, Ru. Next by city with Airport is Kuusamo. (35 km)

3.	Mustavaara ML2023:0028-01 (appl. for exploration permit), Commodity: Au, Ni, Cu, Ag, Ir, Pb, Os, Ra, Rh, Ru. Next by city with Airport is Kuusamo. (19 km)

4.	Maunujärvi ML2022:0067-01 (appl. for exploration permit), Commodity: Au, Ni, Cu, Pd, Pt. Next by city with airport is Kuusamo. (20 km)

5.	Mustavaara VA2021:0015-01 (reservation notification), Commodity: Au, Ni, Cu, Pd, Pt, TIMA, Ag, Ir, Co, Pb, Os, Ra, Rh. Next by city with Airport is Kuusamo. (19 km)

6.	Käsmäjärvi ML2021:0021-01 (appl. for exploration permit), Commodity: TIMA. Next by city with airport is Kuusamo. (36 km)

7.	Korpuajärvi 1 ML2022:0035-01 (appl. for exploration permit), Commodity: Au, Ni, Fe, Cu, Pd, Pt, Co, Cr, Ti, V. Next by city with Airport is Kuusamo. (49 km)

8.	Korpuajärvi 2 ML2022:0036-01 (appl. for exploration permit), Commodity: Au, Ni, Fe, Cu, Pd, Pt, Co, Cr, Ti, V. Next by city with Airport is Kuusamo. (49 km)

9.	Korpuajärvi 3 ML2022:0037-01 (appl. for exploration permit), Commodity: Au, Ni, Fe, Cu, Pd, Pt, Co, Cr, Ti, V. Next by city with Airport is Kuusamo. (49 km)

10.	Korpuajärvi 4 ML2022:0038-01 (appl. for exploration permit), Commodity: Au, Ni, Fe, Cu, Pd, Pt, Co, Cr, Ti, V. Next by city with airport is Kuusamo. (49 km)

11.	Korpuajärvi 5 ML2022:0039-01 (appl. for exploration permit), Commodity: Au, Ni, Fe, Cu, Pd, Pt, Co, Cr, Ti, V. Next by city with airport is Kuusamo. (49 km)

12.	Korpuajärvi 6 ML2022:0040-01 (appl. for exploration permit), Commodity: Au, Ni, Fe, Cu, Pd, Pt, Co, Cr, Ti, V. Next by city with airport is Kuusamo. (49 km)

13.	Korpuajärvi 7 ML2022:0041-01 (appl. for exploration permit), Commodity: Au, Ni, Fe, Cu, Pd, Pt, Co, Cr, Ti, V. Next by city with airport is Kuusamo. (49 km)

14.	Kaleton ML2023:0027-01 (appl. for exploration permit), Commodity: TIMA. Next by city with airport is Kuusamo. (19 km)

15.	Näätälammit ML2023:0030-01 (appl. for exploration permit), Commodity: Fe, APAT, LANT, Sc, Ti, Y. Next by city with airport is Kuusamo. (30 km)

16.	Kolkonjärvi ML2023:0025-01 (appl. for exploration permit), Commodity: TIMA. Next by city with airport is Kuusamo. (66 km)

17.	Kylmälahti ML2023:0026-01 (appl. for exploration permit), Commodity: TIMA. Next by City with airport is Kuopio. (14 km)

The results of the Government’s work at the deposit were set forth in a 31 March 1995 Final Report prepared by Mr. Jan Kilik (the “Kilik Report”). The Kilik Report estimated the volume of the deposit at approximately 85,384,000 tons of economically extractable talc (consisting of mineral with 65.70% average talc content) and 146,633,000 tons of non-economically extractable talc (consisting of mineral with 31.09% average talc content).

 This is the correspondence from end of January 2023 between the Ministry of Interior representing the General Attorny‘s Office and the Police of the Slovak Republic and our Slovak lawyers, Dr. Kvasnica & Partner, who are representing Rozmin in the June 2022 criminal complaint case against Robert Schmid et al at the General Attorney’s Office of the Slovak Republic.

The Slovak Ministry of Interior had requested from Dr. Kvasnica‘s office on Jan. 30, 2023, to stipulate the amount of damage Rozmin (EuroGas) had suffered through the criminal illegal actions against Rozmin-EuroGas by Robert Schmid et al in collusion with the Main Mining Office HBU of the Slovak Republic, headed by its former crooked President Peter Kukelcik, who got fired from his position as President of HBU by the new Slovak Government in April 2019.

Our Slovak lawyers had subsequently responded to the the Ministry of Interior by letter of Jan. 31, 2023, that the damage suffered by Rozmin as indicated by the independent Schmid corporate video of Eurotalc had reached more than €13bn.

The secret 1995 „Kilik Report“ talc reserve estimate by the Slovak Ministry of Environment on our Gemerska Poloma talc orebody with commercial talc reserves exceeding 85 Mill. tons of talc, more than confirms and fully supports the €13bn value mentioned by Robert Schmid’s Eurotalc in its 2017 corporate video on the Gemerska Poloma talc orebody with Eurotalc‘s independent talc reserves estimate of 16.600.000 tons.

This letter also clearly demonstrates proof of the huge damage suffered by Rozmin-EuroGas through the criminal and illegal expropriation of its former Gemerska Poloma talc mining license by the Slovak Main Mining Authority HBU headed by its former President Peter Kukelcik in collusion with Austria‘s building material tycoon Robert Schmid et al.

Rozmin s.r.o., with its registered office at Karadžičova 8/A, 821 02 Bratislava

Identification No.: 36 174 033, registered in the Commercial Register of the District Court Bratislava I, section:

Sro., insert No.: 80080/B

–––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

General Prosecutors Office of the Slovak Republic

Štúrova 2

812 85 Bratislava

In Piešťany on 12 May 2022

SUBJECT Complaint regarding information supporting the suspicion that a crime has been committed

Business company Rozmin, s.r.o., with its registered office at Karadžičova 8/A, 821 02 Bratislava, Identification No.: 36 174 033, registered in the Commercial Register of the District Court of Bratislava I, section: Sro, insert No.: 80080/B, has analysed and assessed violations of legal regulations by the state authorities of the Slovak Republic as well as by several third parties directly or indirectly committed by them in relation to business and commercial activities of Rozmin, s.r.o. associated with the use and extraction of talc from the Gemerská Poloma extraction area located in the District of Rožňava in the south-eastern part of the territory of the Slovak Republic.

Based on the existing facts described below, Rozmin, s.r.o. submits the complaint regarding information supporting the suspicion that several crimes have been committed, because there is a reasonable suspicion that a group of persons, most likely an organised one, intending to illegally seize the business activities of Rozmin, s.r.o. associated with the use and extraction of talc from the Gemerská Poloma extraction area in the territory of the Slovak Republic, together with persons acting for the benefit of the competing company EUROTALC s.r.o., in further cooperation with persons acting for some state authorities of the Slovak Republic, had gradually planned and carried out such activities and actions since 2004 by which this group of persons achieved:

A/ Illegal taking of the Gemerská Poloma extraction area away from Rozmin s.r.o.

B/ Bringing about an illegal bankruptcy of Rozmin, s.r.o.

C/ Illegal purchase of the business of Rozmin, s.r.o. v konkurze (in bankruptcy)

D/ Illegal annulment of decisions of the general meeting of Rozmin, s.r.o. the purpose of which decisions was to claim compensation of damage

E/ Damage to property and damage to the rights of Rozmin, s.r.o.

Justification:

In respect of A: Illegal taking of the Gemerská Poloma extraction area away from Rozmin s.r.o.

In this part, we notify our suspicion that the crime of abuse of power by a public official under the provisions of Section 326(1)(a) and (4)(b) of the Criminal Code was committed most likely by employees of the District Mining Office in Spišská Nová Ves, employees of the Main Mining Office and employees of the Ministry of Economy of the Slovak Republic, in the administrative proceedings defined below.

On 14 May 1997, the District Mining Office in Spišská Nová Ves granted Rozmin s.r.o. mining authorisation No. 1217/97 for the Gemerská Poloma extraction area. On 31 May 2004, the mining authorisation was changed whereby a new extraction plan was approved for Rozmin s.r.o. and the authorisation was extended until November 2006.

By taking the below-described course of action, the public authorities of the Slovak Republic first illegally deprived Rozmin s.r.o. of the possibility to extract talk in the Gemerská Poloma extraction area, which conclusion was confirmed also by the Supreme Court of the Slovak Republic in its decision, proceedings No. 6Sžo/61/2007-121, of 27 February 2008, and then, again through multiple clear violations of the applicable laws, awarded the Gemerská Poloma extraction area to EUROTALC s.r.o.

Rozmin s.r.o. identified the following preferential acts or preferential approach vis-à-vis EUROTALC s.r.o., a company affiliated with Schmid Industrieholding GmbH, which has been performing activities in the Gemerská Poloma extraction area, adopted by the public authorities of the Slovak Republic that, in our opinion, also constituted a direct violation of laws applicable in the territory of the Slovak Republic and the execution of powers by public officials in violation of law:

A.1 In direct violation of the applicable legal regulations, the District Mining Office in Spišská

Nová Ves by its decision No. 157-920/2012 on assigning (o určení) the Gemerská Poloma extraction area dated 30 March 2012 (the “District Mining Office Decision”) “allotted (pridelil)” the Gemerská Poloma extraction area, which was illegally taken away from Rozmin s.r.o., to EUROTALC s.r.o. In our opinion, the District Mining Office Decision is illegal for the following reasons:

1.1 In violation of the provisions of Section 27(12), second sentence, and the provisions of Section 24(8) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources (the Mining Act), in its wording effective until 31 May 2007, the District Mining Office in Spišská Nová Ves assigned the Gemerská Poloma extraction area to EUROTALC s.r.o. (originally called VSK MINING s.r.o.) which company:

a.	did not take part in the competition selection for the granting of the Gemerská

Poloma extraction area1,

b.	has not submitted the proposal for the assignment of the Gemerská Poloma extraction area,

c.

as person submitting the proposal has never been assessed and evaluated for the satisfaction of the selection criteria provided for in Section 24(7) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources

(the Mining Act), in its wording effective until 31 May 2007; therefore, it has never been subject to the statutory system of evaluation of criteria imposed on organisations interested in the assignment of an extraction area via a proposal,

and therefore, the proposal of EUROTALC s.r.o. (originally called VSK MINING s.r.o.) could not ever been and therefore was not selected as the winning proposal in the competition selection for the assignment of the Gemerská Poloma extraction area. In fact, the Mining Act clearly stipulated that an administrative authority could resume the proceedings for the assignment of an extraction area only in respect of the proposal that won the competition selection.

1.2

In violation of the provisions of Section 27(3) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources

(the Mining Act), in its wording effective until 31 May 2007, in its Decision, the District Mining Office in Spišská

Nová Ves did not specify the date of commencement of extraction of the exclusive deposit in the Gemerská Poloma extraction area that was illegally taken away from Rozmin s.r.o.

1.3

In violation of Act No. 44/1988 Coll. On Protection and Use of Mineral Resources (the Mining Act), the District

Mining Office in Spišská Nová Ves made it possible for EUROTALC s.r.o. (originally called VSK MINING s.r.o.)

to perform activities, without any legal title whatsoever, under the Mining Act in the Gemerská Poloma extraction area that was illegally taken away from Rozmin s.r.o.

1.4

The District Mining Office in Spišská Nová Ves commenced the proceedings for assignment of the Gemerská Poloma extraction area to another organisation on the basis of the competition selection (under Section 27(12) in conjunction with Section 24(4) to (10) of the Mining Act) by publishing the Notice of commencement of the competition selection for the assignment of the Gemerská Poloma extraction area in Commercial Bulletin No. 253/2004 dated 30 December

2004, i.e. before the three-

year period stipulated in the second sentence of Section 27(12) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources (the Mining Act), in its wording valid until 31 May 2007, could have ever expired, i.e., before any such proceedings could have ever commenced.

1.5	In violation of law, the District Mining Office Decision failed to specify the legal regulation under which the District Mining Office in Spišská Nová Ves made its decision.

1.6

The District Mining Office in Spišská Nová Ves not only assigned the Gemerská Poloma extraction area to a business company whose proposal did not win in the competition selection commenced by the publication of the Notice of commencement of the competition selection for the assignment of the Gemerská Poloma extraction area in Commercial

Bulletin No. 253/2004 dated 30 December 2004, but in violation of Section 24(8) of Act No. 44/1988 Coll. On

Protection and Use of Mineral Resources (the Mining Act), in its wording valid until 31 May 2007, it did not resume the proceedings commenced on 30 December 2004; instead, on 22 June 2011, it commenced yet another proceedings,

proceedings No. 157/2012, in respect of the same proposal; the original administrative proceedings in which the

District Mining Office in Spišská Nová Ves dealt with the allegedly winning proposal of Economy agency RV s.r.o.,

which ceased to exist, are still pending.

These reasons for the illegality of the assignment (allotment) of the “Gemerská Poloma” extraction area to a company whose proposal was not the winning proposal in the competition selection are also supported by the Main Mining Office, based on the guidelines provided to us by the Main Mining Office dated 25 July 2013, No. 708-984/2013, which is included in file No. 708-984/2013.

According to these guidelines, the Main Mining Office is of the opinion that the right to extract an exclusive deposit arising from the assigned extraction area cannot be included in the assets of a company, let alone in the capital, because it cannot be valued in money or realised. Therefore, according to Section 68(2) of the Commercial Code, the extraction area and the resulting right to extract an exclusive deposit cannot, together with the capital, transit to a legal successor.

By the same token, that is, in accordance with the legal opinion of the Main Mining Office, expressed in the guidelines dated 25 July 2013, No. 708-984/2013, that the assets of a limited liability company do not include the right arising from the determination of a proposal that was determined to be the first in a competition selection because it does not constitute a property value, this right cannot be included in the assets of a company, let alone in its capital, because it cannot be valued in money and it cannot be realised.

There is thus no doubt that VSK MINING s.r.o. is not the legal successor in relation to the right of the winner of the competition selection pursuant to Section 24(8) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources (the Mining Act), in its wording valid until 31 May 2007. This legal conclusion is supported by the well-known fact that VSK MINING s.r.o. did not participate in the competition selection for the assignment of the “Gemerská Poloma” extraction area and thus did not pass the legal system of evaluation of criteria under Section 24(7) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources (the Mining Act), in its wording valid until 31 May 2007.

Nevertheless, by its decision No. 808-1482/2012 dated 1 August 2012, the Main Mining Office upheld the illegal first-instance decision (which should not have been issued because the substantive preconditions for its issuance were not satisfied) because the proceedings to assign the extraction area were to be halted due to the dissolution of Economy agency RV s.r.o. and the District Mining Office could not continue the proceedings with VSK MINING

s.r.o. that was not assessed in the competition selection and its proposal was not determined to be the first in the competition selection.

Such an illegal course of action could not lead to the creation of the right to extract the area “Gemerská Poloma”, also because of the legal opinion of the Supreme Court of the Slovak Republic expressed in another case, file No. 5 Sž 107/99, 6 Sž 124/00, 6 Sž 125/00, in its judgment dated 27 September 2000, according to which: “Whoever does not become an operator in the manner prescribed by law, could not become one under another law or in another manner.”

It is not possible to circumvent the provisions of public law regulations, specifically Section 24(7) and (8) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources (the Mining Act), in its wording valid until 31 May 2007, via disposing of the business of Economy agency RV s.r.o. that was dissolved on 11 January 2006 without liquidation and allegedly merged with VSK MINING s.r.o. In the administrative proceedings for the assignment of the “Gemerská Poloma” extraction area, together with the dissolution of Economy agency RV s.r.o., the subject-matter of the proceedings ceased to exist.

This violation of legal regulations is a violation of substantive law regulations that provide for the substantive standing to sue of the person with whom the district mining office is to act further. Due to its non-participation in the competition selection, VSK MINING s.r.o. has never become such a person.

Therefore, the Gemerská Poloma extraction area, which was illegally taken away from Rozmin s.r.o., could not be assigned (allotted) to EUROTALC s.r.o.

A.2 The breach of obligation by the Main Mining Office and the Ministry of Economy of the Slovak Republic to change or set aside the illegal District Mining Office Decision and thereby remedy the illegal situation created by the issuance of the District Mining Office Decision, despite the motion submitted by Rozmin s.r.o. on 29 June 2015 under Section 65(1) of Act No. 71/1967 Coll. to review the decision outside the appellate proceedings2.

Even though the Main Mining Office and the Ministry of Economy of the Slovak Republic were informed in detail (including through the motion submitted by Rozmin s.r.o.) about the illegal situation created by the issuance of the District Mining Office Decision and the illegal assignment of the extraction area to EUROTALC s.r.o., they failed to act and let the 3-year statutory period3 within which this illegal situation could have been remedied, by setting aside the District Mining Office Decision and subsequently assigning the Gemerská Poloma extraction area to Rozmin s.r.o., expire in vain.

A.3 Violation of the equal treatment principle by employees of public authorities of the Slovak Republic vis-à-vis Rozmin s.r.o. in respect of the business activities of Rozmin s.r.o. in the Gemerská Poloma extraction area when the District Mining Office in Spišská Nová Ves has illegally deprived Rozmin s.r.o. of the possibility to extract talk in the Gemerská Poloma extraction area by:

a.

The District Mining Office in Spišská Nová Ves deciding even though the statutory preconditions for the assignment of the extraction area to another entity (i.e., suspension of mining by Rozmin s.r.o. for more than three years, which was not the case) were not satisfied, and

b.

The District Mining Office in Spišská Nová Ves announcing a new competition selection for the assignment of the

Gemerská Poloma extraction area to another entity as early as 30 December 2004, that is before the three-year period for

Rozmin s.r.o. to commence or continue its mining activities could ever end (it could only end on 1 January 2005).

Therefore, the District Mining Office in Spišská Nová Ves commenced the proceedings for the assignment of the Gemerská Poloma extraction area to another organisation on the basis of the competition selection (under Section 27(12) in conjunction with Section 24(4) to (10) of the Mining Act) by publishing the Notice of commencement of the competition selection for the assignment of the Gemerská Poloma extraction area in Commercial Bulletin No. 253/2004 dated 30 December 2004, i.e., before the three-year period stipulated in the second sentence of Section 27(12) of Act No. 44/1988 Coll. on Protection and Use of Mineral Resources (the Mining Act), in its wording valid until 31 May 2007, could have ever expired, i.e., before any such proceedings could have ever commenced.

By taking the above course of action, the public authorities of the Slovak Republic first illegally deprived Rozmin s.r.o. of the possibility to extract talk in the Gemerská Poloma extraction area (which conclusion was confirmed also by the Supreme Court of the Slovak Republic in its decision, proceedings No. 6Sžo/61/2007-121, of 27 February 2008) and then, again through unambiguous multiple violations of laws described in detail in our response to the preceding question No. 1, assigned the Gemerská Poloma extraction area to EUROTALC s.r.o.

In other words, when determining the entity authorised to extract talc in the Gemerská Poloma extraction area, employees of the public authorities of the Slovak Republic first acted illegally with the objective to damage the interests and rights of Rozmin s.r.o. and then they again acted illegally with the objective to provide EUROTALC s.r.o. with an unjustified advantage.

As a result of these illegal actions, Rozmin, s.r.o. suffered large-scale damage in the form of actual damage from its frustrated investment in talc mining in the Gemerská Poloma mining area and lost profits due to the impossibility of mining and exploiting talc from the Gemerská Poloma mining area in the Rožňava district.

In respect of B: Bringing about an illegal bankruptcy of Rozmin, s.r.o.

In addition to non-standard courses of action and violations of law against Rozmin s.r.o. by employees of state authorities of the Slovak Republic in connection with the illegal taking away of the authorisation to extract talc in the Gemerská Poloma extraction area and the illegal assignment of this authorisation to EUROTALC s.r.o., which we deal with above in the part under A/, we found that the activities of the organised group of persons continued in the following defined manner so as to prevent Rozmin s.r.o. from carrying on its business activities on the basis of illegally initiated and illegally conducted bankruptcy proceedings against Rozmin s.r.o.

In this part, in clauses B.2 to B.6 and B.8, we notify our suspicion that the crime of obstruction of bankruptcy proceedings pursuant to the provisions of Section 242(1)(a) and (2)(a) of the Criminal Act has been committed, most likely by the bankruptcy trustee, the bankruptcy judge and/or the persons acting for the benefit of EUROTALC s.r.o. and Schmid Industrieholding GmbH in the bankruptcy proceedings defined below.

We detail our suspicions that the crime of damaging other person’s rights pursuant to the provisions of Section 375(1)(a) and (3) of the Criminal Act has been committed by the persons acting for the benefit of EUROTALC s.r.o. and Schmid Industrieholding GmbH and as legal representatives of these companies in the following clauses B.1 and B.7.

The above claim is supported by the following facts:

B.1 Since 2014, the District Court Bratislava I has been holding bankruptcy proceedings against Rozmin s.r.o., and these bankruptcy proceedings have been from their very beginning held by the bankruptcy court and the bankruptcy trustee in violation of Act No. 7/2005 Coll. on Bankruptcy and Restructuring (the “Bankruptcy Act”); at the same time, within these bankruptcy proceedings, we suspect that EUROTALC s.r.o., Schmid Industrieholding GmbH and the legal representatives of these companies have committed manipulations described below and behaved illegally and unethically.

Within its bankruptcy proceedings, Rozmin s.r.o. found the following illegal procedures and manipulations with the course of the bankruptcy proceedings, supporting not only the suspicion that the crime of obstruction of the bankruptcy proceedings pursuant to the provisions of Section 242(1)(a) and (2)(a) of the Criminal Act has been committed, but also of the crime of damaging other person’s rights pursuant to the provisions of Section 375(1)(a) and (3) of the Criminal Act, because there is a suspicion that:

The petition for declaration of bankruptcy of Rozmin s.r.o. was made in a calculated and vexatious manner by bnt consulting, s.r.o., which has personal ties to the law firm bnt attorneys-at-law, s.r.o., in these bankruptcy proceedings representing EUROTALC s.r.o. and Schmid Industrieholding GmbH, when:

a.	bnt consulting, s.r.o. became a creditor of Rozmin s.r.o., i.e., a person authorised to file bankruptcy petition regarding Rozmin s.r.o., only through the assignment

(purchase) of a receivable from Glatzová & Co, s.r.o.,

b.

however, by this assignment, bnt consulting, s.r.o. acquired only a half of the original receivable against Rozmin

s.r.o. from Glatzová & Co, s.r.o. – therefore, this was undoubtedly a calculated division of the original receivable into two receivables the purpose of which was to satisfy the statutory precondition of plurality of creditors of

Rozmin s.r.o. for the declaration of its bankruptcy,

c.	Rozmin s.r.o. was not informed at all about this assignment of a half of the receivable; it was not notified about it and bnt consulting s.r.o. did not evidence it to Rozmin s.r.o.,

d.

Bnt consulting s.r.o. filed the bankruptcy petition on precisely the 90th day from the day of entering into the contract on the assignment of a half of the receivable with Glatzová & Co, s.r.o., which is the minimum statutory period for a part of an assigned receivable to be considered a separate receivable when reviewing the satisfaction of the precondition for insolvency of Rozmin s.r.o.

These persons had no reason to purchase and divide the receivable from Glatzová & Co, s.r.o. other than to harm the legitimate interests of Rozmin s.r.o. Without this conduct, which was probably motivated from the beginning by the intention to damage the rights of Rozmin s.r.o. by bringing about the conditions for filing a creditor’s bankruptcy petition and subsequent filing of this petition with the consequence of declaration of bankruptcy, Rozmin s.r.o. could not have been declared bankrupt nor the unlawful seizure of assets previously owned by Rozmin s.r.o. as described below could not have taken place.

B.2

Illegal course of action by the trustee – bnt restructuring k.s. – that has issued confirmation of the receivable owed by

Rozmin s.r.o. to bnt consulting s.r.o. for the purposes of filing the bankruptcy petition.

As a matter of fact, the trustee, bnt restructuring k.s., is through its partner – the law firm bnt attorneys-at-law s.r.o., where both partners of bnt consulting s.r.o. (JUDr. Margareta Sovova and JUDr. Zuzana Chudáčková) practiced law – an affiliate of the creditor bnt consulting s.r.o. who filed the bankruptcy petition.

The trustee, bnt restructuring k.s., has therefore been clearly excluded from the performance of the trusteeship activity at the issuance of confirmation for the creditor bnt consulting s.r.o. that the receivable of bnt consulting s.r.o., being exercised by it in the bankruptcy petition regarding Rozmin s.r.o., is accounted for in the books of bnt consulting s.r.o. and a ground for its origination has been proved.

B.3

The illegal procedure by the bankruptcy judge who in violation of the provisions of Section 14(1) of the Bankruptcy

And Restructuring Act decided upon commencement of bankruptcy of Rozmin s.r.o. on the basis of an incomplete petition submitted by bnt consulting s.r.o.

The creditor’s bankruptcy petition submitted by bnt consulting s.r.o. regarding Rozmin s.r.o. has failed to satisfy the requirements for a creditor´s bankruptcy petition pursuant to the Bankruptcy and Restructuring Act:

a) The bankruptcy petition of the creditor bnt consulting s.r.o. failed to satisfy the requirements pursuant to Section 12(2)(c) of the Bankruptcy and Restructuring Act – trustee´s confirmation issued in accordance with Act No. 8/2005 Coll. on Trustees, as amended (the “Act on Trustees”).

Confirmation of bnt restructuring k.s., a trustee registered with the List of Trustees, may have been attached to the bankruptcy petition, but since it concerns a party affiliated with the petitioner bnt consulting s.r.o., such confirmation has been issued in conflict with the Act on Trustees.

As a matter of fact, the trustee, bnt restructuring k.s., is through its partner – the law firm bnt attorneys-at-law s.r.o. where both partners of bnt consulting s.r.o. (JUDr. Margareta

Sovova and JUDr. Zuzana Chudáčková) practice law – an affiliate of the creditor bnt consulting s.r.o.

Therefore, in accordance with the provisions of Section 4(2) of the Act on Trustees in conjunction with Section 91 of the Bankruptcy and Restructuring Act, the trustee, bnt restructuring k.s., has been clearly excluded from the performance of the trusteeship activity at the issuance of confirmation for the creditor bnt consulting s.r.o. to the effect that the receivable of bnt consulting s.r.o., being filed by it in the bankruptcy petition regarding Rozmin s.r.o., is accounted for in the books of bnt consulting s.r.o. and a ground for its origination has been proved.

Because the confirmation issued by the trustee bnt restructuring k.s. to an affiliate – the creditor bnt consulting s.r.o. – was issued in violation of the Act on Trustees, it should not have been accepted by the court in assessing the satisfaction of conditions for issuing the decision to open the bankruptcy proceedings.

b)

The bankruptcy petition of the creditor bnt consulting s.r.o. failed to satisfy the requirements of Section 12(2)(c) of the

Bankruptcy and Restructuring Act – deeds that would prove the existence of the petitioner´s – creditor’s receivable as specified in the petition.

The receivable of bnt consulting s.r.o. owed to it by the bankrupt may have been proved for the purposes of the bankruptcy petition by the attached copy of a contract on the assignment of receivable entered into on 18 February 2014 by and between Glatzová & Co, s.r.o. as the assignor and bnt consulting s.r.o. as the assignee; however, no document proving the effectiveness of the contract has been attached thereto because the condition precedent for the effectiveness of the contract has been the payment of consideration for the assignment of the receivable for the assignor´s account, and it was not known or proven whether the consideration for the assignment of the receivable has been paid by bnt consulting s.r.o. for the account of Glatzová & Co, s.r.o.

c)

The bankruptcy petition failed to satisfy the requirements of Section 11(3) of the Bankruptcy and Restructuring Act – a

document proving that the creditor of the filed receivable has called upon the bankrupt, in writing, to pay the receivable.

A call of bnt consulting s.r.o. addressed to the bankrupt for the payment of the receivable may have been attached to the bankruptcy petition, but without a document proving that such call has even been delivered to the bankrupt, i.e., that the bankrupt has actually been called upon by the creditor to pay the filed receivable, as expected by law.

There are therefore reasonable grounds to suspect that the bankruptcy court has breached the provisions of Section 14(1) of the Bankruptcy and Restructuring Act when it had decided upon initiation of the bankruptcy proceedings towards the bankrupt based on an incomplete petition submitted by bnt consulting s.r.o.

According to Section 14(1) of the Bankruptcy and Restructuring Act, if the court ascertains that the bankruptcy petition satisfies the statutory requirements, the court shall decide to commence the bankruptcy proceedings within 15 days of delivery of the petition. Otherwise, it shall notify the petitioner through a resolution of the discrepancies found in the petition within the same period and call upon the petitioner to remove such discrepancies within the period of 10 days. If the petitioner fails to do so, the court shall reject the petition within 15 days upon expiration of the period for the removal of discrepancies. Otherwise, the court shall make a decision on the initiation of bankruptcy proceedings within the same period.

Because the bankruptcy petition submitted by bnt consulting s.r.o. dated 18 February 2014 failed to satisfy the statutory requirements, as specified in detail above, the court was not authorised to make a decision based purely on this incomplete and wrong petition on the initiation of bankruptcy proceedings of the bankrupt. The court has been supposed, upon review of the bankruptcy petition, to instruct the petitioner with respect to the discrepancies of the petition and call upon the petitioner to remedy the same within the period of 10 days in such a manner that:

•	the petitioner proves that it has a valid and effective receivable owed to it by the bankrupt, i.e., it submits a document proving that the contract on the assignment of receivable dated 19 November 2013 has become effective upon payment of consideration for the assignment of the receivable by the assignee for the assignor´s bank account, as well as by a document proving that the assignment of the receivable has been notified by the assignor to the bankrupt or proved by the assignee;

•	the petitioner proves that the original receivable of Glatzová & Co, s.r.o. has been divided into two receivables through the assignment of a part thereof to the petitioner no less than 90 days prior to filing the bankruptcy petition, i.e., it shall submit a document proving that the contract on the assignment of receivable dated 19 November 2013 became effective on the date of its signature, i.e., on 19 November 2013 – i.e., that consideration for the assignment of the receivable has been paid by the assignee (petitioner) for the assignor ´s bank account on or before 19 November 2013;

•	the petitioner shall submit to the court a call of the petitioner or of another creditor for the payment of the receivable addressed and delivered to the bankrupt;

•	the proponent shall submit to the court a confirmation of an auditor, trustee or court appointed expert that the proponent´s receivable being filed by it in the bankruptcy petition is accounted for in the petitioner´s books and its ground for its origination has been proved.

Only upon the remedying of those discrepancies in the bankruptcy petition dated 18 February 2014, the court would have been entitled to decide upon initiation of the bankruptcy proceedings against the bankrupt; otherwise, the court should have rejected the bankruptcy petition. However, without requesting the petitioner to remedy the discrepancies in the bankruptcy petition regarding the bankrupt, the court, acting in violation of the provisions of the Bankruptcy and Restructuring Act, decided to commence the bankruptcy on the basis of the petition submitted by the creditor bnt consulting s.r.o., which failed to satisfy the statutory requirements.

B.4 The illegal course of action taken by the bankruptcy trustee, who in violation of the provisions of the Bankruptcy and Restructuring Act included the business of Rozmin s.r.o. as an item in the catalogue of Rozmin s.r.o.’s assets even though the business of Rozmin s.r.o. was not operated neither before nor after the declaration of bankruptcy.

The bankruptcy trustee, JUDr. Michal Mišík, was aware from the details obtained from Rozmin s.r.o. as well as from statements of the legal representative of Rozmin s.r.o. of the fact that the business of Rozmin s.r.o. had not been operated prior to the declaration of the bankruptcy; therefore, he could not have decided, as trustee, that it shall continue to operate the business upon declaration of bankruptcy. In fact, the trustee did not operate the business of Rozmin s.r.o.

Therefore, by law, he was obliged to register each single thing, right or any other property value constituting the assets of Rozmin s.r.o. in the catalogue of assets of Rozmin s.r.o. as a separate item and not under a single item as the business.

Pursuant to Section 5 of Act No. 513/1991 Coll., the Commercial Code, as amended (the “Commercial Code”), for the purposes of this Act, the business means a set of tangible as well as personal intangible elements of one’s business. The business comprises assets, rights and other property values that belong to the entrepreneur and are or, due to their characteristics, are supposed be used for the operation of the business.

Pursuant to Section 77(1) of the Bankruptcy and Restructuring Act, the assets subject to bankruptcy shall be registered in the catalogue. Each legally individually existing thing, right, or another property value shall be registered in the catalogue as a separate item of assets (the “catalogue component of assets”); this is not required if it concerns assets of an insignificant value.

Pursuant to Section 88(1) of the Bankruptcy and Restructuring Act, a trustee shall, with professional care, review the possibility to continue in the business operation upon declaration of bankruptcy and shall, as appropriate, terminate or continue in the operation of the business in accordance with the said Act and other special regulations.

Pursuant to Section 88(4) of the Bankruptcy and Restructuring Act, if a trustee continues in the operation of an business, it may register assets belonging to the business in the catalogue in the form of a single item; upon termination of the operation, the trustee shall, without undue delay, register the assets belonging to the business as separate catalogue component of assets.

On 6 August 2014, the trustee published in Commercial Bulletin No. 150/2014 registration of the business of Rozmin s.r.o. as a whole in the catalogue of assets as its item No. 1, whereby it not only directly breached Sections 77 in conjunction with Section 88 of the Bankruptcy and Restructuring Act, but by registering the business of Rozmin s.r.o. in the catalogue of assets as a single item, it at the same time allowed subsequent illegal sale of the business of Rozmin s.r.o. by realisation through a public tender.

Despite the fact that the trustee has been aware of the fact that the business of Rozmin s.r.o. has not been and is not operated, i.e., the business of Rozmin s.r.o. as a potential entity of legal relationships is missing one of the main conceptual features (i.e., operation of business for the purpose of pursuing business), in relation to the illegal registration of the business of Rozmin s.r.o. as a single item in the catalogue of assets of Rozmin s.r.o., he has also proposed to the bankruptcy court, in violation with law, realisation of assets of Rozmin s.r.o. as a whole by selling the business of Rozmin s.r.o.

The trustee has thus proposed methods of realisation of the assets of Rozmin s.r.o. to the court, with respect to which he has had to be aware that the sale whereby the assets will be realised shall represent an absolutely invalid legal act.

In our opinion, the trustee JUDr. Michal Mišík violated the Bankruptcy and Restructuring Act by:

a.	registering the non-existent and non-operating business of Rozmin s.r.o. in the catalogue of assets as a single asset item,

b.	requesting that the bankruptcy court issue a binding order to sell:

-	the business of Rozmin s.r.o. – even though this business did not exist and was not operated, and

-	Rozmin s.r.o.’s own participation interest – even though he knew that without a decision of the General Meeting of Rozmin s.r.o., such a sale would be illegal.

B.5	The illegal conduct of the bankruptcy judge who despite the unlawful registration of the business of Rozmin s.r.o. in the catalogue of assets, even though that business had not been operated, approved the request of the bankruptcy trustee, and obliged the bankruptcy trustee to realise the business of Rozmin s.r.o. in a public tender.

Despite the fact that the business of Rozmin s.r.o. had not been and was not operated, i.e., the business of Rozmin s.r.o. as a potential entity of legal relationships was missing one of the main conceptual features, being the operation of business for the purpose of pursuing business, further to the illegal registration of the business of Rozmin s.r.o. as a single item in the catalogue of assets of Rozmin s.r.o., the bankruptcy judge has issue a binding instruction to the trustee to realise the assets of Rozmin s.r.o. in the illegal manner proposed by the trustee (realisation of the assets of Rozmin s.r.o. as a whole by selling the business of Rozmin s.r.o.).

In our opinion, the bankruptcy judge (a judge of the District Court Bratislava I) violated the Bankruptcy and Restructuring Act by issuing a binding instruction to the trustee to realise the assets of Rozmin s.r.o. in an illegal manner proposed by the trustee set out in clause B.4.

B.6	The illegal conduct of the bankruptcy judge who in violation of the provisions of the Bankruptcy and Restructuring Act, despite the fact that all recognised, existing receivables of creditors of Rozmin s.r.o. have been paid within the ongoing bankruptcy proceedings of Rozmin s.r.o., whereby the fundamental condition for conducting bankruptcy proceedings (the existence of at least two creditors of a debtor) ceased to exist, has not cancelled the bankruptcy of Rozmin s.r.o.

Pursuant to Section 3(2) of the Bankruptcy and Restructuring Act, the one who is unable to perform, 30 days upon maturity period, at least two financial obligations owed by it to more than one creditor, shall be insolvent.

Pursuant to Section 102(2) of the Bankruptcy and Restructuring Act, the court shall decide, even without a petition, to cancel bankruptcy if it ascertains that the preconditions for bankruptcy have not been satisfied …

Despite the fact that all recognised, existing receivables of the bankrupt have been paid in the ongoing bankruptcy proceedings of the bankrupt, whereby the basic condition for conducting bankruptcy proceedings being the existence of at least two creditors of the debtor has ceased to exist on 24 November 2014, the bankruptcy court has not cancelled the bankruptcy of Rozmin s.r.o.

Yet, the bankruptcy court has been repeatedly called upon by the legal representative of the bankrupt, on 4 December 2014 and on 31 December 2014, to cancel the bankruptcy of the bankrupt. However, the bankruptcy court has not responded to the filings of the legal representative of the bankrupt in any manner whatsoever and has not decided upon the proposals of the legal representative of the bankrupt to cancel the bankruptcy, whereby it has allowed the trustee, JUDr. Michal Mišík, to continue with the realisation of the assets of Rozmin s.r.o. through illegally conducted public tenders for sale of the business of the bankrupt and sale of the own ownership interest of the bankrupt.

The bankruptcy court ruled on the bankrupt’s petition to cancel the bankruptcy dated 4 December 2014 only by a resolution issued more than 15 months after the filing of the petition to cancel the bankruptcy, by rejecting the petition to cancel the bankruptcy, because in the meantime, the creditors EUROTALC s.r.o. and Schmid Industrieholding GmbH speculatively filed their fictitious claims in the bankruptcy of the bankrupt, thus artificially creating the conditions for the continuation of the illegal bankruptcy of the bankrupt (we describe this course of action in more detail in clause B.7).

B.7 Bullying and illegal manipulation of the bankruptcy proceedings by EUROTALC s.r.o. and Schmid Industrieholding GmbH.

In this part, we notify our suspicion that the crime of damaging other person’s rights pursuant to the provisions of Section 375(1)(a) and (3) of the Criminal Act has been committed, because we suspect that at the time when Rozmin s.r.o. had settled all the obligations it owed to other creditors and thus at the time when the plurality of creditors of Rozmin s.r.o. as a statutory precondition for continuing the bankruptcy proceedings of Rozmin s.r.o. ceased to exist and the court should have, by law, decided to halt the bankruptcy proceedings:

− EUROTALC s.r.o., represented by the law firm bnt attorneys-at-law s.r.o., filed the alleged receivable in the amount of EUR 200,000 in the bankruptcy of Rozmin s.r.o., and

− Schmid Industrieholding GmbH, also represented by the law firm bnt attorneys-at-law s.r.o., filed the alleged receivable in the amount of EUR 500,000 in the bankruptcy of Rozmin s.r.o.,

despite the knowledge that such receivables do not exist, whereby they misled the bankruptcy court regarding the existence of receivables and the fulfilment of the preconditions for the continuation of the bankruptcy proceedings regarding Rozmin s.r.o.

There is a good cause to believe that both of these filed receivables are merely fictitious because:

a.	allegedly, the legal ground for the origination of both of the alleged receivables is the claim for compensation of damage allegedly inflicted by Rozmin s.r.o. on both of the affected companies by the fact that Rozmin s.r.o. litigates over protection of rights from acts of unfair competition towards EUROTALC s.r.o.,

b.	none of the allegedly damaged companies has ever lodged such a claim for compensation of damage towards Rozmin s.r.o. prior to filing an application in bankruptcy or has enforced it before a court,

c.	none of the allegedly damaged companies has included in the application of the claim any evidence of the incurrence of the alleged damage, of the fulfilment of statutory precondition for the creation of the claim for compensation of damage or has stated the method of calculation of the amount of the damage.

Therefore, there is a good cause to believe that the filing of both of the above-stated alleged or fictitious receivables into the bankruptcy of Rozmin s.r.o. at the time when the statutory conditions for the halting of the bankruptcy proceedings over Rozmin s.r.o. were satisfied represents an abuse of law by both of the companies represented by the law firm bnt attorneys-at-law s.r.o., the only goal of which was to artificially recreate the plurality of creditors of Rozmin s.r.o. as a precondition for further continuation of bankruptcy of Rozmin s.r.o.

The notifier is convinced that this conduct may also qualify as the crime of abuse of participation in competition pursuant to the provisions of Section 250(1)(b) and (2)(b) of the Criminal Act because this course of action brought about the bankruptcy of the business of another competitor, namely Rozmin s.r.o., which would not have existed in the absence of this course of action.

B.8 Illegal realisation of the vacated 33% participation interest in Rozmin s.r.o. and its illegal acquisition by EUROTALC s.r.o. because the transfer of the vacated participation interest was not decided on by the general meeting of Rozmin s.r.o., even though under Section 113(5) of the Commercial Code, a transfer of a vacated stake clearly requires such a consent.

The method of realisation of the own participation interest of Rozmin s.r.o. vacated by the former participant EuroGas GmbH by selling it in a public tender was proposed by the trustee JUDr. Michal Mišík, who, as an advocate and a legally educated person, must have known that the transfer of the own participation interest of a limited liability company cannot be validly carried out unless the general meeting of that company (i.e., other participants of Rozmin s.r.o.) approved it. Despite this, the trustee has proposed to the bankruptcy court as the most suitable method of realisation of own ownership interest of Rozmin s.r.o. its sale in a public tender, stating in the application addressed to the court (without contacting other participants of Rozmin s.r.o.) that he is not aware of any third parties interested in direct purchase of the vacated participation interest.

The trustee has thus proposed methods of realisation of the assets of Rozmin s.r.o. to the court, with respect to which he must have been aware that the sale whereby the assets would be realised shall represent an absolutely invalid legal act.

The acquisition of the vacated 33% participation interest in Rozmin by EUROTALC s.r.o., whose sole participant at the time was the Austrian company named Schmid Industrieholding GmbH, is unlawful, for the following reasons:

a.	the general meeting of Rozmin s.r.o. did not decide on the transfer of the participation interest,

b.	the participation interest transfer agreement is not signed by the representative of the acquirer, EUROTALC s.r.o., because the agreement was signed by Mgr. Dávid Oršula personally and he is not an executive of EUROTALC s.r.o. and was not authorised to sign this agreement because the power of attorney was issued to the law firm bnt attorneysat-law s.r.o.

In Respect to C: Illegal purchase of the business of Rozmin, s.r.o. v konkurze (Rozmin, s.r.o. in bankruptcy)

In this part, we notify facts supporting out suspicion that the crime of abuse of participation in competition pursuant to the provisions of Section 250(1)(b) and (2)(a), (c) and (d) of the Criminal Act has been committed by persons acting for EUROTALC s.r.o., bnt consulting s.r.o. and for the law firm bnt attorneys-at-law s.r.o.

The facts described below support the suspicion that there was an interference with the results of the tender for the sale of the Rozmin s.r.o.’s business where both EUROTALC s.r.o. and bnt consulting s.r.o., the bidders who offered a higher purchase price, refused to enter into the business sale agreement and this agreement was ultimately entered into by the law firm bnt attorneys-atlaw s.r.o. as the bidder who offered the lowest price; in the tender for the sale of the business, there were the same persons acting, acting also for the law firm bnt attorneys-at-law s.r.o. (for more details on this, see clause C.1 of this submission).

In clause C.2 of this part of the submission, we notify the facts supporting the suspicion that the crime of unauthorised business activities pursuant to the provisions of Section 251(1), (3), or (4)(b) of the Criminal Act has been committed by persons acting on behalf of the law firm bnt attorneysat-law s.r.o.

The objective of the persons participating in the illegal purchase of the business of Rozmin s.r.o. described below within the illegal bankruptcy of Rozmin s.r.o. (described in more detail in B/ above) was the liquidation of the business activities of Rozmin s.r.o., or acquiring control over its assets by companies from the Schmid Industrieholding GmbH group; immediately after the purchase of the business of Rozmin, s.r.o. by the law firm bnt attorneys-at-law s.r.o., that business was sold to the special-purpose company Úpadnica s.r.o. whose sole participant is Schmid Industrieholding GmbH and the executive is David Oršula, an advocate practicing law at the law firm bnt attorneys-at-law s.r.o.

The above is supported by the following facts:

C.1 The illegal and manipulated participation by EUROTALC s.r.o., bnt consulting s.r.o. and the law firm bnt attorneys-at-law s.r.o. in the public tender for the sale of the business of Rozmin s.r.o. and the sale of the vacated 33% participation interest in Rozmin s.r.o. illegally announced by the bankruptcy trustee where:

a.	the law firm bnt attorneys-at-law s.r.o. acted with a conflict of interests by submitting one bid for itself and two other bids for EUROTALC s.r.o. and bnt consulting s.r.o. in the tender for the sale of the business,

b.	there was an interference with the results of the tender for sale of the Rozmin s.r.o.’s business where both EUROTALC s.r.o. and bnt consulting s.r.o., the bidders who offered a higher purchase price, refused to enter into the business sale agreement and this agreement was ultimately entered into by the law firm bnt attorneys-at-law s.r.o. as the bidder who offered the lowest price.

According to the provisions of Section 4(4)(f) of Act No. 136/2001 Coll. on the Protection of Competition and Organisation of Ministries, any agreement restricting competition that consists in the coordination of entrepreneurs in public procurement, in a public tender or other similar competition, in connection with public procurement, public tender or other similar competition, shall be prohibited.

According to the provisions of Section 138(h) of the Criminal Act, committal of a crime by breaching an important duty resulting from the offender’s employment, position or function or imposed on him by law shall constitute a more serious manner of conduct.

According to the provisions of Section 138(i) of the Criminal Act, a more serious manner of conduct means committing a crime by an organised group.

Description of the violation of law and interference with the results of the public tender by the law firm bnt attorneys-at-law s.r.o. as it results from the bankruptcy file:

The law firm bnt attorneys-at-law s.r.o. has filed three bids in the tender declared by the trustee for sale of the business of Rozmin s.r.o. (which is itself considered by us, for the reasons specified above, to be illegal), specifically:

− a bid for itself as a direct tenderer;

− a bid of EUROTALC s.r.o., as the legal representative of EUROTALC s.r.o., and

− a bid of bnt consulting s.r.o., as the legal representative of bnt consulting s.r.o.

The law firm bnt attorneys-at-law s.r.o. has thus represented two various clients in the tender for the sale of the business of Rozmin s.r.o., the bids of which two various clients have been competitive to each other, and it has itself participated in the tender as a tenderer by submitting its own bid.

In addition, the law firm bnt attorneys-at-law s.r.o. has submitted two bids in the public tender declared by the trustee for sale of own participation interest of Rozmin s.r.o. (which is itself considered by us, for the reasons specified above, to be illegal), specifically:

− a bid of EUROTALC s.r.o., as the legal representative of EUROTALC s.r.o., and

− a bid of bnt consulting s.r.o., as the legal representative of bnt consulting s.r.o.

The law firm bnt attorneys-at-law s.r.o. has thus represented two various clients in the tender for the sale of own ownership interest of Rozmin s.r.o., the bids of which have been competitive to each other.

By the above-stated conduct, the advocates practicing law through the law firm bnt attorneys-at-law s.r.o. have, on one side, breached the rules of practice of law and provision of legal services to clients stipulated by Act No. 586/2003 Coll. on Advocacy, prohibiting advocates to represent clients in matters where the interests of the advocate or of one client of the advocate are in conflict with the interests of another client of the advocate.

At the same time, due to a direct conflict of the acts of the law firm bnt attorneys-at-law s.r.o. with Section 22 of the Civil Code, all bids submitted by the law firm bnt attorneys-at-law s.r.o. for both tenders, as the legal representative of EUROTALC s.r.o. and of bnt consulting s.r.o., constitute invalid legal acts that should have been excluded by the trustee, JUDr. Michal Mišík, from both public tenders as invalid due to their breach of law.

In addition to the above-stated breach of the legal regulations by the law firm bnt attorneysat-law s.r.o., it is reasonable to believe that the law firm bnt attorneys-at-law s.r.o. was also participating in the interference with the results of the public tender for the sale of the business of Rozmin s.r.o., in order to achieve purchase of the business of Rozmin s.r.o. for the lowest possible purchase price for its client, EUROTALC s.r.o. (or Schmid Industrieholding GmbH), for the following reasons:

−

upon the call of the trustee, JUDr. Michal Mišík, to enter into the agreement for the sale of the business of Rozmin s.r.o. with EUROTALC s.r.o. for the purchase price of EUR 151,235, the law firm bnt attorneys-at-law s.r.o. has notified the trustee on behalf of its client EUROTALC s.r.o. that EUROTALC s.r.o. is not interested in entering into the agreement,

−

upon the call of the trustee, JUDr. Michal Mišík, to enter into the agreement for the sale of the business of Rozmin s.r.o. with bnt consulting s.r.o. for the purchase price of EUR 126,798, bnt consulting s.r.o. has notified the trustee through JUDr. Margareta Sovova (being an advocate practicing law in the law firm bnt attorneys-at-law s.r.o. and at the same time the executive of bnt consulting s.r.o.) that bnt consulting s.r.o. is not interested in the entering into the agreement,

−

the agreement for the sale of the business of Rozmin s.r.o. was ultimately entered into with the trustee, JUDr. Michal Mišík, on 8 July 2015 directly by the law firm bnt attorneysat-law s.r.o., for the lowest purchase price offered in the public tender in the amount of EUR 111,235 (in the following clause C.2, we set out the reasons for which we consider such agreement to be an absolutely invalid legal act), and then

−	On 13 July 2015, the law firm bnt attorneys-at-law s.r.o. as seller entered into the agreement for the sale of a part of the business (which was supposed to be the business of Rozmin s.r.o.) with Úpadnica s.r.o. as purchaser for a purchase price unknown to us; of interest could be the fact that the title of the executive of Úpadnica s.r.o. is held by Mgr. Dávid Oršula, who is at the same an advocate practicing law in the law firm bnt attorneys-at-law s.r.o. and the sole participant of Úpadnica s.r.o. is Schmid Industrieholding GmbH that is at the same time the sole participant of EUROTALC s.r.o., on behalf of which the law firm bnt attorneys-at-law s.r.o. refused to enter with the trustee into the agreement for the sale of the business for the purchase price of EUR 151,235.

As a result of this conduct, large-scale damage was also inflicted due to the illegal removal of the entire business of Rozmin s.r.o. from its assets the value of which business was known to the executives to be at least in the amount of the purchase price of EUR 151,235 proposed for the purchase of the business by EUROTALC s.r.o. in the public tender for the sale of the business of Rozmin s.r.o.

C.2 Illegal purchase of the business of Rozmin s.r.o. by the law firm bnt attorneys-at-law s.r.o.

where:

a.	before the declaration of bankruptcy, the business of Rozmin s.r.o. did not exist as a party to legal relationships because Rozmin s.r.o. had no longer been performing any business activities and had not operated that business,

b.	the bankruptcy trustee was therefore not in the position to operate the business after the declaration of bankruptcy,

c.	the bankruptcy trustee therefore could not have registered the business in the catalogue of assets as a single catalogue component of assets and was not in the position to sell the business to a third party,

d.	all the reasons for invalidity set out above must have been known to the advocates from the law firm bnt attorneys-at-law s.r.o.,

e.	nevertheless, the parties stated in the text of the business sale agreement that the business of Rozmin s.r.o. was operated by the trustee (even though they knew this to be not true),

f.	the fact that the Act on Advocacy does not allow a law firm to buy a business of a mining company such as Rozmin s.r.o. is also important here; another legal obstacle to the valid entering into the business sale agreement is the fact that the purchaser is the law firm bnt attorneys-at-law s.r.o. that is by the Act on Advocacy prohibited from doing business in an area other than the practice of law or provision of legal services; therefore, even if the bankrupt’s business were operated at the time of its sale and existed as a separate legal entity, the trustee would not be able to validly sell the bankrupt’s mining business to a law firm that can validly and lawfully conduct business only in the provision of legal services, and finally

g.	immediately after the illegal purchase of the business of Rozmin s.r.o. by the law firm bnt attorneys-at-law s.r.o., the business was sold to Úpadnica s.r.o. established solely for this purpose whose sole participant is Schmid Industrieholding GmbH and the executive is Mgr. Dávid Oršula, an advocate practicing law in bnt attorneys-at-law s. r. o.

The facts set out in this part support the suspicion that the crime of unauthorised business activities pursuant to the provisions of Section 251(1), (3), or (4)(b) of the Criminal Act has been committed by persons acting on behalf of the law firm bnt attorneys-at-law s.r.o.

In Respect to D: Illegal annulment of decisions of the general meeting of Rozmin, s.r.o. the purpose of which decisions was to claim compensation of damage

Based on the findings described below, we present a reasonable suspicion that JUDr. Vladimír Sklenka, at that time a judge of the District Court Bratislava I, in the case, file No. 37Cb/50/2016 could have committed the crime of abuse of power by a public official pursuant to the provisions of Section 326(1)(a) and (3)(c) of the Criminal Act, or the crime of obstruction of justice pursuant to the provisions of Section 344(1)(c) and (2)(b) of the Criminal Act, and third parties likely influencing the judge to act and issue a judgment as defined below may have committed the crime of interfering with the independence of the court under the provisions of Section 342(1) and (2)(b) of the Criminal Act.

This suspicion is based on the ascertained illegal practices of the judge of the District Court Bratislava I, because in the proceedings, file No. 37Cb/50/2016, in which such a course of action was not permitted by law, the judge:

a.	decided without ordering a hearing without satisfying the statutory condition under Section 273 of the Code of Civil Contentious Procedure because it was not a petition under

Section 137(a) of the Code of Civil Contentious Procedure

b.	decided by a default judgement without satisfying the statutory condition under Section 273 of the Code of Civil Contentious Procedure because it was not a petition under Section 137(a) of the Code of Civil Contentious Procedure

c.	issued the decision despite the failure to properly announce the place and time of the public delivery of the judgment in the case in which the court would decide by a judgment without ordering a hearing, which constitutes a conflict with the provisions of Section 219(3) of the Code of Civil Contentious Procedure.

The above is supported by the following facts:

On 2 May 2017, JUDr. Vladimír Sklenka as a judge of the District Court Bratislava I, in the proceedings, file No. 37Cb/50/2016, in the legal case of the plaintiff EUROTALC s.r.o. against the defendant Rozmin s.r.o., issued a default judgment ruling as follows:

I.	The court declares that all resolutions of the general meeting of Rozmin s.r.o., Identification No.: 36 174 033, dated 19 January 2016, namely Resolutions Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14, are invalid.

II.	The plaintiff shall be entitled to compensation of the entire costs from the defendant.

The resolutions of the general meeting of the participants of Rozmin, s.r.o. sought by the plaintiff to be declared invalid and determined by the court to be allegedly invalid concerned extensive suspicions of criminal activity or possible tax evasions of one of Austria’s largest construction companies, Schmid Industrieholding GmbH. The decisions of the general meeting obliged the executives of Rozmin, s.r.o. to investigate also specific facts and to file criminal complaints regarding the ascertainment of illegal activity.

An action for a declaration of invalidity of the resolutions of the general meeting, i.e., the petition initiating proceedings before the District Court Bratislava I, file No. 37Cb/50/2016, was filed by the plaintiff EUROTALC s.r.o.; according to an extract from the Commercial Register of the District Court of Košice I, section: Sro, file number: 16864/V, during the period from 12 May 2006 to 18 July 2019, the sole participant of this company was indeed Schmid Industrieholding GmbH.

JUDr. Vladimír Sklenka, as a legitimate judge in the proceedings held at the District Court Bratislava I, file No. 37Cb/50/2016, issued the above-described judgment without the conditions required by law for the issuance of such a court decision being satisfied.

JUDr. Vladimír Sklenka ruled on the merits by default judgment, citing the provision of Section 273 of the Code of Civil Contentious Procedure without ordering a hearing, despite the fact that as a judge, he had to be aware that in order to issue a default judgment under Section 273 of the Code of Civil Contentious Procedure, the conditions stipulated by law must be cumulatively satisfied – in the proceedings held at the District Court Bratislava I, file No. 37Cb/50/2016, this was not and could not be the case because:

1.	the proceedings do not concern an action pursuant to Section 137(a) of the Code of Civil Contentious Procedure, i.e., actions for performance of an obligation (e.g., payment of a sum of money or vacation of a real estate);

2.	by the order, the defendant was not obliged by the court to respond in writing to the petition and, in that response, to set out the facts in its defence, to attach the documents to which it relied, and to adduce evidence to substantiate its allegations, and therefore the defendant was not in a position to fulfil this obligation;

3.	in the resolution, the court did not instruct the defendant on the consequences of its failure to comply with the obligation thus imposed, including the possibility of a default judgment;

4.	the court did not deliver the resolution, proceedings No. 37Cb/50/2016-40, personally to the defendant.

It is clear from the grounds of the judgment of the District Court Bratislava I dated 2 May 2017 in proceedings, file No. 37Cb/50/2016 (clauses 6 to 11) that in application of the provisions of Section 273 of the Code of Civil Contentious Procedure, the court issued a default judgement without ordering a hearing.

According to clause 7 and 11 of the grounds of the judgment, the judge acted and reasoned the judgment as if he were deciding on a petition under Section 137(a) of the Code of Civil Contentious Procedure regarding the satisfaction of an obligation even though according to verdict I of the judgment and clause 1 of the grounds of the judgment, the judge clearly ruled on the determination of invalidity of resolutions of the general meeting, i.e., he was ruling on an action for determination under the provisions of Section 137(c) of the Code of Civil Contentious Procedure.

JUDr. Vladimír Sklenka, as an active judge, had to be aware that the proceedings held before the District Court Bratislava I under file No. 37Cb/50/2016, is not a court proceeding by which the plaintiff demands from the defendant the fulfilment of an obligation, i.e., a proceeding under the provisions of Section 137(a) of the Code of Civil Contentious Procedure, but a proceedings on the determination of a legal fact that follows from a special regulation, i.e., a proceedings pursuant to the provisions of Section 137(d) of the Code of Civil Contentious Procedure.

Therefore, JUDr. Vladimír Sklenka, as an active judge, had to be aware that the issuance of a default judgment in the said court proceedings is not possible in any procedural situation whatsoever.

The parties to the dispute were not invited to attend the pronouncement of the judgment in the court proceedings held under file No. 37Cb/50/2016, according to a written instruction issued by JUDr. Vladimír Sklenka, which is part of the court file.

Moreover, JUDr. Vladimír Sklenka, as a judge of the District Court Bratislava I, may have issued resolution No. 37Cb/50/2016-40 on 16 February 2017, but it is clear from the court file for the said court proceedings that he did not even attempt to deliver this resolution to Rozmin s.r.o. as defendant in the court proceedings – as a matter of fact, at the time of issuing the resolution by JUDr. Vladimír Sklenka, Rozmin s.r.o. had its registered office in the territory of the Slovak Republic in Bratislava and it also had an active electronic mailbox. It follows from the course of action described above that the judge also failed to comply with the court’s obligation to personally deliver to the defendant a resolution in which the court ordered the defendant to respond in writing to the petition and, in that response, to set out the facts in its defence, to attach any documents relied to by the defendant and to adduce evidence to substantiate its allegations, and at the same time failed to inform the defendant of the consequences of the failure to comply with the obligation thus imposed, including the possibility of a default judgment.

Nevertheless, within the grounds of the said judgment, JUDr. Vladimír Sklenka stated the following manifestly untrue facts: “In its resolution, proceedings No. 37Cb/50/2016-40 dated 16 February 2017, the court ordered the defendant to respond in writing to the petition within 15 days of delivery of the resolution, and if the defendant disclaims the claim made in full, to specify the facts material to its defence in its response, to attach the documents referred-to by the respondent and to adduce the evidence supporting its claims. In the resolution, the court instructed the defendant that if, without a serious reason, the defendant fails to fulfil the obligation imposed on it by this resolution, the court may decide on the petition by a default judgment without ordering a hearing. The above-mentioned resolution together with the legal action and schedules was delivered to the defendant into its own hands on 27 February 2017 in accordance with Section 111(3) of the Code of Civil Contentious Procedure. Despite this, the defendant has so far failed to fulfil its obligations imposed on it by the resolution, so it has not responded to the legal action at hand.“

Within the above-mentioned citation of the grounds of the judgment of the District Court Bratislava I, proceedings No. 37Cb/50/2016-46 dated 2 May 2017, the judge JUDr. Vladimír Sklenka stated that he had delivered the resolution of the District Court Bratislava I No. 37Cb/50/2016-40 dated 16 February 2017 to the defendant, i.e., to Rozmin s.r.o., in accordance with Section 111(3) of the Code of Civil Contentious Procedure, i.e., utilising the concept of so-called “deemed delivery”. However, as is clear from the court file, not even the legal preconditions for the application of the deemed delivery of documents intended for one’s own hands have been satisfied, as deemed delivery can take effect pursuant to the above-quoted statutory provision only if the document cannot be delivered to the address of the registered office of the legal person registered in the commercial register. JUDr. Vladimír Sklenka never attempted to effect delivery to the address of the registered office of Rozmin s.r.o. registered in the commercial register. On the contrary – there is a reasonable suspicion that during the entire legal proceedings, he as the acting judge acted so that Rozmin s.r.o. is not able to find out that the legal proceedings of the file No. 37Cb/50/2016 are being conducted against it.

In fact, the District Court Bratislava I published a notice on the court’s official notice board pursuant to Section 219(3) of the Code of Civil Contentious Procedure that on 2 May 2017 at 9.45 a.m. in room with door No. 59, a judgment will be handed down in the legal case 37Cb/205/2015 of the plaintiff EUROTALC s.r.o. against the defendant Rozmin s.r.o. for the payment of EUR 394.64 with appurtenances. However, the legal proceedings held at the District Court Bratislava I under file No. 37Cb/205/2015 concerned another matter, namely the legal action of the plaintiff Komunálna poisťovňa, a.s., Vienna Insurance Group against the defendant Operating, s.r.o.

There was no case for payment of EUR 394.64 with appurtenances having file No. 37Cb/205/2015 of the plaintiff EUROTALC s.r.o. against the defendant Rozmin, s.r.o.

Hence, the judge ruled without the court duly announcing the place and time of delivery of the judgment on the court’s official notice board and on the website of the court having jurisdiction in the case in which the court rules without ordering a hearing because the case, file No. 37Cb/205/2015 of the plaintiff EUROTALC s.r.o. against the defendant Rozmin, s.r.o., did not exist as legal case. The legal case seeking a declaration of invalidity of the resolutions of the general meeting had the file No. 37Cb/50/2016 and it did not deal with payment of the amount of EUR 394.64 with appurtenances dealt with by file No. 37Cb/205/2015. The judge has this announcement dated 19 April 2017 in file 37Cb/50/2016 on sheet No. 43.

After the judgment of the District Court Bratislava I has been issued, JUDr. Vladimír Sklenka again did not perform any act in proceedings No. 37Cb/50/2016-46 dated 2 May 2017 with the aim of delivering this judgment to Rozmin s.r.o. as the defendant in the legal proceedings. As a result of the above actions of Judge JUDr. Vladimír Sklenka, Rozmin s.r.o., as a party to the dispute in which the court ruled on the merits against it, was objectively preventing from filing an appeal against the judgment.

It is clear from the above facts that the judge of the District Court Bratislava I, JUDr. Vladimír Sklenka, following the intention of preventing Rozmin s.r.o. from exercising its procedural rights, the right to judicial protection and the right to a fair trial pursuant to Section 46(1) of the Constitution of the Slovak Republic and Article 36(1) of the Charter of Fundamental Rights and Freedoms, acted as the acting judge in direct conflict with his legal obligations governing the procedure and decision-making of a court in civil contentious litigation.

Moreover, if the case were the case for performance against the defendant Rozmin, s.r.o. concerning the assets subject to bankruptcy belonging to the bankrupt Rozmin, s.r.o., the dispute would have to be conducted only on a petition filed against the trustee JUDr. Michal Mišík, under Section 47(4) or (5) of Act No. 7/2005 Coll. on Bankruptcy and Restructuring, and the judge must have known from the registration in the commercial register and from his further decision-making activities (file No. 6Cbi/6/2015, file No. 9Cbi/94/2014) that Rozmin, s.r.o. is in bankruptcy.

In a case for performance, the judge should not have granted the petition at all because the petition for performance from the assets of the bankrupt (the company Rozmin, s.r.o.) could be filed or the proceedings be conducted only against the trustee JUDr. Michal Mišík, according to Section 47(4), (5) of Act No. 7/2005 Coll. on Bankruptcy and Restructuring.

As it was widely communicated in the media, in other criminal proceedings JUDr. Vladimír Sklenka admitted that as a judge he accepted more than EUR 200,000 in bribes during the period of only 5 years of his service in the judiciary. It is therefore reasonable to assume that the above-described illegal procedure against Rozmin s.r.o. was the result of corrupt conduct by JUDr. Vladimír Sklenka.

On 2 December 2019, the Ministry of Justice of the Slovak Republic published the following information on its official Facebook page: “In relation to JUDr. Vladimír Sklenka, the Ministry requested the District Court Bratislava 1 to provide it with files in which he ruled via default judgment (approximately 140 of them). In view of the findings (he ruled in several cases by default judgment, where the subject-matter of the proceedings did not allow such a form of decision), a proposal is currently being prepared to initiate disciplinary proceedings against this judge ...” A clear suspicion follows from the above that for JUDr. Vladimír Sklenka, this was a common method of illegal conduct in legal disputes in which he allegedly illegally ensured the success in the legal proceedings for one of the parties to the dispute.

In view of the above, the result of a proper investigation by the investigative and prosecuting bodies may be the discovery of wider corruption criminal activities of the judges of the District Court Bratislava I or groups of persons involved in that conduct.

In Respect to E: Damage to property and damage to the rights of Rozmin, s.r.o.

As described above, the following harmful consequences were caused at the expense of the rights and to the detriment of Rozmin, s.r.o. and its participants:

-	taking away of the mining authorisation that constituted significant business assets of Rozmin, s.r.o.

-	damage equal to the entire taken-away business of Rozmin, s.r.o.; according to the registration in the Commercial Register, the final acquirer of which is Úpadnica, s.r.o.

-	damage equal to the taken-away vacated 33% participation interest in Rozmin, s.r.o.; according to the registration in the Commercial Register, the final acquirer of which is EUROTALC s.r.o.

-	Rozmin, s.r.o. was deprived of its rights to a fair trial and a decision in accordance with the Act on the rights and obligations of Rozmin, s.r.o. in the proceedings, file No. 37Cb/50/2016 held before the District Court Bratislava I.

According to Section 46(2) of the Code of Criminal Procedure, the aggrieved business company Rozmin s.r.o. requests that the official documents be delivered to it to the address of its authorised representative, the law firm: Roman Kvasnica a partneri s.r.o., Žilinská cesta 130, 921 01 Piešťany.

Rozmin, s.r.o.

Heinrich Kiel, Executive

Schedules:

1.	Response of the District Mining Office in Spišská Nová Ves to the request for information on the tender for the assignment of the Gemerská Poloma extraction area (in the Slovak original).

2.	Motion dated 29 June 2015 under Section 65(1) of Act No. 71/1967 Coll. to review the decision outside the appellate proceedings (Slovak original accompanied by its English translation).

3.	Information of the Ministry of Economy of the Slovak Republic regarding the motion to review the decision outside an appellate proceedings (Slovak original accompanied by its English translation).

4.	Resolution of the Supreme Court of the Slovak Republic, proceedings No. 6Sžo/61/2007-121 dated 27 February 2008 (Slovak original).

5.	Judgment of the District Court Bratislava I, file No.: 37Cb/50/2016-46 dated 2 May 2017.

REGIONAL POLICE HEADQUARTERS

IN BANSKÁ BYSTRICA

Criminal Police Department

Ul. 1. Mája 9, 974 01 Banská Bystrica

Rozmin s.r.o.

Bratislava

Your letter/date Our number Handled by Žiar nad Hronom

ČVS:KRP-6/2-VYS-BB-2023 mjr. Mgr. Oľga Miniariková 30.01. 2023

Subject

Request for quantification of damages

The Criminal Police Department of the KR PZ in Banská Bystrica is currently conducting an investigation of suspicion of "Abuse of authority of a public official" under Section 326 (1), (4) (b/) of the Criminal Code.

In the case in question, the complaint filed by you lacks a quantification of the damage caused to you by the Main Mining Office Banská Štiavnica as the appellate authority by the decision of 01.08.2012, which confirmed the first-instance decision of 30.03.2012 OBÚ Spišská Nová Ves.

In view of this, I ask you to send, as soon as possible, a quantification of the damage to the email olga.miniarikova@minv.sk for the above-mentioned case number.

PZ Investigator:

mjr. Mgr. Mgr. Oľga Miniariková v.r.

Telephone	Fax	E-mail	Internet	IČO
+421/961642637	+421/961643309	olga.miniarikova@minv.sk	www.minv.sk	00151866

In 2021 Laakso Minerals Oy in accordance with the Finnish legislation has submitted applications and obtained 2 year reservation permits from the mining authority of Finnish Safety and Chemicals Agency TUKES on the following areas: Korpuajärvi, Maunujärvi, Korpivaara, Mustavaara, Näätälammit, Kolkonjärvi and Kylmälahti. In the same year Laakso has submitted an application for the exploration permit on Käsmajärvi area.

In 2023 Laakso has successfully completed its two-year research program on the abovementioned 7 reservation permits in Finland, including 4 areas prospective for Nickel-Copper-Cobalt-Platinum Group Elements (Palladium, Platinum, Gold), 1 area prospective for Phosphorus, Iron and Rare-Earth Elements and 4 areas with discovered diamondiferous kimberlite occurrences. The most prospective parts of the reservation permits have been selected and delineated to be converted into a total of 15 exploration permits for the next four years with the possibility of further extension (up to 15 years in total). The corresponding 15 applications for the exploration permits have been submitted to the mining authority of Finnish Safety and Chemicals Agency TUKES for approvals. The applications have been accepted, officially registered and are currently being processed. The costs associated with these mineral rights include Permit decision fee, Collateral and Compensation to landowners.

1. Korpuajärvi permit (209 km2). The exploration target within this area is the buried part of the Koillismaa Layered Igneous Complex in East-Central Finland, which has been identified by a strong gravity and seismic anomaly and is expected to host massive orthomagmatic Nickel-Copper-Cobalt-Platinum Group Elements (Palladium, Platinum, Gold) and Chrome-Vanadium-Titanium-Iron mineralization, thus opening for Laakso a possibility of discovering a potential World class discovery within its concession. The area of the Korpuajärvi reservation permit has been divided into separate parts and was submitted to TUKES for approval of 7 separate exploration licenses. Laakso’s Korpuajärvi concession is the area of the EU funded SEEMS DEEP Project, where Laakso participates as a Consortium member.

2. Maunujärvi permit (59 km2). This area represents an eastern extension of the Kaukua South magnetic anomaly, where high-grade disseminated reef-style Ni-Cu-PGE mineralization has been drilled and confirmed by the Toronto, Canada, based mining company Palladium One in numerous drill holes.

3. Korpivaara permit (18 km2). Of the initial reservation permit area of 204 km2 an elongated magnetic anomaly stretching southeastwards between PDM One’s Kaukua South and GESI-Laakso Mineral’s Korpuajärvi magnetic anomalies, representing a potential exploration target for Ni-Cu-PGE mineralization, has been selected, delineated and submitted to TUKES for an exploration license.

4. Mustavaara permit (97 km2). Of the initial “reservation” permit area of 740 km2 a selected area of a series of magnetic anomalies, representing an eastern extension of such anomalies within the Kaukua South and Maunujärvi areas, has been chosen, and hence, representing also a potential exploration target for Ni-Cu-PGE mineralization, has been selected, delineated and submitted to TUKES for an exploration license permit.

5. Näätälammit permit (24 km2). The entire area of the initial reservation permit is prospective for Phosphorus, Iron and Rare-Earth Elements and has been submitted to TUKES for an exploration license permit.

6. Kolkonjärvi permit (204 km2). Four diamondiferous kimberlite occurrences have been discovered so far within this “reservation” permit and this area has been submitted TUKES for an exploration license permit.

7. Kylmälahti permit (17 km2). Seven diamondiferous kimberlite occurrences have been discovered already within this “reservation” permit and have been submitted to TUKES for an exploration license permit.

8. Kaleton permit (5 km2). This diamondiferous kimberlite occurrence has been discovered within the western part of the Mustavaara “reservation” permit and has been also submitted to TUKES for an exploration license permit.

9. Käsmäjärvi permit (10 km2). Three diamondiferous kimberlite occurrences have been discovered within this “reservation” permit and this area has been also submitted to TUKES for an exploration license permit.

In 2023 Laakso has successfully completed its two-year research program on the abovementioned 7 reservation permits in Finland, including 4 areas prospective for Nickel-Copper-Cobalt-Platinum Group Elements (Palladium, Platinum, Gold), 1 area prospective for Phosphorus, Iron and Rare-Earth Elements and 4 areas with discovered diamondiferous kimberlite occurrences. The most prospective parts of the reservation permits have been selected and delineated to be converted into a total of 15 exploration permits for the next four years with the possibility of further extension (up to 15 years in total). The corresponding 15 applications for the exploration permits have been submitted to the mining authority of Finnish Safety and Chemicals Agency TUKES for approvals. The applications have been accepted, officially registered and are currently being processed. The costs associated with these mineral rights include Permit decision fee, Collateral and Compensation to landowners.

1. Korpuajärvi permit (209 km2). The exploration target within this area is the buried part of the Koillismaa Layered Igneous Complex in East-Central Finland, which has been identified by a strong gravity and seismic anomaly and is expected to host massive orthomagmatic Nickel-Copper-Cobalt-Platinum Group Elements (Palladium, Platinum, Gold) and Chrome-Vanadium-Titanium-Iron mineralization, thus opening for Laakso a possibility of discovering a potential World class discovery within its concession. The area of the Korpuajärvi reservation permit has been divided into separate parts and was submitted to TUKES for approval of 7 separate exploration licenses. Laakso’s Korpuajärvi concession is the area of the EU funded SEEMS DEEP Project, where Laakso participates as a Consortium member.

2. Maunujärvi permit (59 km2). This area represents an eastern extension of the Kaukua South magnetic anomaly, where high-grade disseminated reef-style Ni-Cu-PGE mineralization has been drilled and confirmed by the Toronto, Canada, based mining company Palladium One in numerous drill holes.

3. Korpivaara permit (18 km2). Of the initial reservation permit area of 204 km2 an elongated magnetic anomaly stretching southeastwards between PDM One’s Kaukua South and GESI-Laakso Mineral’s Korpuajärvi magnetic anomalies, representing a potential exploration target for Ni-Cu-PGE mineralization, has been selected, delineated and submitted to TUKES for an exploration license.

4. Mustavaara permit (97 km2). Of the initial “reservation” permit area of 740 km2 a selected area of a series of magnetic anomalies, representing an eastern extension of such anomalies within the Kaukua South and Maunujärvi areas, has been chosen, and hence, representing also a potential exploration target for Ni-Cu-PGE mineralization, has been selected, delineated and submitted to TUKES for an exploration license permit.

5. Näätälammit permit (24 km2). The entire area of the initial reservation permit is prospective for Phosphorus, Iron and Rare-Earth Elements and has been submitted to TUKES for an exploration license permit.

6. Kolkonjärvi permit (204 km2). Four diamondiferous kimberlite occurrences have been discovered so far within this “reservation” permit and this area has been submitted TUKES for an exploration license permit.

7. Kylmälahti permit (17 km2). Seven diamondiferous kimberlite occurrences have been discovered already within this “reservation” permit and have been submitted to TUKES for an exploration license permit.

8. Kaleton permit (5 km2). This diamondiferous kimberlite occurrence has been discovered within the western part of the Mustavaara “reservation” permit and has been also submitted to TUKES for an exploration license permit.

9. Käsmäjärvi permit (10 km2). Three diamondiferous kimberlite occurrences have been discovered within this “reservation” permit and this area has been also submitted to TUKES for an exploration license permit.

General European Strategic Investments Inc. (“GESI”) performs its activities in Finland through its wholly owned Finnish mining company Laakso Minerals Oy. Laakso Minerals Oy holds a large portfolio of mining properties in North-Central Finland, which include mining discoveries of Nickel Copper Platinum Group Elements (NiCuPGE) and diamondiferous kimberlites.

Figure 1 shows the location map of Laakso Minerals Oy’s concessions in Kuusamo Mining District of Finland.

ZB CAPITAL - LAAKSO MINERALS

RESERVATION & EXPLORATION LICENCES

KUUSAMO MINING DISTRICT FINLAND

GTK Mineral Deposits and Exploration
PDM ONE
"KAUKUA SOUTH"
Kaukuanjärvi VA2020:0012
KUUSAMO
ZB CAPITAL - LAAKSO MINERALS
PGE
"KS"
ZB - LAAKSO
PDM-ONE
3000m DEEP DRILL HOLE
ZB-LAAKSO
Kolkonjärvi VA2021:0010
DIAMOND DISCOVERY
DIAMOND DISCOVERY
RUSSIA
TAIVALKOSKI
PUDASJÄRVI
Kuusamon liuskevyöhyke 1 VA2019:0068
Penniö-Leski VA2019:0049
Laivajoki VA2021:0018
Kortejärvi 2 VA2020:0042
Simiö VA2020:0065
Naamanka VA2020:0004
Mustavaara West 1-14 VA2020:0041
Pärjä VA2020:0077
Haukiaho North VA2020:0008
Kostonjärvi VA2019:0079
Korpivaara VA2021:0014
Maunujärvi VA2020:0078
Mustavaara VA2021:0015
Näätälammit VA2021:0016
NiCuCo_Nära VA2020:0055
NiCuCo_Nära VA2019:0062
Korpuajärvi VA2020:0034
NiCuCo_Närä2 VA2020:0055
VA2018:0031-01
VA2018:0032-01
Keihäs VA2019:0084
Pintamo VA2019:0088
Kainuun liuskevyöhyke 1 VA2019:0074
VA2018:0017-01
Kuhmo VA2021:0001
Ni F032
Co F040
Löytö VA2020:0090
Löytö 2 VA2020:0092
Löytö 3 VA2020:0093
Löytö 4 VA2021:0013
PGE R020
Kuusamo 4 VA2018:0054
VA2018:0054-02
1:483779 Y:7243056 X:708448

Fig.1. Location map showing landholdings of Laakso Minerals Oy comprising mining discoveries of Nickel Copper Platinum Group Elements (NiCuPGE) and diamondiferous kimberlites in Kuusamo Mining District of Finland.

Nickel Copper Platinum Group Elements properties

Laakso Minerals Oy is currently the largest landholder of mining rights for Nickel Copper Platinum Group Elements prospects in the Kuusamo Mining District. It possesses “reservation permit” landholdings on over 1200 square kilometers. Here is these list of “reservation” blocks:

Korpuajärvi VA2020:0034; 209,94 km2

Maunujärvi VA2020:0078; 58,89 km2

Korpivaara VA2021:0014; 204,702 km2

Mustavaara VA2021:0015; 740,828 km2

Geological background

The early Palaeoproterozoic (2500–2400 Ma) was a time of worldwide igneous activity, resulting in the formation of layered intrusions, mafic dyke swarms and volcanic formations on the cratonic areas of the Earth. The same igneous activity is also recorded in the Fennoscandian Shield, in the form of several layered intrusions, dykes and volcanic formations of different composition.

Landholdings of Laakso Minerals Oy cover a great part of the Koillismaa– Näränkävaara Intrusive Complex (Fig. 1), comprising the Koillismaa PGE-Ni-Cu, V metallogenic area, which is defined by the layered intrusions of the Koillismaa– Näränkävaara Complex and their immediate country rocks, in eastern Finland, about 150 km northeast of the city of Oulu (Fig. 1). The intrusive complex comprises the Koillismaa Intrusion, the Näränkävaara Intrusion, and a strong positive gravity anomaly (regarded as a major dyke at depth) that connects the western and eastern parts of the complex (Karinen 2012). The westernmost part of the complex (the Koillismaa Intrusion) consists of separate bodies that represent blocks of a single, sheet-like layered intrusion. These blocks straddle the boundary between the Archaean Eastern Finland complex and the Palaeoproterozoic Kuusamo schist belt, whilst the Näränkävaara Intrusion is surrounded by rocks of the Archaean basement complex. The layered intrusions of the Koillismaa–Näränkävaara Complex are mafic to ultramafic in composition and have an age of ca. 2.44 Ga (Alapieti 1982). The origin of the mineralization (Karinen, 2010) was triggered by emplacement of dykes of a new magma pulse into partially consolidated cumulates of the Koillismaa Intrusion. These dykes are presently represented by the non-cumulus textured gabbronorite bodies of the reef. The intruding magma was more primitive than that of the parental magma of the Koillismaa Intrusion and was saturated with ore-bearing fluid phase escaped from the magma upon emplacement in the form of late magmatic fluids, introducing PGE-Cu-Ni into host cumulates and recrystallizing them into mottled varieties. Sudden loss of volatiles from the intruding magma resulted in its supersaturation and related rapid crystallization to form the non-cumulus textured gabbronorite bodies.

Fig. 2. Generalized geological map of the northeastern part of the Fennoscandian Shield, showing the locations of early Palaeoproterozoic mafic-ultramafic intrusions (modified from Alapieti & Lahtinen 2002).

The Koillismaa-Näränkävaara Complex comprises the Näränkävaara Intrusion, the Koillismaa Intrusion and a strong positive gravity anomaly, which connects these distant eastern and western parts of the complex (Fig. 2). The strong positive gravity anomaly has been interpreted to reflect the location of a dyke or layered intrusion that acted as a feeder zone for the Koillismaa Intrusion magmas (Piirainen et al. 1978; Alapieti 1982).

Fig. 3. Geological map of the Koilismaa metallogenic area, the boundaries of which are marked here by a green line. The ”Gravity anomaly zone” (“Feeder Dyke”) is located inside the green boundary. The map is based on Karinen (2010).

Figure 4 shows the strong positive magnetic and gravity anomalies in connecting zone between the Koillismaa and Näränkävaara intrusions indicating the location of the “Feeder Dyke”, which is assumed to have been supplied the mafic-ultramafic magma with associated Ni-Cu-Co-PGE mineralization.

Fig. 4. Magnetic anomaly (a) and Bouguer gravity anomaly (b). Main roads are included on the map (red, yellow, and gray) and the acquired seismic profile is in purple. The maps are in KKJ3 coordinates.

The Canadian company Palladium One performs successful exploration works for Nickel-Copper-Platinum Group Elements within their Läntinen Koillismaa (3,674 hectares), Kostonjärvi (20,000 hectares) and Haukiaho permits, located in the adjacent territories of the Kuusamo mining district within the areas geologically identic to the abovementioned Laakso’s permits. The ore is represented by the high-tenor, palladium dominated sulphide (3Pd:1Pt), reaching 8.25 g/t and mainly exceeding 1 g/t of Palladium equivalent (Pd_Eq). The reported estimates of Palladium One show 635,600 Pd_Eq ounces of Indicated Resources (1.80 g/t Pd_Eq, 11 million tonnes) and 525,800 Pd_Eq ounces of Inferred Resources (1.50 g/t Pd_Eq, 11 million tonnes). Palladium Equivalent “Pd_Eq” is calculated using metal prices (in USD) of $1,100/oz for palladium, $950/oz for Platinum, $1,300/oz for Gold, $6,614/t for Copper and $15,432/t for Nickel.

Mineral systems

Just the strong positive gravity and magnetic anomaly, connecting the Koillismaa and Näränkävaara intrusions is expected to represent orthomagmatic Ni-Cu-Co-PGE as well as Cr-Ti-V-Fe mineral systems. With regard to orthomagmatic sulphide ores the anomaly is considered as an “input channel”, referring to the “tube” carrying the mafic-ultramafic magma. It can be described by the term “conduit”, which refers precisely to tube-like geometry and to which several orthomagmatic sulphide mineralizations have been associated throughout the world. Figure 5 shows the models of the deep structure of the area of positive gravity and magnetic anomaly, connecting the Koillismaa and Näränkävaara intrusions, showing the expected locations of sulphide mineralization zones.

Archean basemet complex (TTG)
a)
b)
Disseminated sulfides
Matrix sulfides
Semi-massive sulfides
Olivine gabbro (norite)
Gabbronorite
Dolerite
Taxitic marginal gabbronorite
Mineralized gabbronorite

Fig. 5. Models of the deep structure of the gravity and magnetic anomaly. Magma flow channel formations are currently understood to be favorable sites for Ni-Cu-Co-PGE ore formation. In Figures a and b, the different formation models of the gravity anomaly are presented (figure formulated according to Barnes et al. 2016).

Korpuajärvi concession of Laakso Minerals Oy covers a great part of the discussed above anomaly, which is expected to host the high-grade massive sulphides with Ni-Cu-PGE mineralization. Figure 6 shows the magnetic anomalies map of the “Feeder Dyke” with indicated Korpuajärvi and other Laakso Minerals Oy’s concessions, boundaries of which are marked by the red line, and the marked by the yellow line adjacent concessions of the Canadian company Palladium One (PDM One), where it has tested the extensive occurrence of high-grade Ni-Cu-PGE ore.

Fig. 6. Magnetic anomalies map showing the location of Korpuajärvi and other Laakso Minerals Oy’s concessions (boundaries marked by the red line) and the adjacent concessions of PDM One with confirmed by drilling extensive high-grade Ni-Cu-PGE mineralization (boundaries marked by the yellow line).

3 km hole

The mysterious gravity anomaly between Näränkävaara and the Koillismaa Intrusive Complexes during decades caused the great interest of scientists all over the World and the expectations of huge, massive sulphides with high-grade Ni-Cu-PGE mineralization occurrence. Therefore, the Geological Survey of Finland (GTK) announced in September 2020 that they will be drilling a 3km deep hole in southern Kuusamo, Finland.  The intention behind the ambitious exploit is to gain an understanding of the bedrock geology, and to facilitate deep-hole research for many disciplines such as survey technology, mineral systems, 3D modelling, geothermal energy, deep groundwater, and bedrock stability. The hole has been spud within the Korpuajärvi concession of Laakso Minerals Oy (Fig. 7). Recently the Geological Survey of Finland (GTK) took a decision to suspend for unknown time the further drilling of this hole for technical and financial reasons. Therefore, currently the main scientific and exploration data about the inferred ore occurrence, its depth and extension, is expected by Laakso to be obtained from the results the Seismic and Electromagnetic Methods for Deep Mineral Exploration Project ("SEEMS DEEP") Project, whose objective is development of a novel workflow integrating seismic and electromagnetic methods to address challenges of deep ore exploration. In case of obtaining the reliable data, confirming the ore occurrence within the area of Laakso’s Korpuajärvi permit, the company will undertake drilling of this hole till the planned total depth in order to penetrate the ore body.

Fig. 7. Bouguer anomaly map of the of Korpuajärvi concession of Laakso Minerals Oy with indicated location of the 3 km hole.

As it was earlier indicated by seismics (Fig. 8) the top of the ”Feeder Dyke” has been intersected by the borehole at depth of 1423m.

Fig. 8. Seismic profile showing the change of reflectivity at depth of around 1500 m. Borehole is shown by the red line.

At this depth the change of rocks from felsic to ultramafic took place, indicating the top of the ”Feeder Dyke” (Fig 9).

Fig. 9. Core from the top of the “anomaly zone”. Metamorphosed olivine-pyroxene-cumulate rock.

The bottom of the ”Feeder Dyke” is indicated by seismics at depth of about 3 km. Drilling of the borehole has been suspended for technical reasons on February 19, 2021, at depth of 1.7 km and drilling is expected to be resumed in the near future.

Palladium One activities in the Koillismaa Ni-Cu-PGE metallogenic area

Canadian company Palladium One (PDM One) is currently at the comprehensive stage of exploration of the Koillismaa Ni-Cu-PGE metallogenic area. It possesses two concessions adjacent to the Laakso Minerals Oy’s reservation permits (see Fig. 6). Their Läntinen Koillismaa (“LK”) concession borders the Maunujärvi concession of Laakso Minerals Oy from the west. Numerous exploration boreholes drilled by PDM One within this concession showed the disseminated intrusive marginal style mineralization with high-tenor, palladium dominated sulphide (3Pd:1Pt). At 100% sulphide the rocks contain ~84 g/t PGE (including ~58 g/t Pd), ~13% Cu and ~10% Ni. Preliminary metallurgical work indicates saleable concentrate by bulk floatation. Final concentrate is grading 11.4% Cu, 4.5% Ni, 36.3 g/t Pd, 4.6 g/t Au and 7.8 g/t Pt. The obtained final concentrate grades of 16-17% Cu+Ni. Unoptimized recoveries demonstrate scope for improvement. Rougher: 86% Pd, 72% Pt, 85% Au, 95% Cu and 56% Ni, cleaner: 73% Pd, 56% Pt, 78% Au 91% Cu and 48% Ni. MgO content is below 4%, which provides no smelter penalty. 1.6% final concentrate mass pull provides low shipping cost to smelter. PDM One extends its exploration drilling in the east direction towards the Maunujärvi concession of Laakso Minerals Oy. Each hole shows the extension of the high-grade ore occurrence eastwards thus confirming the prospects of the latter.

Other Laakso Minerals Oy’s reservation permits in the Kuusamo Mining District, Korpivaara and Mustavaara, whose area exceeds 940 km2, comprise numerous magnetic features similar to the one within the Läntinen Koillismaa concession of PDM One, where the extensive occurrence of high-tenor, palladium dominated sulphide occurrence has been confirmed (see Fig. 6), thus showing a high possibility of new discoveries of this type.

SEEMS DEEP Project

The unique possibility to investigate the mysterious “Feeder Dyke” in the Kuusamo Mining District of Finland, the international interest to whose geological structure and expected mineral systems with a tremendous mining potential has been enhanced by drilling by the Geological Survey of Finland (GTK) of the 3 km hole targeting to penetrate the strong magnetic and gravity anomaly, has stimulated the leading scientific and industrial institutions to initiate an international research project to the ERA-MIN-3 Joint Call 2021 on comprehensive study of the Korpuajärvi concession of Laakso Minerals Oy using the innovative scientific-research methods, approaches and ideas.

ERA-MIN3 is a global innovative pan-European network of 24 European and non-European research funding organizations, aiming to continue strengthening the mineral raw materials community through the coordination of research and innovation programs on non-fuel raw materials (metallic, construction, and industrial minerals). Officially launched on the 15th of January 2021, counts with an indicative budget of €19.5 Million. The Seismic and Electromagnetic Methods for Deep Mineral Exploration Project ("SEEMS DEEP"), has officially commenced since May 1, 2022. It has been selected for financing by the referees after a strong competition of 146 pre-proposals for its scientific excellence, impact and implementation. The total budget of the Project is € 2,182,518. It is a 3-year Project (1.5.2022- 30.4.2025) funded by ERA-MIN3 Program of the EU entitled Raw materials for the sustainable development and the circular economy, Topic 1: Supply of raw materials from exploration to mining. The goal of the SEEMS DEEP Project is development of a novel workflow integrating seismic and electromagnetic methods to address challenges of deep ore exploration. GESI participates in the SEEMS DEEP Project through its wholly owned Finnish subsidiary Laakso Minerals Oy and is a part of the Consortium, which includes the Geological Survey of Finland (GTK), Uppsala University (Sweden), Bureau des Recherches Géologiques et Minières (France), Institute of Geophysics (Polish Academy of Sciences), Geopartner Geofizyka (Poland), GRMServices (Finland), IRIS Instruments (France) and Laakso (Finland), as well as Geopool (Finland), which cooperates with Laakso in all its Finnish projects. A significant amount of work has been performed by the Participants since the beginning of the Project (May 1, 2022). All the pre-existing geological and geophysical data, including the petrophysical analysis of the drillcore from the Koillismaa deep hole, which has been drilled by the Finnish Government within the Laakso’s Korpuajärvi permit area, have been analyzed by the representatives of GTK, Geopool and Laakso, which resulted in creation of the initial Geomodel of the study area. Currently, the preparations for the field work, which is planned from August 14 to September 3, 2023, are being performed. The geophysical survey design and instrumentations are being prepared by the Participants. The work on permitting, logistics and general organizational activities are being carried out by SEEMS DEEP Partners, including GESI’s Finnish subsidiary Laakso Minerals Oy. 25. We note your statement that "[a] large portfolio of concessions possessed by Laakso

The suggested by the Consortium, Laakso Minerals Oy being one of its members, project SEEMS DEEP (Seismic and Electromagnetic Methods for Deep mineral exploration) within the ERA-MIN3 is addressing the challenge of high costs of mineral exploration as well as poor success rates in discovering new deep-seated ore deposits through development of a novel workflow integrating seismic and electromagnetic (EM) methods. The members of the Consortium BRGM, GTK, Uppsala University and companies GRM Services and IRIS will be testing new light weight low-cost EM sensors while Institute of Geophysics PAS, GTK and Geopartner Geofizyka Ltd will acquire seismic data in the exploration area reserved by Laakso Minerals Oy. The test area of SEEMS DEEP is the Koillismaa Layered Igneous Complex that has a high potential to host several minerals from the EU critical raw material list, including Nickel and Cobalt and Platinum Group Metals. The project will benefit from petrophysical measurements from the 3 km deep drill hole and other background data enabling the construction of an initial geomodel to be used for optimization of the exploration works. The SEEMS DEEP workflow aims to substantially improve geomodels that will enable better decisions in exploration drilling which in turn will lead to decreased cost and lower environmental impact. Its ambition is to produce high-confidence earth models that add more value to the exploration project than several drill holes that might miss the exploration target and provide only point-like data.

SEEMS DEEP will acquire seismic reflection profiles to achieve large scale information about the geological architecture of the study area, while 3D seismic and EM surveys provide more detailed information about the target. The Koillismaa deep drill hole provides unique geological and petrophysical data that will be used as boundary conditions for the EM and seismic modelling as well as empirical relations between resistivity and seismic velocity. Feedback from these surveys will help to define best practices to industry in terms of successful discovery of new and high-grade deposits of Nickel and Cobalt and Platinum Group Metals at greater depths within the reservation area of Laakso Minerals Oy.

SEEMS DEEP brings together industrial partners, research organizations and universities from four different countries, Finland, Sweden, France, and Poland. The Consortium coordinator, GTK, has resources of geological and geophysical data of essential importance for this project. Here is the list of the partners of the SEEMS DEEP consortium:

 Canadian Company Mira Geoscience was invited to join the Consortium and to implement their software into the Project. Mira Geoscience has developed software which efficiently interprets a set of geophysical data into a model of the ore body with the recommended location and structure of the mine for the most efficient development of the field. For formal reasons Mira Geoscience cannot directly join the Consortium, but is ready for cooperation in the project by sharing their software, being interested in its implementation in such a unique case study, testing it using the new innovative deep exploration techniques and working jointly with the world-class, cutting-edge scientists.

Five work packages (WP) are currently almost fully developed to be to be submitted within the Final Proposal. WP1: Geomodelling, includes petrophysical studies and geological interpretation of existing data prior to WP2 & WP3, updating models during course of the project and construction of final geomodel. WP2: Survey and instrumentation design, includes modeling and simulation how to make efficient field work campaign and the forward modeling, takes decisions about right kind instrument and their layout. WP3: Field acquisition, includes implementing plans of WP2, simultaneous acquisition of both seismic and EM data, 2D seismic reflection profiles and a small 3D seismic cube as well as RMT, AMT, ERT/IP, CSEM, CDAMT measurements. WP4: Joint imaging, includes utilization of EM data in seismic processing and vice versa as well as integration of data for WP1.

WP5: Coordination and dissemination:

Geological Survey of Finland / GTK (coordinator) will provide resources of geological and geophysical data of essential importance for this project. GTK has been participating and leading several ERA-MIN and other EU funded projects.

Bureau des Recherches Géologiques et Minières / BRGM (France) is France’s reference public institution for Earth Science applications in the management of surface and subsurface resources and risks. One of the key activities of BRGM is related to mineral resource assessment. The Geophysics group of BRGM provides support for this activity by performing state-of-art research and development in EM and seismic methods.

Institute of Geophysics, Polish Academy of Sciences / IG PAS is the leading Polish research institution on the physics of the Earth. Themes related to the solid earth comprise a broad range of activities focused on the development and application of novel seismic imaging techniques, especially those based on the full recorded wavefield, which is of crucial importance to SEEMS DEEP.

Uppsala University / UU develops multi-dimensional forward and inverse modelling methods, using 3D finite and spectral elements and incorporating seismic and borehole logging constraints, as well as time-series processing.

IRIS instruments, France is a subsidiary of BRGM, a geophysical equipment manufacturer. Underpinned by in-house expertise, IRIS Instruments provides innovative geophysical systems and solutions devoted to mineral exploration.

GRM-Services, Finland is a highly capable company in EM data acquisition, processing and interpretation providing efficient means to apply methods developed within the project to various exploration sites all over Europe Geopartner Geofizyka is involved in acquisition of seismic data for mineral exploration, as well as integration of seismic and non-seismic data in numerous countries.

Laakso Minerals Oy: SEEMS DEEP experiments will be conducted in the concession of Laakso Minerals providing insight of an exploration company to the consortium.

Total budget of the Project is 2 182 518 €.

Presently SEEMS DEEP proposal has passed 1st stage of ERA-MIN Joint call. The project has been recognized as a highly competitive. It is within 48 out of 146 pre-proposals which have been selected for stage 2. The referees have given excellent reviews of the proposal: scientific excellence 15/15 points; impact 13/15 points; implementation 14/15 points.

Due to the Russian military invasion of Ukraine we have suspended all activities in Ukraine, including the Transcarpathian gold project, indefinitely until further notice.

Diamond properties

The Archaean Karelian Craton is prospective for diamondiferous kimberlites due to good conditions for diamond preservation: low geothermal gradient and thick lithosphere. The craton is considered under-explored for kimberlites and lamproites. 25 classical diamondiferous kimberlite occurrences discovered so far in the Kuopio and Kaavi clusters. They are similar to the kimberlites of South Africa. Intrusion styles range from dykes up to 700 m x 30 m in size to nearly circular diatremes up to 400 m2 . Age c. 600 Ma (O’Brien et al. 2005). The concessions of Laakso Minerals Oy, comprising the diamondiferous kimberlites, occur at a distance of about 200 km from the Lomonosov and Grib diamond fields of Russia, which belong to the World’s largest diamond occurrences.

Presently Laakso Minerals Oy has obtained two reservation permits with diamondiferous kimberlites occurrence: Kolkonjärvi VA2021:0010 206,65 km2 and Kylmälahti VA2021:0009 17,22 km2. The map of Kolkonjärvi reservation permit is shown at Fig. 10.

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WMS Peruskartta © Maanmittauslaitos 2021

Legend

Reservation application area

geopool

Laakso Minerals Oy
Tenement: Kolkonjärvi
Location: Kuusamo - Taivalkoski - Suomussalmi

0 5 10 km

Coordinate system: ETRS - TM35FIN
Scale: 1 : 100 000
16.02.2021
Ab Scandinavian GeoPool Oy

Fig. 10. The map of Kolkonjärvi reservation permit of Laakso Minerals Oy

It includes 4 diamondiferous kimberlites occurrences in a single permit (Fig. 11). The fifth one shown at the figure, Kattainsenvaara diamond occurrence, is not included, because it occurs within the protected hiking area.

Fig. 11. Location of kimberlites occurrences in Kolkonjärvi reservation permit of Laakso Minerals Oy

The map of Kylmälahti reservation permit is shown at Fig. 12.

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WMS Peruskartta © Maanmittauslaitos 2021

Legend

Reservation application area

Laakso Minerals Oy
Tenement: Kylmälahti
Location: Kuopio - Siilinjärvi

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Coordinate system: ETRS - TM35FIN
Scale: 1 : 50 000
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Fig. 12. The map of Kylmälahti reservation permit of Laakso Minerals Oy

It includes 6 diamondiferous kimberlites occurrences in a single permit shown as orange spots at the map.

Laakso Minerals Oy has submitted an application for the Käsmäjärvi exploration permit ML2021:0021; 0,9512 km2. The location map of this concession is shown at Fig. 13.

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Legend
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Current Laakso Minerals reservations
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Laakso Minerals Oy
Tenement: Käsmäjärvi
Location: Kuusamo

0 2 4 km

Coordinate system: ETRS - TM35FIN
Scale: 1 : 50 000
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Fig. 13. The location map of Käsmäjärvi exploration permit

It is expected to be granted within the nearest months. Käsmäjärvi kimberlite occurrence was discovered in 2005. It comprises 3 diamondiferous kimberlite pipes. Detailed ground magnetic survey has been performed within this concession and 10 diamond drill holes (tot. 306 m) have been drilled, 6 of which intersected kimberlite. Fig. 14 shows 3 kimberlite pipes reflected as magnetic anomalies within the Käsmäjärvi concession.

Fig. 14. Ground magnetic anomalies showcasing kimberlite pipes 45 and 47 of the Käsmäjärvi area

A large portfolio of concessions possessed by Laakso Minerals Oy in Finland, their great mining potential and the extensive exploration work plans allow expecting successful exploration works with a consequent generation of significant profit for GESI. After the preliminary 2-year work within the reservation permits, during which no invasive methods were allowed, Laakso has selected and delineated the most prospective areas of the initial reservation permits to be converted into a total of 15 exploration permits. For the seven Korpuajärvi exploration permits with a total area of 209 km2 a 3-year research program has been elaborated within the framework of the SEEMS DEEP Project. Financing of around Euro2.2 million is provided by the European Union. The results of these 3-year exploration works will allow Laakso to specify its further exploration and financial activities within this area. For the rest exploration permits the exploration plans and the corresponding pre-feasibility studies are currently being elaborated to be ready by the time of granting the exploration permits, which usually takes 6 to 10 months. Any field development plans or reserves estimate reports at this initial exploration stage are not appropriate, because they will be based on the results of the future exploration works.

References

Alapieti, T. T. & Lahtinen, J. J. 2002. PlatinumGroup Element Mineralization in the Layered Intrusions of Northern Finland and the Kola Peninsula, Russia. In: Cabri, L. J. (ed.) The Geology, Geochemistry, Mineralogy and Mineral Beneficiation of Platinum-Group Elements. Canadian Institute of Mining, Metallurgy and Petroleum, Special Volume 54, 507–546.

Karinen, T. 2010. The Koillismaa Intrusion, northeastern Finland – evidence for PGE reef forming processes in the layered series. Geological Survey of Finland, Bulletin 404, 176 p

T. Karinen, 2012. In: Eilu, P. (ed.) 2012. Geological Survey of Finland, Special Paper 53, 299–301.

Piirainen, T., Hugg, R., Aario, R., Forsström, L., Ruotsalainen, A. & Koivumaa, S. 1978. Koillismaan malmikriittisten aluiden tutkimusprojektin loppuraportti 1976. Geological Survey of Finland, Report of investigation 18. 51 p.

O’Brien, H., 2015. Kimberlite-hosted diamonds in Finland. In Maier, W.G., Lahtinen, R., O’Brien, H., Mineral deposits of Finland, pp. 345– 368.

b) Arbitration and Litigation Assets

The second Assets is referred to the Arbitration and Litigation Assets as it refers to assets that the company has acquired via its acquisition of a dormant company, the right to arbitration award rights in a potentially very large multi-billion-dollar arbitration proceeding. The proceedings have only been slowed due to the COVID-19 pandemic, but the award is being fought and the company expects to commence settlement discussions within this fiscal year.

Historical Background:

1) In summer 2020 General European Strategic Investments Inc. (“GESI“) amalgamated with Swiss based ZB Capital AG. One of the main assets of ZB Capital AG has been (and still is) a big portfolio of litigation assets against

a) The Slovak Republic – a full member of the European Union, and

b) A large multi-billion-dollar lawsuit against one of Europe´s largest construction material company conglomerate, BAUMIT and Schmid Industrieholding GmbH („SIH“) of Wopfing, Austria.

The litigation against the Slovak Republic is a large Arbitration case at the World Bank´s ICSID department, which arose from the Slovak Republic´s illegal expropriation of EuroGas-Rozmin‘s Gemerská Poloma talc license covering mining rights of the huge Gemerská Poloma ore body in the Slovak Republic, ranked as the 3rd largest talc orebody in the world.

Originally the license was owned by Rozmin s.r.o., a wholly owned subsidiary of the Salt Lake City - Utah, USA based EuroGas Group. After the Slovak Republic illegally and corruptively took the license away from Rozmin s.r.o. at the end of 2004, Rozmin successfully went to court in the Slovak Republic and sued the Slovak Republic in Slovak courts obtaining 3 final non-appealable judgements of the Supreme Court of the Slovak Republic, the Highest Slovakian Court in favor of Rozmin.

Despite these three non-appealable final judgements of the The Highest Slovakian Court in favor of EuroGas-Rozmin the corrupt Slovakian Supreme Mining Department HBU refused to reinstate Rozmin’s talc mining license.

In February 2008, May 2011 and March 2013 the Supreme Court of the Slovak Republic approved of Rozmin´s legal proceedings against the Slovak Republic in full. Despite this incredible success of EuroGas-Rozmin in Slovakian Courts, the corrupt Slovak Supreme mining office („HBÚ“) refused to return the talc mining license for one of the largest talc deposits in the world to its rightful owner Rozmin s.r.o. and transferred it illegally and – in the opinion of EuroGas-Rozmin - corruptively to the Austrian BAUMIT- Schmid Industrieholding GmbH („SIH“) Group without a tender, as required by Slovak and international law.

Rozmin and its US parent company EuroGas Inc. of Salt Lake City – Utah immediately started international Arbitration proceedings at the World bank´s ICSID department in Washington D.C. in June 2014 under the Arbitration File Nr. ICSID ARB:14/14.

In 2015 the Slovak Republic unsuccessfully commenced a separate lawsuit against EuroGas Inc. in the Utah Courts with the aim to gain control over EuroGas Inc. and Rozmin s.r.o.

This attempt ended in a disaster for the Slovak Republic, as the US courts turned down the Slovak Republic’s request in full and awarded EuroGas Inc. and Rozmin s.r.o. with a dramatic historical victory over the Slovak Republic, confirming amongst others, that the talc mining rights of the huge Slovakian Gemerska Poloma orebody belong to EuroGas and Rozmin „NUNC PRO TUNC“ ( Translation : „NOW AND ALWAYS BEFORE“) .

The Slovak Republic immediately filed an appeal with the US Appeal Court but lost out. After that the Slovak Republic filed another appeal in the Highest US Appeal Court of the 10th Circuit, however lost again, with final judgement of January 4, 2019, in favor of EuroGas-Rozmin. After this loss the Slovak Republik threw in the towel and didn’t proceed further to the US Supreme Court anymore and the Final Judgement in favor of EuroGas-Rozmin became legally binding.

The ICSID tribunal of EuroGas Inc.-Rozmin´s arbitration proceedings against the Slovak Republic unfortunately didn’t wait for the outcome of the US proceedings and decided 1 ½ years earlier, in August 2017, that due to a formality mistake that it has no jurisdiction over EuroGas – Rozmin and declared the arbitration proceedings of EuroGas vs. Slovak Republic a tie without a winner or a loser and both parties had to share their own court costs.

When the 10th Circuit Appeal Court of the United States of America decided against the Slovak Republic on January 4, 2019, EuroGas Inc. immediately notified and informed the President of the Slovak Republic, the Honorable Madam Zuzana Čaputová, that EuroGas and Rozmin will bring new international ICSID arbitration proceedings against the Slovak Republic.

Due to the start of the worldwide COVID 19 pandemic in February 2020 EuroGas Inc. could not commence new arbitration proceedings against the Slovak Republic for over 2 years. In addition to this EuroGas Inc. was not able to raise the necessary financial backing due to the year-long legal proceedings in order to commence new arbitration proceedings against the Slovak Republic.

2) In summer 2020 the management of GESI made an offer to EuroGas Inc. to take over EuroGas Inc´s wholly owned Swiss based subsidiary ZB Capital AG, which had earlier acquired 80% of EuroGas-Rozmin’s legal rights, including EuroGas-Rozmin’s legal rights in the pending Arbitration against the Slovak Republic and against Austria’s Schmid Industrieholding (SIH) as (illegal) successor of the Gemerska Poloma talc rights in the Slovak Republic.

GESI provided EuroGas and its wholly-owned Swiss subsidiary ZB Capital AG with a firm commitment to fully finance EuroGas Inc´s arbitration proceedings against the Slovak Republic and the lawsuits against Austrians BAUMIT- Schmid Industrieholding GmbH („SIH“), the illegal holder of EuroGas-Rozmin´s former talc mining license at Gemerská Poloma for receiving a total consideration of 80% net from the final judgements against the Slovak Republic and against Austria’s Schmid Industrieholding (SIH).

After having received the final commitment from GESI the EuroGas Group immediately mandated the US law firm Baker and McKenzie of Chicago Ill. as its main law firm to commence arbitration proceedings together with the EuroGas Group‘s Utah solicitors against the Slovak Republic and to file criminal charges against Austria´s BAUMIT-Schmid Industrieholding GmbH („SIH“), its owners and management.

GESI agreed to fund EuroGas Inc´s total arbitration proceedings against the Slovak Republic and all the lawsuits against BAUMIT- Schmid Industrieholding GmbH („SIH“) for consideration of receiving an 80% net interest from any future Arbitration award or Final Judgement from the criminal proceedings against Austria’s Schmid Industrieholdings (SIH).

3) Relaying upon the financial assurances and undertakings of GESI, EuroGas Inc. has actively commenced all preparations for the new ICSID arbitration proceedings against the Slovak Republic, as well as has taken legal steps against BAUMIT-Schmid Industrieholding GmbH („SIH“) in Austria and the Slovak Republic.

On or about June 9, 2022, the Slovak law firm for EuroGas - Rozmin s.r.o., Dr. Kvašnica and Partners, has delivered a large criminal complaint to the Attorney General‘s Office of the Slovak Republic and has asked the General Attorney of the Slovak Republic to investigate the alleged wrongdoings of SIH and eventually file criminal charges against the BAUMIT-Schmid Industrieholding (SIH) Group of Wopfing, Austria on behalf of Rozmin s.r.o., EuroGas‘ Slovak mining arm.

Simultaneously, Salt Lake City based EuroGas Group, through its Austrian subsidiary EuroGas GmbH, of Vienna Austria, has also filed also a separate massive criminal complaint against the BAUMIT-Schmid Industrieholding („SIH“) group with Austria’s Anti Corruption Attorney General’s Office „WKStA“ in Vienna Austria.

Based on the historical background of the legal background of both litigation cases GESI and EuroGas as well as its US based legal team consider the chances to win both Litigation Assets as excellent.

Roman Kvasnica a partneri s.r.o.

Law firm with registered office:

Žilinská cesta 130, 921 01 Piešt'any

Tel.: 033/7622959, e-mail: kvasnica@kvasnica.sk

IČO: 36 866 598, DIČ: 2022969542, IČ DPH: SK2022969542

entry in the Commercial Register of the District Court of Trnava, Section: Sro, Entry No. 24959/T

REGIONAL POLICE HEADQUARTERS IN BANSKÁ BYSTRICA

Criminal Police Department

Ul. 1. Mája 9

974 01 Banská Bystrica

In Piešt'any on 7.2.2023

Ref: ČVS:KRP-6/2-VYS-BB-2023

SUBJECT: Quantification of damages to Rozmin s.r.o. to CRS:KRP-6/2-VYS-BB-2023

Roman Kvašnica and Partners s.r.o. is the legal representative of the company

Rozmin s.r.o. on the basis of a written power of attorney dated 20.09.2022 (copy attached).

The Criminal Police Department of the KR PZ in Banská Bystrica is currently conducting an investigation suspicion of the offence "Abuse of power of a public official" according to § 326 par. 1, par. 4 letter b/ of the Criminal Code.

In this case, the investigator of the KR PZ in Banská Bystrica invited the company Rozmin s.r.o. to quantify the damage caused by the Main Mining Authority Banská Štiavnica as the appellate authority in the case by a decision of 01.08.2012, which confirmed the first instance decision of 30.03.2012 of the OBÚ Spišská Nová Ves.

On behalf of Rozmin, s.r.o., we submit the following on the basis of the request of the Regional Directorate of the Police Corps in Banská Bystrica dated 30.1.2023, to the investigator of the Police Department mjr. Mgr. Olga Miniarikova, the following quantification of the damage:

The damaged Rozmin s.r.o. quantified the damage caused by the Main Mining Authority Banská Štiavnica as the appellate authority at EUR 13 billion. This amount is justified by the fact that the talc deposit in question is estimated to contain 1,6 million tonnes of talc and the expert estimate is that there are a further 15 million tonnes of talc lying deeper in the mountain. This implies a value of approximately EUR 1 billion for 1 million tonnes of high-quality raw talc. At 16 600 000 tonnes, this would mean a value of approximately EUR 16,6 billion. These quantities of talc in the deposit in question are disclosed in a video on www.eurotalc.sk/eurominerals/company-presentation.

Yours sincerely

Rozmin s.r.o.

Legal representative: Roman Kvasnica a partneri s.r.o.

JUDr. Roman Kvasnica, lawyer and managing partner

Attachment: Power of Attorney dated 20.09.2022

After having filed a criminal complaint by the GESI-EuroGas consortium on June 6, 2022, against Austrian building material tycoon Robert Schmid, his Austrian companies Schmid Industrieholding, Baumit GmbH and Eurofillers GmbH, as well as against Schmid‘s Slovak talc mining company Eurotalc, the Slovak General Attorney‘s Office began its investigations.

Parallel to the criminal investigations against the Schmid Group by the Slovak General Attorney’s Office and the Slovak Police, our Slovak lawyers have successfully negotiated with the Court of Bratislava to lift the illegal and criminal bankruptcy proceedings, which the Schmid Group had initiated against Rozmin, the Slovak mining arm of the EuroGas Group, back in 2014.

On January 26, 2023, the Bratislava Court approved by final judgement the payments to certain Rozmin creditors by GESI-EuroGas and we expect now that Rozmin will come out of bankruptcy officially soon.

Once finalized the GESI-EuroGas consortium plans to bring forward a damage lawsuit against the Schmid Group in US courts.

The lifting of Rozmin‘s bankruptcy status is therefore of utmost importance to the GESI-EuroGas consortium.

c)	Waste Management

In addition, GESI owns a 49%-interest in ColdPro LTD. (ColdPro), a private UK company specializing in waste management in the UK. ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

 Competition

The market for rough diamonds is subject to strong influence from the world's largest diamond producing company, De Beers, of South Africa, and from The Diamond Trading Co., (formerly known as the Central Selling Organization), a marketing agency controlled by De Beers.

Palladium One and other nickel copper platinum mining operators have larger concessions than ours and greater resources for production.

In addition, there are a number of larger waste management companies in the UK including Biffa, Business Waste, CheaperWaste, FCC Environment, Ribbex, Suez, SWR, The Waste Company, Veolia and Viridor.

Regulation

The current and anticipated future operations of the Company, including development activities and commencement of production on its properties, require permits from various federal, territorial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. The Company's exploration activities and its potential mining and processing operations are subject to various laws governing land use, the protection of the environment, prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, mine safety and other matters.

Such operations and exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company obtain permits from various governmental agencies. The Company believes it is in substantial compliance with all material laws and regulations which currently apply to its activities. There can be no assurance, however, that all permits which the Company may require for construction of mining facilities and conduct of mining operations will be obtainable on reasonable terms or that such laws and regulations, or that new legislation or modifications to existing legislation, would not have an adverse effect on any exploration or mining project which the Company might undertake.

Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violation of applicable laws or regulations. The amount of funds required to comply with all environmental regulations and to pay for compensation in the event of a breach of such laws may exceed the Company's ability to pay such amount.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation of existing or new laws, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large-accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of January 12, 2023, we have no employees, but have five (5) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 6605 Grand Montecito Parkway, Suite 100, Las Vegas, NV 89149 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2022, and unaudited financial statements as of March 31, 2023, that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements, and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 6.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

General European Strategic Investments, Inc. possesses 2 large assets, with growth potential within the next 12-24 months. These are referred to as the following:

c. The Finland Exploration Assets

d. The Arbitration and Litigation Assets

The Finland assets consists of The Laakso Project which is 100%-owned by GESI’s wholly owned Swiss subsidiary, ZB Capital AG. GESI is the largest reservation permit holder in Finland’s prolific Kuusamo Mining District holding approx. 1200 square Kilometers of reservation permits and reservation permit applications as well as exploration permits, and reservation permits for 11 diamondiferous kimberlite structures.

The second Assets is referred to the Arbitration and Litigation Assets as it refers to assets that the company has acquired via its acquisition of a dormant company, the right to arbitration award rights in a potentially very large multi-billion-dollar arbitration proceeding. The proceedings have only been slowed due to the COVID-19 pandemic, but the award is being fought and the company expects to commence settlement discussions within this fiscal year.

In addition, GESI owns a 49%-interest in ColdPro LTD. (ColdPro), a private UK company specializing in waste management in the UK. ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

Liquidity and Capital Resources

As of March 31, 2023, we had current assets of $59,957, consisting of $8,417 in cash and $51,540 in prepaid expenses, receivables, and deposits. Current liabilities on March 31, 2023, totaled $836,240.

We anticipate that we will receive sufficient proceeds from investors through this offering ($20,000,000), to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the Company will receive increasing revenues from operations in the coming year; however, since the Company has a short history of revenues, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 66%, and 33%. As the Company’s expenses are relatively stable, unless additional licensed products are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2023 and 2024 through sales of equity, debt, and convertible securities, if it is deemed necessary.

GESI has no intention in investing in short-term or long-term discretionary financial programs of any kind.

GESI’s returns from its litigation projects are contingent and that the resolution of such matter may not result in cash flows necessary to meet your short- and long-term cash needs.

Results of Operations

For the fiscal years ended December 31, 2022, and December 31, 2021, the Company recognized no revenues. For the three months ended March 31, 2023, there were no revenues. There are currently no active operations that generate revenues.

For the fiscal year ended December 31, 2022, the Company incurred total loss from operations of $753,577, which consisted of $753,577 in general and administrative expenses. This compares to the fiscal year ended December 31, 2021, where the Company incurred total loss from operations of $4,627,536, which consisted of $4,627,536 in general and administrative expenses. Operating losses year over year decreased as no new projects were commenced and the additional costs due to the conflict between Ukraine and Russia had caused operations and access to cease.

During the year ended December 31, 2022, the Company used net cash of $(748,974) in operations, $(602,628) used in investing activities, and $3,956,624 was provided by financing activities. During the year ended December 31, 2021, the Company used net cash of $(4,645,775) in operations, used $(37,762) in investing activities, and $317,422 was provided by financing activities.

For the three months ended March 31, 2023, and March 31, 2022, the Company recognized no revenues.

For the three months ended March 31, 2023, the Company incurred total operating expenses of $132,862, which consisted of $132,862 in general and administrative expenses. This compares to the three months ended March 31, 2022, where the Company incurred total operating expenses of $143,551, which consisted of $143,551 in general and administrative expenses.

For the three months ended March 31, 2023, the Company had a loss applicable to common shareholders of $(133,135) or $(0.00) per common share basic and diluted, as compared to a loss applicable to common shareholders of $(143,551) or $(0.00) per common share for the three months ended March 31, 2022.

During the three months ended March 31, 2023, the Company used net cash of $(63,070) in operations, earned $0 from investing activities, and $0 was provided by financing activities. During the three months ended March 31, 2022, the Company earned net cash of $541,806 from operations, used $(6,005,000) from investing activities, and $6,005,370 was provided by financing activities.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenues of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading "Results of Operations" following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

We set forth below those material accounting policies that we believe are the most critical to an investor’s understanding of our financial results and condition and that require complex management judgment.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties, and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The company recognizes revenue under ASC 605 “Revenue Recognition.” Revenue is recognized when it is invoiced to the customer.

On June 3, 2020, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update as a limited deferral of the effective dates of the following Updates (including amendments issued after the issuance of the original Update) to provide immediate, near-term relief for certain entities for whom these Updates are either currently effective or imminently effective:

Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (Revenue)

Accounting Standards Update No. 2016-02, Leases (Topic 842) (Leases).

Revenue

On May 28, 2014, the Board issued Update 2014-09, with an effective date for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, for public business entities, certain not-for-profit (NFP) entities, and certain employee benefit plans. The effective date for all other entities was for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018.

In August 2015, the Board issued Accounting Standards Update No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendments in that Update deferred the effective date of Update 2014-09 for all entities by one year. Public business entities, certain NFP entities, and certain employee benefit plans were required to apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities were required to apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Early adoption was permitted.

The amendments in this Update defer, for one-year, the required effective date of Revenue for entities, that are not public business entities, that have not yet issued their financial statements (or made financial statements available for issuance) reflecting the adoption of Revenue. Those entities may elect to adopt the guidance for annual reporting periods beginning after December 15, 2019, and for interim reporting periods within annual reporting periods beginning after December 15, 2020.

Leases

In February 2016, the Board issued Update 2016-02, which was effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for public business entities; NFP entities that have issued, or are conduit bond obligors for, securities that are traded, listed, or quoted on an exchange or an over-the-counter market (referred to as public NFP entities); and employee benefit plans that file or furnish financial statements with or to the U.S. Securities and Exchange Commission. For all other entities, Leases was effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020.

In November 2019, the Board issued Accounting Standards Update No. 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates. The amendments in Update 2019-10 deferred the effective dates for Leases for entities in the “all other” category by an additional year. Therefore, Leases was effective for all other entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early application was permitted. The deferrals were provided in response to feedback from stakeholders and the Board’s monitoring of the implementation of major Updates, which provided a greater understanding of the implementation challenges encountered by all types of entities when adopting a major Update.

The amendments in this Update defer the effective date of Leases for private entities (the “all other” category) to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Additionally, the amendments defer the effective date of Leases to fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, for NFP entities that have issued or are conduit bond obligors for securities that are traded, listed, or quoted on an exchange or an over-the-counter market that have not yet issued financial statements (or made financial statements available for issuance). Early application continues to be permitted, which means that an entity may choose to implement Leases before those deferred effective dates.

Acquisition cost of the Laakso Project in Finland was based on the companys stock price at the time (appropriately discounted for being restricted stock) and fair market value of the project based upon managments judgement of similar sales.

OUR MANAGEMENT

Executive Officers and Directors

Name	Age	Position

Wolfgang Rauball	76	President, CEO & Director

Christopher Malone	61	Secretary, CFO & Director

Kyle Appleby	47	Treasurer & Director

Robert Seguin	62	VP & Director

Yuriy Koltun	66	Director

Directors, Executive Officers, Promoters and Control Persons

Wolfgang Rauball, Age 76, President, CEO & Director

From 1975 to date Mr. Rauball has been working as a mining geologist and mining financier-consultant for public companies in Canada, USA, and Europe. He is involved actively in numerous mining and oil & gas companies as a shareholder and a director and officer in Canada, USA, Brazil, Peru, and Europe with a long track record of major mining and oil & gas ventures, having held in the past and still presently holding numerous directorship positions in mining and oil & gas companies in Canada, USA, and Europe. Mr. Rauball has been a Director and CEO of GESI since September 2020. Due to his mining experience Mr. Rauball is particularly suited for the Board of Directors.

 Christopher Malone, Age 61, Secretary, CFO & Director

Mr. Malone has been active in the industry for many years including at Clear Street Canada Inc, (February 2022 – Present) CFO (Contract), General European Strategic Investments Inc. (February 2022 – Present) Director (Contract), Trinity Resources (February 2022 – Present) CFO and Director (Contract), Velocity Trade Capital Ltd. (January 2022 – Present) CFO (Contract)

Vyre Network (December 2021 – Present) CFO (Contract), Sterling Group Consultants Inc. (January 2018 – Present) Partner (Not Active), Deenar Securities Ltd. (July 2017 – Present) - CFO (Contract). Mr. Malones education includes Canadian Securities Institute – Partners Directors Officers Certification, Canadian Securities Institute – Canadian Securities Course Certification

Canadian Securities Institute – CFO Qualifying Certification, Canadian Securities Institute – Conduct & Practices Handbook Certification, Chartered Professional Accountants – CPA, CMA (1991), The University of Western Ontario (London) - B.A., Finance and Economics (1983). Due to his securities market experience Mr. Malone is particularly suited for the Board of Directors of a publicly traded company.

Kyle Appleby, Age 47, Treasurer & Director

Mr. Appleby is a Chartered Professional Accountant with extensive finance, accounting, and compliance experience in diverse industries including Crypto, Cannabis, Esports, Technology, Telecom, Junior Mining, Investment Funds, Food, and others. Proven ability to improve operations, impact growth, maximize profits and meet tight deadlines. Hands on experience in management, working with board of directors, banks, lawyers, auditors, and Regulatory bodies. Have worked with over 20 public companies across a variety of exchanges including NEO, TSX, TSXV, CSE, AIM and OTC. From 2007 until present he has acted as Chief Financial Officer – Independent Chartered Professional Accountant specializing in providing a comprehensive range of Financial, Accounting, governance, and other related services to public companies. Mr. Appleby’s education includes being admitted to the Chartered Professional Accountants of Ontario (and Canada) in May 2001and York University - Bachelor of Arts: Economics. Due to his accounting experience Mr. Appleby is particularly suited for the Board of Directors of a public company with accounting requirments.

Robert Seguin, Age 62, VP & Director

Mr. Seguin is multi-national & multilingual Senior Manager with over 30 years of institutional experience & management of securities dealers in various cities and multicultural environments. He has demonstrated successes in start-up situations, focused on business development, and generated increasing revenue and profitability, through organized and targeted communication, marketing, and salesmanship. Mr. Seguin has excellent organizational skills and is highly motivated and innovative in approaching new challenges. Since March 2006 Mr. Sequin has lead Westmount Capital, Geneva, Switzerland as managing partner. He founded Westmount as an Investor Relation & Corporate Advisories boutique with a focus on the Emerging Growth sector of the Stock Market, with Global reach in terms of deployment of capital. Due to his securities market experience Mr. Sequin is particularly suited for the Board of Directors of a publicly traded company.

Yuriy Koltun, Age 66, Director

Dr. Koltun brings over 43 years of scientific experience focusing on geology and geochemistry. He earned a MSc Engineering in Geology from the Lviv State University and a PhD in Geology from the Institute of Geology and Geochemistry in Ukraine. His work has included serving as Engineer for Fountain Oil Inc. (Norway), Director for EuroGas Minerals LLC (Ukraine), and Deputy Director for Europa Oil and Gas (UK). Since April 4, 2022, he is a member of the Board of Directors of General European Strategic Investments (GESI) Inc. Dr. Koltun has worked on several geological projects in Ukraine and Finland, and has published 21 scientific papers in Scopus Journals (1st and 2nd quartile), in particular to include the American Association of Petroleum Geologists (AAPG) Bulletin, AAPG Memoir, Journal of Petroleum Geology, and Marine and Petroleum Geology. Due to his mining experience Mr. Koltun is particularly suited for the Board of Directors.

 Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary*	Bonus	Stock Awards	Option Awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Wolfgang Rauball, President & Director	2022	$0	0		0	0	0	0	$0
	2023	$0	0		0	0	0	0	$0

Kyle Appleby, Treasurer & Director	2022	$0	0		0	0	0	0	$0
	2023	$0	0		0	0	0	0	$0

Christopher Malone, Secretary, CFO & Director	2022	$0	0		0	0	0	0	$0
	2023	$0	0		0	0	0	0	$0
Robert Seguin, VP & Director	2022	$0	0		0	0	0	0	$0
	2023	$0	0		0	0	0	0	$0
Yuriy Koltun, Director	2022	$0	0		0	0	0	0	$0
	2023	$0	0		0	0	0	0	$0

 Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of January 1, 2024.

Compensation of Non-Employee Directors. We currently have only non-employee directors, and no compensation was paid to non-employee directors in the period ended October 1, 2022. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. Considering the fact that we are an early-stage company, we do not maintain standing audit, compensation, or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The vote of the preferred A stockholder is equal to a 60% vote regardless of the matter or total number of shares voting.

The following table sets forth, as of October 1, 2022, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Common Shares Beneficially Owned (*)	Percent of Class (**)	Number of Preferred Shares Beneficially Owned(*)	Percent of Class(**)

Wolfgang Rauball	Rothuesliweg 12, 8200 S chffhausej, Switzerland Schaffhause	0	0%	1	100%
Christopher Malone	13 Bigwin Drive, Aurora, ON L4G3C4	0	0%	0	0
Kyle Appleby	93 Laurelcrest Ave. North York, ON M3H 2B2	0	0%	0	0
Robet Seguin	Avenau de Beaulieu 24, 1004 Lausanne, Switzerland	0	0%	0	0
Yuriy Koltun	6/6 Rutkovych Str. 79011 Lviv, Ukraine	0	0%	0	0
Sonanini Holdings Ltd (the control person is Wolfgang Rauball)	100 Pk Royal S, West Vancouver BC V7T 1Vancouver, Canada	41,655,000	12.2%	0	0

Eurogas Inc. (the control person is Harald Schmidt)	3098 S Highland Dr Ste 323, Salt Lake City, Ut 84106	40,333,333	11.8	0	0
EPL Consulting AG (the Control person is Michael Ludes)	Homrig 7a Endingen, AARGAU Schaffhausen, Switzerland	112,200,000	32.6	0	0

All Directors and Officers as a Group (5 persons)		41,655,000	12.2%	1	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on January 1, 2024 (343,946,485 common and 1 Preferred).

 Wolfgang Rauball is the only holder of Preferred A1 shares, these share carry a 60% voting control

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules, and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of General European Strategic Investments, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Eurogas Inc Utah. Eurogas is a related-party loan provider and significant shareholder.

EPL Consulting AG EPLis a related-party loan provider and significant shareholder of ZB Capital AG. This entity is controlled by Michael Ludes.

Hohe Heide Kagar GmbH HoheHeide Kagar GMBH is a related-party loan provider and shareholder. This entity is controlled by Wolfgang Rauball the CEO and Chairman of GESI.

Valmatos GmbH Valmatos is a subsidiary of General European Strategic Investment Inc. This entity is 100% owned and controlled by ZB Capital AG which is controlled by Michael Ludes from EPL Consulting AG

Laakso Minerals OY Laakso is a subsidiary of General European Strategic Investment Inc. This entity is 100% owned and controlled by ZB Capital AG which is controlled by Michael Ludes from EPL Consulting AG

Eurogas Minerals LLC Eurogas Minerals LLC is a related-party loan provider and significant shareholder. This entity is 100% owned and controlled by ZB Capital AG which is controlled by Michael Ludes from EPL Consulting AG.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

Name of entity or Individual	Relationship with the Company
Eurogas Inc Utah.	Eurogas is a related-party loan provider and significant shareholder.
EPL Consulting AG	EPLis a related-party loan provider and significant shareholder.
Hohe Heide Kagar GmbH	HoheHeide Kagar GMBH is a related-party loan provider and shareholder.
Valmatos GmbH	Valmatos is a subsidiary of General European Strategic Investment Inc
Laakso Minerals OY	Laakso is a subsidiary of General European Strategic Investment Inc
Eurogas Minerals LLC	Eurogas Minerals LLC is a related-party loan provider and significant shareholder.

 DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock; Number of Shares as of January 1, 2024

Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	490,000,000	343,946,485

 Common stock

Wolfgang Rauball is the only holder of Preferred A1 shares, these share carry a 60% voting control.

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred Stock

Wolfgang Rauball is the only holder of Preferred A1 shares, these share carry a 60% voting control.

The Preferred Stock has Series A1 authorized and designated which has super voting rights only, with no redemption value, or dividend rights or conversion rights. A vote of the Preferred A1 stock is equal to a 60% vote regardless of the matter or total number of shares voting. There is no sunset provision for the Preferred A1 shares.

The Preferred Stock has Series B. The number of authorized share of Series Preferred Stock is 100,000 shares. Each share of Series B Convertible Preferred Stock carries a par value of $0.001. Preferred shares are entitled to no dividends, no redemption rights, and no voting rights. Each 1 share of Series B Preferred Stock shall be convertible into 1,000 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

The Preferred Stock has Series C. The number of authorized share of Series C Preferred Stock is 1,500,000 shares. The Preferred shares are entitled to no dividends, no redemption rights, and no voting rights. Each 1 share of Series C Preferred Stock shall be convertible into 100 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

Series C Preferred Stock carry anti-dilution and piggy-back rights and shares may be converted once the Corporation’s stock is at a volume weighted average price (VWAP) of $5.00 for 20 consecutive days.

Limitations on Stockholder Actions

Title 7 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Title 7 of the Nevada Revised Statutes further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to Title 7 of the Nevada Revised Statutes or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents, and any other persons to the fullest extent permitted by the NRS.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentages Beneficially Owned After the Offering
CFO Advantage, Inc. 614 Rushton Road Toronto ON M6C 2Y7 Canada	1,000,000	1,000,000	0	0

Nikolas Perrault 486 Rue Vaudrevil Mont St Hilaire QC J3H 4L6 Canada	10,000,000	10,000,000	0	0

Ubiquity, Inc. 125 Trilby Ave Fort Collins, CO 80525	9,500,000	9,500,000	0	0

Westmount Capital Rue De-Candolle 9, CH Geneve 1205 Switzerland	500,000	500,000	0	0

Total	21,000,000	21,000,000	0	0

(1) The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after May 1, 2017, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 2,941,658 shares of common stock were outstanding on January 1, 2024.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

• broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.25 per share. The company’s shares may never be quoted on the OTC Markets or listed on an exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

 The company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The company is required to pay all fees and expenses incident to the registration of the shares, but the company will not receive any proceeds from the sale of the common stock by selling stockholders. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

By Our Company

 We may sell the Shares subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

• directly to investors;

• to investors through agents;

• to dealers; and/or

• through one or more underwriters.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the Sharess may be effected from time to time in one or more transactions:

• at a fixed price or prices.

Shares sold pursuant to the registration statement of which this prospectus are currently listed on the OTC Market. The Company is currently listed on the OTC, but the quote display is currently halted. The Company may not achieve its goal of trading on NASDAQ. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the securities will be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell Shares, we will describe the method of distribution of the Shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

• identify any such underwriter or agent;

·	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

• identify the amounts underwritten; and

• identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the Shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage re-sales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers, and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing, and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the company; and

2) a check payable to the order of General European Strategic Investments, Inc. in the amount of $4.00 for each share you want to purchase.

OTC Markets Considerations

The Company currently trades on the OTCMarkets. The Company is currently listed on the OTC, but the quote display is currently halted. There is no guarantee that the Company will achieve its goal of becoming listed on the NASDAQ. The OTCMarkets is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Because OTC Markets board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Title 7 of the NRS provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. NRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner, they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Thomas Cook, Esq., 10470 W. Cheyenne Avenue, Suite 115, PMB 303, Las Vegas, Nevada 89129, (702) 524-9151.

EXPERTS

The consolidated financial statements included in this prospectus for the period for the years ended December 31, 2020, and 2021 have been audited by Olayinka Oyebola & Co. an independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in General European Strategic Investments, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Nevada, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

Audited Financial Statements

For the years ended December 31,2022 and December 31,2021

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-1a
Balance Sheets as of December 31, 2022, and 2021	F-2a
Statements of Operations for the Years ended December 31, 2022, and 2021	F-3a
Statements of Stockholders’ Deficit for the Years ended December 31, 2022, and 2021	F-4a
Statements of Cash Flows for the Years ended December 31, 2022, and 2021	F-5a
Notes to the Financial Statements	F-6a-15a

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of General European Strategic Investment, Inc.

We have audited the accompanying balance sheets of General European Strategic Investment, Inc. (the "Company") as of December 31, 2022, and 2021 and the related statements of operations, changes in shareholders' equity and cash flows, for each of the two years in the period ended December 31, 2022, and 2021, and the related notes collectively referred to as the "financial statements”. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022, and 2021, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 4 to the financial statement, the Company has continuously incurred a net loss of $(762,208) for the year ended December 31, 2022, and an accumulated deficit of $(163,236,912), and a working capital deficit of $(653,737) as at December 31, 2022. The continuation of the Company as a going concern through December 31, 2022, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since March 2022.

July 3rd, 2023.

Lagos, Nigeria

F-1a

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

	As at December 31,	As at December 31, 2021
	2022
ASSETS
Current Assets
Cash	$19,058	$35,097
Receivables and prepaid expenses and deposits	12,911	25,491
Total Current Assets	31,969	60,588

Non-current assets
Investments	6,087,615	-
Equipment	1,259	1,913
Development cost	102,628	-
Mining licenses (note 4)	25,932,978	25,907,225

TOTAL ASSETS	$33,156,450	$25,969,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and advances payable	$645,706	$649,349
Convertible promissory notes	40,000	70,000
Loans payable	-	265,731
Related party advances	-	6,702,505
Total Current Liabilities	685,706	7,687,585
Non-Current Liabilities
Loan Payable Long Term	4,222,355	-
Related party advances	4,113,181	-
Total Liabilities	9,021,242	-
Stockholders’ equity
Common stock, par value $0.0001, 490,000,000 authorized,310,646,485
and 302,646,485, issued and outstanding as of December 31, 2022, and 2021.	$34,394	$31,064
Series A1 Preferred stock, par value $0.001, 1 Authorized,	-	-
issued and outstanding as of December 31, 2022
Series B Preferred stock, par value $0.00001, 100,000 Authorized
93,000 and 100,000 issued and outstanding as of December 31, 2022, and 2021	1	1
Series C Preferred stock, par value $0.001, 1,500,000 authorized
70,000 issued and outstanding as at December 31, 2022, 2021	7	-
Additional paid in capital	187,270,336	174,535,892
Accumulated other comprehensive income	67,383	94,835
Accumulated deficit	(163,236,912)	(156,379,651)
Total Stockholder Equity	24,135,209	18,282,141

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$33,156,450	$25,969,726

The accompanying notes are an integral part of these financial statements.

F-2a

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Statements of Operations
For the years ended December 31, 2022, and 2021
(Expressed in United States dollars)
	2022	2021
	$	$

Expenses
General and Administrative	753,577	4,627,536
Other Income / (Expense)
Exchange loss	-	-
Interest income / (expense)	-	229,688
Total Other Expense	(753,577)	229,688

Income taxes	8,632	(273,994)

Net loss for the year	(762,208)	(4,671,842)
	-	16,285
Other Comprehensive Income
Translation Adjustment

Total Comprehensive (Loss)	(762,208)	(4,655,557)

Loss per shares	0.002	0.015

The accompanying notes are an integral part of these financial statements.

F-3a

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

Consolidated Statement of Stockholders’ Equity

For the years ended December 31, 2022, and 2021

	Common stock		Preferred Series A1		Preferred Series C		Preferred Series C
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in capital	Accumulated comprehensive income	Accumulated deficit	Total stockholders' equity

		$		$		$		$	$	$	$	$
Balance, December 31, 2020	302,646,485	30,264	-	-	100,000	1	1	-	174,433,692	78,550	-151,707,809	22,834,698
Conversion of preferred series B	7,000,000	700	-	-	-7,000	-	-	-	-	-	-	700
Shares issued on private placement	1,000,000	100	-	-	-	-	-	-	102,200	-	-	102,300
Net loss and comprehensive loss	-	-		-	-	-	-	-	-	16,285	-4,671,842	-4,655,557

Balance, December 31, 2021	310,646,485	31,064	-	-	93,000	1	1	-	174,535,892	94,835	-156,379,651	18,282,141

Issued to settle debt	30,000,000	3,000	-	-	-	-	-		-	-	-	3,000
Shares issued for preferred series C	-	-	-	-	-	-	60,000	6	-	-	-	6
Shares issued on private placement	1,000,000	100	-	-	-	-			-	-	-	100
Series A1 Shares issued	-	-	1	-	-	-	-	-	-	-	-	-
Shares issued on Cold Pro Ltd	7,500,000	750	-	-	-	-	-	-	5,586,865	-	-	5,587,615
Shares issued for management compensation	1,800,000	180	-	-	-	-	10,000	1	-	-	-	181
Foreign exchange rate	-	-	-	-	-	-	-	-	7,147,579	-	-6,095,053	1,052,526
Shares cancelled for preferred series C	-6,000,000	-600	-	-	-	-	-	-	-	-	-	-600
Net loss and comprehensive loss	-	-	-	-	-	-			-	-27,452	-762,208	-789,660
							-	-
Balance December 31, 2022	344,946,485	34,494	1	-	93,000	1	70,000	7	187,270,336	67,383	-163,236,912	24,135,309

F-4a

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Statements of Cash Flows
For the years ended December 31, 2022, and 2021
(Expressed in United States dollars)
	2022	2021

Cash flow from operating activities
Net (loss) income for the period	$ (762,208)	$ (4,655,557)
Amortization	654	-
Translation adjustment	-	-
Changes in non-cash working capital
Accounts receivable	12,580	9,782
Cash flow from investing activities
Investment in Cold Pro Ltd	(500,000)	-
Additions to equipment	-	(1,913)
Development asset cost	(102,628)	(35,849)
	(602,628)	(37,762)
Cash flow from financing activities
Proceeds from the issuance of shares	-	100
Additional paid in capital	-	100,900
Loan Payables	3,956,624
Proceeds from loans	-	216,422
	3,956,624	317,422

Effect of exchange rate on changes in cash	(28,092)	16,285
Increase in cash and
cash equivalents	12,053	15,567
Cash and cash equivalents beginning of period	35,097	3,245

Cash and cash equivalents, end of period	$ 19,058	$ 35,097

Non-cash transactions - investing and financing activities
Issuances of common stock - conversion of preferred series B	$ 700	$ -
Issuances of common stock - compensation for research services	$ 30	$ -
Issuances of common stock - compensation to Westmount Capital	$ 50	$ -
Issuances of common stock - for Managewment Compensation	$ 100	$ -

F-5a

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, and 2021

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Description

References in these notes to the consolidated financial statements to “GESI” “we,” “us,” “our Company” refer to General European Strategic Investments Inc. and its consolidated subsidiary ZB Capital AG (“ZB”) and ZB’s subsidiaries Valmatos GMBH and Laakso Minerals Oy. GESI was incorporated in Nevada in August 2011.

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the Reverse Merger and became the Company’s wholly owned subsidiary.

The Merger is being accounted for as a reverse-merger and recapitalization with ZB as the acquirer for financial reporting purposes and GESI as the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger are those of ZB and are recorded at the historical cost basis of ZB and the consolidated financial statements after completion of the Merger include the assets and liabilities of ZB and GESI and the historical operations of GESI and ZB from the closing date of the Merger. The stockholders’ equity section has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction on the basis of the 1:1 exchange ratio on the Merger date.

As a result of the Reverse Merger, GESI discontinued its pre-Reverse Merger business and acquired the business of ZB and will continue the existing business operations of ZB as a publicly traded company.

Uncertainties and Economic Development

In March 2020, the World Health Organization designated the new coronavirus (“COVID-19”) as a global pandemic. Federal, state and local governments have mandated orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, restrictions on travel, and work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has resulted in significant volatility in the financial markets.

The restrictions put in place by local governments could delay our exploratory programs on our mineral properties. Furthermore, the impact of the pandemic on the global economy could also negatively impact the availability and cost of future borrowings should the need arise.

These financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Although the Company believes it will be successful, there is no guarantee the Company will attain its goal of a developing successful trading platforms. As a result, material uncertainty exists that may cast significant doubt about the Company’s ability to continue as a going concern.

There is no assurance that the Company will be successful in generating sufficient revenue or that the Company will be able to obtain financing or that such financing will be on favorable terms. Any such financing would be dilutive to our shareholders. Failure to generate sufficient revenue or the inability to obtain financing will result in an inability of the Company to continue as a going concern.

F-6a

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These consolidated financial statements include the accounts of GESI., its wholly owned subsidiary, ZB Capital AG, and its wholly owned subsidiaries Valmatos GMBH Austria and Laakso Minerals OY Finland.

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation

ZB Capital AG	Switzerland	Investment holding

Valmatos GMBH	Austria	Investment holding

Laakso Minerals OY	Finland	Investment holding

Basis of Presentation

Our financial records are maintained on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

Revenue Recognition

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

F-7a

Intangible Assets

We have been in the exploration stage since inception and have not yet realized any revenues from our planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

If we do not continue with exploration after the completion of the feasibility study, the associated capitalized costs will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs.

To determine if the capitalized mineral property costs are in excess of their recoverable amount, we conduct periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Fair Value Measurements

We account for assets and liabilities measured at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).The three levels of inputs used to measure fair value are as follows:

 NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

•Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

•Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Our financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities and notes payable. The carrying amounts of such financial instruments in the accompanying financial statements approximate their fair values due to their relatively short-term nature or the underlying terms are consistent with market terms. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Income Taxes

Income taxes are computed using the asset and liability method, in accordance with ASC 740, Income Taxes. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F-8a

Basic and Diluted Loss Per Share

The Company computes basic and diluted income (loss) per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic loss per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities.

Property & Equipment

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the period of disposal. All ordinary repair and maintenance costs are expensed as incurred.

 Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Equipment	20 years

Costs incurred in constructing new facilities, including progress payments and other costs related to construction, are capitalized and transferred to property, plant and equipment on completion, at which time depreciation commences.

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted for the dilutive effect of potential future issuances of common stock related to outstanding options and warrants.

Foreign currency translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the subsidiary maintains its books and record in a local currency,

ZB Capital uses Swiss Franc (CHF), Laakso and Valmatos uses Euro (EUR) which is the functional currency as being the primary currency of the economic environment in which the entity operates.

Laakso and Valmatos being the subs to ZB Capital their activities are converted to (CHF), consolidated balances for ZB Capital were converted to USD from CHF

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of other comprehensive income. The Company has not to, the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

F-9a

At the subsidiary level the translation of amounts from the local currency of 1 EUR to CHF is stated below for the respective years:

For the Years Ended December 31,
2022	2021

Year-end EURO: CHF1 exchange rate 0.9928 1.03

Yearly average EURO: CHF1 exchange rate 0.9928 1.0812

 At the consolidation level, translation of amounts from the local currency of the Company CHF into US$1 has been made at the following exchange rates for the respective years:

For the Years Ended December 31,
2022	2021

Year-end CHF: US$1 exchange rate 1.08106 1.09414

Yearly average CHF: US$1 exchange rate 1.08106 1.09414

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

 NOTE 3 – BUSINESS COMBINATION

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of GESI were nominal at the close of the Merger. ZB was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) ZB stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for ZB common stock owned the majority of the Company immediately following the effective time of the Merger, (ii) ZB holds the majority of board seats of the combined company, and (iii) ZB’s management holds all key positions in the management of the combined company.

ZB acquired no tangible assets and assumed no employees or operations from GESI.

 NOTE 4 – GOING CONCERN

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 4 to the financial statement, the Company has continuously incurred a net loss of $(6,872,262) for the year ended December 31, 2022, and an accumulated deficit of $(163,251,913), and a working capital deficit of $(668,737) as at December 31, 2022. The continuation of the Company as a going concern through December 31, 2021, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.

F-10a

If the Company is unable to successfully commence its business operations in a short period of time, or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. The Company believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company include obtaining capital from the sale of its equity, and short-term and long-term borrowings from banks, stockholders or other related party(ies). However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

NOTE 5 – INTANGIBLE ASSETS

Laakso Project

On November 18, 2020, ZB issued 125,000,000 of its own stock at value of CHF25,000,000 to acquire the Laakso Project in Finland. This issuance resulted in a non-controlling interest of ZB of approximately 15%. The non-controlling interest is in process of being acquired by GESI.

The Laakso Project, a Nickel-Copper Project, is located in central Finland and is 100% owned. GESI, through ZB’s wholly owned Finnish subsidiary Laakso Minerals, is the largest reservation holder in Finland’s prolific Kuusamo Mining District.

On September 10, 2020 our majority controlled Swiss subsidiary ZB Capital AG received for its wholly-owned Finnish mining subsidiary Laakso Minerals Oy a 209 square kilometers large „reservation“ permit from the Finnish General Mining Authority TUKES after Sonanini Holdings Ltd. had assigned and transferred all of its rights to the reservation area to ZB Capital AG in early 2020. It was already publicly known at that time that the Geological Survey of Finland "GTK" would spud a 3000 meter deep bore-hole on the „reservation“ permit on Sept. 30, 2020 in order to prove up the existence of a deep-seated 60 km long geological mafic ultramafic type „feeder-dyke“. The costs of the borehole in the amount of approx. 1.5 million Euros were fully advanced by the Republic of Finland. The positive drill results received led to the approval of a financing by the European Union ("EU") in Brussels through its mining funding unit ERA-MIN, by providing a grant of approximately two million Euros to a consortium of 8 major European universities and its geological departments, including Finnland’s GTK, led by our Finnish mining subsidiary Laakso Minerals Oy, in order to conduct further exploration on our „reservation“ area.

At the time of ZB Capital AG’s capital increase in Switzerland on November 18, 2020, drill results from GTK‘s „feeder dyke“ bore-hole were of course not available yet. However, in geological reports and Press Releases of our Canadian mining neighbour PDM One, whose licenses cover part of the deep-seated „feeder-dyke“ structure under our „reservation“ area, PDM One compares the geological structure and the mineralization of the deep seated „feeder-dyke“ in its own published geological reports to the world-renowned copper-nickel palladium mining deposits of Norilsk in Russia and Voiseys Bay in Newfoundland, Canada.

The gross carrying amounts and accumulated amortization relating to other intangible assets at December 31, 2021 and 2020 is as follows

	2022			2021
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Nickel-Copper Project	$26,932,978	$-	$26,932,978	$25,869,376	$-	$25,907,225

	$26,932,978	$-	$26,932,978	$25,869,376	$-	$25,907,225

F-11a

NOTE 6 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has the authority to issue up to 490,000,000, with a par value of $ 0.0001 per share.

In 2020, the Company issued 44,629,712 shares for the acquisition of mining rights in Finland.

On January 11, 2021, the Company closed a private placement financing of €100,000 through the issuance of 1,000,000 common shares.

On January 14, 2022 the company issued 10,000,000 shares in exchange for convertible debt held by Ubiquity Inc.

On February 17, 2022 the company issued 10,000,000 shares in exchange for convertible debt held by Nikolas

Perrault.

On July 26, 2022 the company issued 7,500,000 shares to United General Limited as part of the consideration given for its acquisition of 49% of Cold Pro Ltd.

On July 26, 2022 the company issued 1,000,000 shares to CFO Advantage Inc, as incentive compensation to the former CFO.

On July 26, 2022 the company issued 500,000 shares to Westmount Capital as incentive compensation to the Vice-President of Investor Relations.

On July 26, 2022 the company issued 300,000 shares to Mining and Metals Research Corporation as incentive compensation for providing research services.

On September 28, 2022 the company cancelled 6,000,000 common shares as part of an exchange for 60,000 Preferred Series C shares by Komodo Holdings Nevada, LLC..

Series B Preferred Stock

On July 2, 2020, the Company filed a Certificate of Designation of Series B Preferred Stock, with a par value $0.00001. The number of authorized shares of Series Preferred Stock is 100,000 shares. Each share of Series B Convertible Preferred Stock carries a par value of $0.001. Preferred shares are entitled to no dividends, no redemption rights and no voting rights. Each 1 share of Series B Preferred Stock shall be convertible into 1,000 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

On October 10, 2020, 100,000 Series B Preferred Stock was issued to settle interest and future interest on a €350,000 loan that was issued to ZB in 2014.

On April 13, 2021, 7,000 Series B Preferred Stock were converted to 7,000,000 common stock.

Series C Preferred Stock

On June 10, 2022 the Company filed a Certificate of Designation of Series C Preferred Stock, with a par value $0.0001. The number of authorized share of Series C Preferred Stock is 1,500,000 shares. The Preferred shares are entitled to no dividends, no redemption rights and no voting rights. Each 1 share of Series C Preferred Stock shall be convertible into 100 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

F-12a

Series C Preferred Stock carry anti-dilution and piggy-back rights and shares may be converted once the Corporation’s stock is at a volume weighted average price (VWAP) of $5.00 for 20 consecutive days.

On September 28, 2022, 60,000 Series C Preferred Stock were issued as a common share exchange to Komodo Holdings Nevada LLC.

On October 7, 2022, 10,000 Series C Preferred Stock were issued as executive compensation to 1409792 Ontario Ltd.. This corporation is controlled by the Company’s CFO, Christopher Malone.

Series A1 Preferred Stock

On July 2, 2020 the Company filed a Certificate of Designation of Series A1 Preferred Stock, with a par value $0.001. The number of authorized share of Series Preferred Stock is one share. The Series A1 preferred Stock stockholder is entitled to 60% of all votes. The Series A1 Preferred Stock shall not be entitled to any dividends or conversion rights.

On July 2, 2020, the Company issued 1 Series A1 Preferred Stock.

NOTE 7 – PROPERTY & EQUIPMENT

	December 31, 2022	December 31, 2021

Equipment	$806	$806
Addition	1,913	1,913
	2,719	2,719
Less: Accumulated depreciation	(1,460)	(806)

Property, plant, and equipment, net	$1,259	$1,913

NOTE 8 – RELATED PARTY TRANSACTION

Our Company’s policy with regard to related party transactions is for the Board of Directors to approve any material transactions involving our directors, executive officers or holders of more than 5% of our outstanding capital stock.

The Company retained the services of its Corporate Secretary through a consultancy agreement dated March 1, 2022. The Company remits monthly payments to its Corporate Secretary of $3,200.00 under the consultancy agreement and an hourly payment of $100.00 per hour for each hour of work effort beyond the set monthly hours of 32. In connection with this appointment the Company provided a one-time issuance of 10,000 shares of Preferred Series C to the Corporate Secretary. Effort and compensation is not mutually exclusive from the Chief Financial Officer agreement. The Corporate Secretary also serves as a Director on the Company’s Board of Directors.

The Company retained the services of its Chief Financial Officer through a consultancy agreement dated June 3, 2022. The Company remits monthly payments to its Chief Financial Officer of $3,200.00 under the consultancy agreement and an hourly payment of $100.00 per hour for each hour of work effort beyond the set monthly hours of 32. In connection with this appointment the Company provided a one-time issuance of 10,000 shares of Preferred Series C to the Chief Financial Officer. Effort and monthly compensation is not mutually exclusive from the Corporate Secretary agreement.

On June 10, 2022, the Company entered into a services agreement with Westmount Capital, an entity that is owned by a member of the Board of Directors, Robert Seguin. The services to be provided are for Investor Relations. The Company remits monthly payments to its V.P., Investor Relations of €2,000.00. In connection with this appointment the Company provided a one-time issuance of 500,000 shares of Common Stock in the name of Westmount Capital. As of December 31, 2022 there is €8,000 payable to Westmount Capital. The owner, Mr. Robert Seguin was also appointed to the Company’s Board of Directors.

F-13a

The Company retained the services of its Chief Financial Officer, Kyle Appleby, through a consultancy agreement with CFO Advantage Inc. dated March 1, 2021. The Company remits quarterly payments to its Chief Financial Officer of $3,000.00. In connection with this appointment the Company provided a one-time issuance of 1,000,000 shares of Common Stock in the name of CFO Advantage Inc.. Mr.Appleby, effectively resigned as Chief Financial Officer on June 3, 2022. The quarterly compensation ceased as of April 1, 2022. Mr. Appleby remains as a Director on the Company’s Board of Directors

 NOTE 9 – CONVERTIBLE PROMISSORY NOTES

$60,000 represents the total of 6 separate equal amount monthly notes issued as payment under the terms of a merger and acquisition advisory consulting agreement entered into between Green Energy Solutions and Nikolas Perrault in December 2019. Each note contains roll back protection provisions and is convertible at $0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock. Mr. Perrault still holds $40,000 of the convertible note balance unconverted.

$10,000 represents a single payment under the terms of a general service management consulting agreement entered into between Green Energy Solutions and Christopher Lotito (former Green Energy CEO) in November 2019. The note contains roll back protection provisions and is convertible at $0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock. Mr. Lotito converted his $10,000 convertible note on January 14, 2022 in 10,000,000 common shares.

NOTE 10 – NET (LOSS) INCOME PER SHARE

Basic net income per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net loss per share. The following table sets forth the computation of basic and diluted net loss per share for the years ended December 31, 2021, and 2020:

	Years ended December 31,
	2022	2021

Net Income/ (loss) income attributable to common shareholders	$(762,208)	$(4,671,842)
Weighted average common shares outstanding – Basic and diluted	343,946,485	310,646,485

Net (loss) income per share – Basic and diluted	$(0.002)	$(0.015)

NOTE 11 – INCOME TAX

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at December 31, 2021 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at December 31, 2021 and 2020. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance as of December 31, 2021, and 2020 was $1,515,065 and $537,398. The net change in valuation allowance during the year ended December 31, 2021, was $977,667 . In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

F-14a

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2021, and 2020.  All tax years since inception remains open for examination only by taxing authorities of US Federal and state of Nevada.

The Company has a net operating loss carryforward for tax purposes totaling $163,251,912 and $156,379,651 as of December 31, 2021 and 2020, expiring through 2041. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

	As of December 31, 2022	As of December 31, 2021
Non-current deferred tax assets:
Net operating loss carryforward	$(163,251,912)	$(156,379,651)

Total deferred tax assets	(2,958,240)	(1,515,065)
Valuation allowance	2,958,240	1,515,065
Net deferred tax assets	$–	$–

 The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the years ended December 31, 2022, and 2021 as follows:

	Year ended December 31, 2022	Year ended December 31, 2021
Computed "expected" tax benefit	$(2,958,240)	$(1,515,065)
Change in valuation allowance	2,958,240	1,515,065
Actual tax benefit	$–	$–

NOTE 12 – SUBSEQUENT EVENTS

The Company filed additional criminal charges against Austrian building materials Tycoon Robert Schmid and provided and update on ICSID Proceedings.

The Company successfully renegotiated extended repayment terms with several of its main Creditors.

NOTE 13 – COMPARATIVE FIGURES

Comparative figures have been reclassified to conform to current year’s presentation.

F-15a

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Balance Sheets (Expressed in United States dollars) (Unaudited)
	As at September 30,	As at December 31,
	2023	2022
ASSETS Current Assets Cash	$19,612	$19,058
Receivables and prepaid expenses and deposits	57,430	12,911
	77,042	31,969
Non-current assets Investments	6,193,250	6,087,615
Equipment	649	1,259
Development Costs	161,671	102,628
Mining licenses (note 4)	27,478,978	26,932,978
TOTAL ASSETS	$33,911,590	$33,156,450
LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities Accounts payable and advances payable	$1,471,263	$645,706
Convertible promissory notes	40,000	40,000
Loans payable - Current	0	0
Related party advances - Current	0	0
	1,511,263	685,706
Loans payable - Long Term	5,523,193	4,222,355
Related party advances - Long Term	2,572,002	4113181
	9,606,458	9,021,242
Stockholders’ equity Common stock, par value $0.001 490,000,000 authorized 343,946,485 issued and outstanding as at December 31, 2022	$34,394	$34,394

Series C Preferred stock, par value $0.0001 1,500,000 authorized

235,967 issued and outstanding as at December 31, 2022 24 7

Series B Preferred stock, par value $0.00001

100,000 authorized

93,000 issued and outstanding as at December 31, 2022 1 1

Series A1 Preferred stock, par value $0.001

1	authorized
1	issued and outstanding as at December 31, 2022	0	0
Shares to be issued		0	0
Additional paid-up capital		191,059,760	187,270,336
Accumulated other comprehensive income		67,442	67,383
Accumulated deficit		(166,856,489)	(163,236,912)
		24,305,132	24,135,209
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$33,911,590	$33,156,450

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.
Statements of Operations
(expressed in United States dollars)	RESTATED	RESTATED		RESTATED	RESTATED
	Three Months Ended September 30	Three Months Ended September 30		Nine Months Ended September 30	Nine Months Ended September 30
	2023	2022		2023	2022
	$	$		$	$

Expenses
General and corporate	277,947	211,695		352,194	480,482

Net loss and comprehensive loss before interest and taxes	(277,947)	(211,695)	-	(352,194)	(480,482)

Other Expenses		-
Unrealized Gain or Loss	-	263		-	-
Exchange Gain or Loss	0	(901)		0	(901)
Minority Interest - Sonanini	609,248	(307,013)		(204,158)	(307,013)

Net loss and comprehensive loss	331,301	(518,445)		(556,352)	(787,495)

Loss per share - basic and diluted	0.0010	(0.0016)		(0.0016)	(0.0023)
Weighted average shares outstanding - basic and diluted	343,946,485	318,043,745		343,946,485	343,946,485

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC.

Statements of Cash Flows (expressed in United States dollars) (Unaudited)

Nine Months Ended September 30

Six Months Ended September 30

2023 2022

$		$
Cash flow from operating activities
Net (loss) income for the period	(898,366)		(763,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortiztion and depreciation Recovery of exploration expenses written off	610		- -
Changes in non-cash working capital:
Receivables, prepaids and deposits	(44,519)		(7,537)
Development costs	(59,043)	-
Convertible promissory notes	-		(30,000)
Loans payable	-		(3,074,974)
Related party loans	-		1,091,938
Accounts payables	825,557		80,901
	(175,761)		(2,703,339)
Cash flow from investing activities Additions to licensing investments			(229,860)
Investment in Cold Pro Ltd. Additions to equipment Additions to exploration assets	-		(646)
Cash flow from financing activities	-		(230,506)
Proceeds from the issuance of shares Additional paid in capital Proceeds from loans Proceeds from license investment share issuance	- - - -		(3,330) - - -
	-		(3,330)
Effect of exchange rate on changes in cash Increase in cash and	176,315		2,929,556
cash equivalents	(175,761)		(2,937,174)
Cash and cash equivalents beginning of period	19,058		35,097
Cash and cash equivalents, end of period	19,612		27,478

The accompanying notes are an integral part of these financial statements.

GENERAL EUROPEAN STRATEGIC INVESTMENTS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2023

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Business Description

References in these notes to the consolidated financial statements to “GESI” “we,” “us,” “our Company” refer to General European Strategic Investments Inc. and its consolidated subsidiary ZB Capital AG (“ZB”) and ZB’s subsidiaries Valmatos GMBH, Laakso Minerals Oy, and EuroGas Minerals LLC. GESI was incorporated in Nevada in August 2011.

On September 24, 2020, GESI merged (the “Reverse Merger”) with and into ZB. ZB was the surviving corporation in the

Reverse Merger and became the Company’s wholly owned subsidiary.

The Merger is being accounted for as a reverse-merger and recapitalization with ZB as the acquirer for financial reporting purposes and GESI as the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements prior to the Merger are those of ZB and are recorded at the historical cost basis of ZB and the consolidated financial statements after completion of the Merger include the assets and liabilities of ZB and GESI and the historical operations of GESI and ZB from the closing date of the Merger. The stockholders’ equity section has been retroactively restated for all periods presented to reflect the accounting effect of the reverse merger transaction on the basis of the 1:1 exchange ratio on the Merger date.

As a result of the Reverse Merger, GESI discontinued its pre-Reverse Merger business and acquired the business of ZB and will continue the existing business operations of ZB as a publicly traded company.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern. The Company has continuously incurred a net loss of $(238,425) for the quarter ended June 30, 2023, and an accumulated deficit of $(166,875,970), and a working capital deficit of $(773.178) as at June 30, 2023. The continuation of the Company as a going concern through June 30, 2023, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

If the Company is unable to successfully commence its business operations in a short period of time, or unable to raise additional capital or secure additional lending, the Company may need to curtail or cease its operations. The Company believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to obtain such resources for the Company include obtaining capital from the sale of its equity, and short-term and long-term borrowings from banks, stockholders or other related parties. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

Uncertainties and Economic Development

In March 2020, the World Health Organization designated the new coronavirus (“COVID-19”) as a global pandemic. Federal, state and local governments have mandated orders to slow the transmission of the virus, including but not limited to shelter-in-place orders, quarantines, restrictions on travel, and work restrictions that prohibit many employees from going to work. Uncertainty with respect to the economic effects of the pandemic has resulted in significant volatility in the financial markets.

The restrictions put in place by local governments could delay our exploratory programs on our mineral properties. Furthermore, the impact of the pandemic on the global economy could also negatively impact the availability and cost of future borrowings should the need arise.

These financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Although the Company believes it will be successful, there is no guarantee the Company will attain its goal of joining a successful trading platform. As a result, material uncertainty exists that may cast significant doubt about the Company’s ability to continue as a going concern.

There is no assurance that the Company will be successful in generating sufficient revenue or that the Company will be able to obtain financing or that such financing will be on favorable terms. Any such financing would be dilutive to our shareholders. Failure to generate sufficient revenue or the inability to obtain financing will result in an inability of the Company to continue as a going concern.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

These consolidated financial statements include the accounts of GESI., its wholly-owned subsidiary, ZB Capital AG, and its wholly owned subsidiaries Valmatos GMBH Austria, Laakso Minerals OY Finland and EuroGas Minerals Inc.

Basis of Presentation

Our financial records are maintained on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services is transferred to the customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for the goods or services.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Intangible Assets

We have been in the exploration stage since inception and have not yet realized any revenues from our planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.

If we do not continue with exploration after the completion of the feasibility study, the associated capitalized costs will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs.

To determine if the capitalized mineral property costs are in excess of their recoverable amount, we conduct periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Mineral Property Costs

We have been in the exploration stage since inception and have not yet realized any revenues from our planned operations. All exploration expenditures are expensed as incurred. Costs of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. If we do not continue with exploration after the completion of the feasibility study, the associated capitalized costs will be expensed at that time. Costs of abandoned projects are charged to mining costs including related property and equipment costs.

To determine if the capitalized mineral property costs are in excess of their recoverable amount, we conduct periodic evaluation of the carrying value of capitalized costs and any related property and equipment costs based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standards Codification (ASC) 360-10-35-15, Impairment or Disposal of Long- Lived Assets.

Fair Value Measurements

We account for assets and liabilities measured at fair value in accordance with ASC 820, Fair Value Measurements and Disclosures. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).The three levels of inputs used to measure fair value are as follows:

·	Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

• Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

·	Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Our financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities and notes payable. The carrying amounts of such financial instruments in the accompanying financial statements approximate their fair values due to their relatively short-term nature or the underlying terms are consistent with market terms. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Income Taxes

Income taxes are computed using the asset and liability method, in accordance with ASC 740, Income Taxes. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic and Diluted Loss Per Share

The Company computes basic and diluted income (loss) per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic loss per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted income (loss) per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted for the dilutive effect of potential future issuances of common stock related to outstanding options and warrants.

Property & Equipment

Property and equipment are recorded at cost less accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the period of disposal. All ordinary repair and maintenance costs are expensed as incurred.

Costs incurred in constructing new facilities, including progress payments and other costs related to construction, are capitalized, and transferred to property, plant and equipment on completion, at which time depreciation commences.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

Estimated Useful Life
Equipment	20 years

The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted for the dilutive effect of potential future issuances of common stock related to outstanding options and warrants.

Foreign currency translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the subsidiary maintains its books and record in a local currency.

ZB Capital uses Swiss Franc (CHF), Laakso and Valmatos use Euro (EUR) which as the functional currency as well as being the primary currency of the economic environment in which the entity operates. Laakso and Valmatos being the subs to ZB Capital their activities are converted to (CHF), consolidated balances for ZB Capital were converted to USD from CHF.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of other comprehensive income. The Company has not to, the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

At the subsidiary level the translation of amounts from the local currency of 1 EUR to CHF is stated below for the respective years:

For the Quarter Ended For the Year Ended September 30 December 31
2023	2022

Year-end EURO: CHF 1 exchange rate	0.996	0.993
Yearly average EURO: CHF1 exchange rate	0.991	0.993

At the consolidation level, translation of amounts from the local currency of the Company CHF into US$1 has been made at the following exchange rates for the respective years:

For the Quarter Ended For the Year Ended September 30 December 31
2023	2022

Year-end CHF: US$1 exchange rate	1.095	1.081
Yearly average CHF: US$1 exchange rate	1.081	1.081

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

NOTE 3 – BUSINESS COMBINATION

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of GESI were nominal at the close of the Merger. ZB was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including:

(i) ZB stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for ZB common stock owned the majority of the Company immediately following the effective time of the Merger, (ii) ZB holds the majority of board seats of the combined company, and (iii) ZB’s management holds all key positions in the management of the combined company.

ZB acquired no tangible assets and assumed no employees or operations from General European Strategic Investments, Inc..

NOTE 4 – INTANGIBLE ASSETS

Laakso Project

On November 18, 2020, ZB Capital issued 125,000,000 of its own stock at value of CHF25,000,000 to acquire the Laakso Project in Finland. This issuance resulted in a non-controlling interest of ZB of approximately 15%. The non-controlling interest is in process of being acquired by GESI.

The Laakso Project, a Nickel-Copper Project, is located in central Finland and is 100% owned. GESI, through ZB’s wholly owned Finnish subsidiary Laakso Minerals, is the largest reservation holder in Finland’s prolific Kuusamo Mining District.

On September 10, 2020 our majority controlled Swiss subsidiary ZB Capital AG received for its wholly-owned Finnish mining subsidiary Laakso Minerals Oy a 209 square kilometers large “reservation“ permit from the Finnish General Mining Authority TUKES after Sonanini Holdings Ltd. had assigned and transferred all of its rights to the „reservation“ area to ZB Capital AG in early 2020. It was already publicly known at that time that the Geological Survey of Finland "GTK" would spud a 3000 metre deep bore-hole on the

“reservation“ permit on Sept. 30, 2020 in order to prove up the existence of a deep-seated 60 km long geological mafic ultramafic type „feeder-dyke“. The costs of the bore-hole in the amount of approx. 1.5 million Euros were fully advanced by the Republic of Finland. The positive drill results received led to the approval of a financing by the European Union ("EU") in Brussels through its mining funding unit ERA-MIN, by providing a grant of approximately two million Euros to a consortium of 8 major European universities and its geological departments, including Finland’s GTK, led by our Finnish mining subsidiary Laakso Minerals Oy, in order to conduct further exploration on our “reservation“ area.

At the time of ZB Capital AG’s capital increase in Switzerland on November 18, 2020, drill results from GTK‘s „feeder dyke“ bore-hole were of course not available yet. However, in geological reports and Press Releases of our Canadian mining neighbour PDM One, whose licenses cover part of the deep-seated feeder-dyke structure under our reservation area, PDM One compares the geological structure and the mineralization of the deep seated „feeder-dyke“ in its own published geological reports to the world-renowned copper-nickel palladium mining deposits of Norilsk in Russia and Voiseys Bay in Newfoundland, Canada.

Therefore, in my capacity as Chairman of the Board of Directors of ZB Capital AG, I agreed with our auditor Mr. Feller of Audit Suisse AG to introduce the contract in English between EuroGas (1) and ZB Capital AG, certified by ZB Capital AG at the Land Registry / Notary Office of the Canton of Schaffhausen on June 20, 2018, as an additional tool for the evaluation of our Swiss auditors for the proposed capital increase.

The background to this consideration, which was agreed with ZB Capital AG’s Swiss auditor from Audit Suisse AG, Mr. Feller, was the recommendation of Mr. Feller, to use the assignment agreement between EuroGas (1) and ZB Capital AG, which was notarized before the land registry / notary's office in Schaffhausen on June 20, 2018 and include the evaluations also for our November 18, 2022 capital increase of ZB Capital AG in Switzerland.

On September 29, 2015, KPMG London had carried out an evaluation of our talc mining rights, which at that time still belonged to EuroGas (1), in the arbitration proceedings of EuroGas (2) in its so-called "KPMG Expert Report“, dated September 29, 2015. Since EuroGas’ former talc mining rights were fully assigned by EuroGas (1) to ZB Capital AG through the June 20, 2018 notarial deed agreement, KPMG’s calculation of minimum €144.8 million and maximum €239.7 million (depending on discounting process) were then partly used by ZB Capital AG’s auditors Swiss Audit to provide also the base for the CHF 25.000.000 evaluation of ZB Capital’s capital increase. See page 7 of the KPMG Expert Report dated September 29, 2015.

Our auditor from Audit Suisse AG, Mr. Feller and I myself then agreed to use a discount of 10%-15% of the discounted evaluation calculated by KPMG for the Slovak talc mining rights fully assigned to ZB Capital AG on June 20, 2018. A U.S. court in Salt Lake City, Utah, had awarded EuroGas (1) with the historic judgment "nunc pro tunc" ("now and also always before") in the Slovak Republic vs. EuroGas proceedings on October 28, 2016. The losing Slovak Republic unsuccessfully appealed twice to the US Highest Appeal Court of the 10th Circuit and finally threw in the towel after also failing with its 2nd appeal against the "nunc pro tunc" ruling of October 28, 2016 in favour of EuroGas (1), on January 4, 2019.

ZB Capital also was looking for a solution to honour the efforts of Sonanini Holdings in providing substantial financings for the benefit of ZB Capital AG over the last 15 years with the November 18, 2020 capital increase of ZB Capital AG in the amount of CHF 25,000,000, and wanted to provide Sonanini Holdings with an adequate countervalue for the approx. €25,000.000 of financings contributed by Sonanini Holdings and its affiliated German company HHK Hohe Heide GmbH over the last 15 years through its own loans and through collateral to third parties for unsecured loans in the form of notarial registered governmental mortgages and land charges, since the loans contributed by Sonanini Holdings and the securing of third party unsecured loans through notarial security mortgages of Sonanini-HHK wouldn‘t have been successful without Sonanini Holding’s support. In this respect, ZB Capital AG was able to create a mix to also reward Sonanini Holdings for the assignment of its former Finnish mining rights to ZB Capital AG in early 2020 and its subsequent substantial financial guarantees to third parties for unsecured loans to ZB Capital AG over the last 15 years in the amount of at least CHF 25,000,000.

Mr. Feller of Audit Suisse AG and I myself in my capacity as Chairman of the Board of Directors of ZB Capital AG therefore agreed to propose a total amount of CHF 25,000,000 for the capital increase of ZB Capital AG to be carried out on November 18, 2020 before Swiss notary Moser in Baden Switzerland.

The gross carrying amounts and accumulated amortization relating to other intangible assets at June 30, 2023 and December 31, 2022 is as follows

Quarter Ended September 30, 2023				Year Ended December 31, 2022
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Nickel-Copper Project	$27,478,978	$-	$27,478.978	$26,932,978	$-	$26,932,978
	$27,478,978	$-	$27,478,978	$26,932,978	$-	$26,932,978

NOTE 5 – INVESTMENTS

Cold Pro Project

On March 14, 2022, the Company announced a binding commitment to acquire a 49%-interest in Cold Pro Ltd. (ColdPro) a private UK company specializing in waste management in the UK for total consideration of £5 million.

ColdPro is a licensed UK-based integrated waste management business, and one of only six regulated approved authorized treatment facilities in the UK.

The 49%-interest is being acquired from United General LTD, which will retain a 51%-interest in ColdPro.

The consideration was comprised of a US$500,000 payable in cash with the balance satisfied through the issuance of 7,500,000 restricted common shares of GESI or through cash, at GESI's election. The initial cash payment is due within six-months of the signing of this agreement.

NOTE 6 – LOANS PAYABLE - CONVERTIBLE PROMISSORY NOTES

Included in the open balance are two historical convertible notes payable remaining from the original merger.

A $60,000 convertible note payable represents the total of 6 separate equal amount monthly notes issued as payment under the terms of a merger and acquisition advisory consulting agreement entered into between Green Energy Solutions and Nikolas Perrault in December 2019. Each note contains roll back protection provisions and is convertible at

$0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock. This note had $20,000 converted into two 10,000,000 share conversions on February 17, 2022 and March 24, 2022. As at June 30, 2023 there is a balance of

$40,000.00 due under this agreement.

A $10,000 convertible note payable represents a single payment under the terms of a general service management consulting agreement entered into between Green Energy Solutions and Christopher Lotito (former Green Energy CEO) in November 2019. The note contains roll back protection provisions and is convertible at $0.001 and does not allow the holder to covert additional notes if such conversion would result in beneficial ownership of more than 9.9% of the outstanding shares of the company's common stock. This note was converted into 10,000,000 shares on January 14, 2022.

NOTE 7 – RELATED PARTY TRANSACTIONS

Our Company’s policy with regard to related party transactions is for the Board of Directors to approve any material transactions involving our directors, executive officers or holders of more than 5% of our outstanding capital stock.

The Company retained the services of its Corporate Secretary through a consultancy agreement dated March 1, 2022. The Company remits monthly payments to its Corporate Secretary of $3,200.00 under the consultancy agreement and an hourly payment of $100.00 per hour for each hour of work effort beyond the set monthly hours of 32. In connection with this appointment the Company provided a one-time issuance of 10,000 shares of Preferred Series C to the Corporate Secretary. Effort and compensation is not mutually exclusive from the Chief Financial Officer agreement. The Corporate Secretary also serves as a Director on the Company’s Board of Directors.

The Company retained the services of its Chief Financial Officer through a consultancy agreement dated June 3, 2022. The Company remits monthly payments to its Chief Financial Officer of $3,200.00 under the consultancy agreement and an hourly payment of $100.00 per hour for each hour of work effort beyond the set monthly hours of 32. In connection with this appointment the Company provided a one-time issuance of 10,000 shares of Preferred Series C to the Chief Financial Officer. Effort and monthly compensation is not mutually exclusive from the Corporate Secretary agreement.

On June 10, 2022, the Company entered into a services agreement with Westmount Capital, an entity that is owned by a member of the Board of Directors, Robert Seguin. The services to be provided are for Investor Relations. The Company remits monthly payments to its V.P., Investor

Relations of €2,000.00. In connection with this appointment the Company provided a one-time issuance of 500,000 shares of Common Stock in the name of Westmount Capital. As of June 30, 2023 there is €20,000 payable to Westmount Capital. The owner, Mr. Robert Seguin was also appointed to the Company’s Board of Directors.

The Company retained the services of its Chief Financial Officer, Kyle Appleby, through a consultancy agreement with CFO Advantage Inc. dated March 1, 2021. The Company remits quarterly payments to its Chief Financial Officer of $3,000.00. In connection with this appointment the Company provided a one-time issuance of 1,000,000 shares of Common Stock in the name of CFO Advantage Inc.. Mr.Appleby, effectively resigned as Chief Financial Officer on June 3, 2022. The quarterly compensation ceased as of April 1, 2022. Mr. Appleby remains as a Director on the

Company’s Board of Directors

NOTE 8 – NET (LOSS) INCOME PER SHARE

Basic net income per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net loss per share. The following table sets forth the computation of basic and diluted net loss per share for year to date June 30, 2023, and 2022:

Quarter ended September 30
	2023	2022
Net Income/ (loss) income attributable to common shareholders	$(898,366)	$(763,667)
Weighted average common shares outstanding – Basic and diluted	343,946,485	343,946,485
Net (loss) income per share – Basic and diluted	$(0.0026)	$(0.0022)

NOTE 9– INCOME TAX

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

The Company has no tax position at December 31, 2022 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company does not recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at December 31, 2022 and 2021. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended activities.

The valuation allowance as of December 31, 2022, and 2021 was $1,675,263 and $1,515,065. The net change in valuation allowance during the years ended December 31, 2022, and 2021 was $160,198 and $977,667. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2022, and 2021. All tax years since inception remains open for examination only by taxing authorities of US Federal and state of Nevada.

Company has a net operating loss carryforward for tax purposes totaling $163,379,382 and $156,379,651 as of December 31, 2022 and 2021, expiring through 2042. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

As of December 31, 2022	As of December 31, 2021

Non-current deferred tax assets:
Net operating loss carryforward	$ (163,236,912)	$(156,379,651)

Total deferred tax assets	(1,675,129)	(1,515,065)
Valuation allowance	1,675,129	1,515,065
Net deferred tax assets	$–	$–

2021 as follows:

Year ended December 31, 2022		Year ended December 31, 2021
Computed "expected" tax benefit	$(1,675,129)	$(1,515,065)
Change in valuation allowance	1,675,129	1,515,065
Actual tax benefit	$–	$–

NOTE 10 – STOCKHOLDERS’ EQUITY

Common Stock

The Company has the authority to issue up to 490,000,000, with a par value of $ 0.0001 per share. In 2020, the Company issued 44,629,712 shares for the acquisition of mining rights in Finland.

On January 11, 2021, the Company closed a private placement financing of €100,000 through the issuance of 1,000,000 common shares.

Series A1 Preferred Stock

On July 2, 2020 the Company filed a Certificate of Designation of Series A1 Preferred Stock, with a par value $0.001. The number of authorized share of Series Preferred Stock is one share. The Series A1 preferred Stock stockholder is entitled to 60% of all votes. The Series A1 Preferred Stock shall not be entitled to any dividends or conversion rights.

On July 2, 2020, the Company issued 1 Series A1 Preferred Stock.

Series B Preferred Stock

On July 2, 2020 the Company filed a Certificate of Designation of Series B Preferred Stock, with a par value $0.00001. The number of authorized share of Series Preferred Stock is 100,000 shares. Each share of Series B Convertible Preferred Stock carries a par value of

$0.001. Preferred shares are entitled to no dividends, no redemption rights and no voting rights. Each 1 share of Series B Preferred Stock shall be convertible into 1,000 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

On October 10, 2020 100,000 Series B Preferred Stock was issued to settle interest and future interest on a €350,000 loan that was issued to ZB in 2014.

On April 13, 2021, 7,000 Series B Preferred Stock were converted to 7,000,000 common stock.

Series C Preferred Stock

On June 10, 2022 the Company filed a Certificate of Designation of Series C Preferred Stock, with a par value $0.0001. The number of authorized shares of Series C Preferred Stock is 1,500,000 shares. The Preferred shares are entitled to no dividends, no redemption rights and no voting rights. Each 1 share of Series C Preferred Stock shall be convertible into 100 shares of Common Stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

Series C Preferred Stock carry anti-dilution and piggy-back rights and shares may be converted once the Corporation’s stock is at a volume weighted average price (VWAP) of $5.00 for 20 consecutive days.

On September 28, 2022, 60,000 Series C Preferred Stock were issued as a common share exchange to Komodo Holdings Nevada LLC.

On October 7, 2022, 10,000 Series C Preferred Stock were issued as executive compensation to 1409792 Ontario Ltd.. This corporation is controlled by the Company’s CFO, Christopher Malone.

On September 28, 2022, 75,000 Series C Preferred Stock were issued as compensation for providing a $75,000 working capital loan by Komodo Holdings Nevada LLC.

On August 24, 2023, 80,967 Series C Preferred Stock were issued as compensation for providing a 10,000 Swiss Franc (CHF) working capital loan by Thorsten Rauball.

NOTE 11 – PROPERTY & EQUIPMENT

September 30, 2023	December 31, 2022
Equipment	$2,757	$2,719
Addition	-	-
	2,757	2,719
Less: Accumulated depreciation	(2,108)	(1,460)
Property, plant, and equipment, net	$649	$1,259

NOTE 12 – REVENUE

Recorded revenues since the creation of the Company have been related to intercompany management consulting services. At this time no mining related revenues have been established.

NOTE 13 – SUBSEQUENT EVENTS

There were no reported subsequent events that took place up to the filing date of November 14, 2023.

NOTE 14 – COMPARATIVE FIGURES

Comparative figures have been reclassified to conform to current year’s presentation.

F-17b

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred only in connection with the issuance and distribution of the securities being registered .

SEC Registration	$	$ 25,126
Legal Fees and Expenses		5,000
Accounting Fees*		30,000
Miscellaneous*		200
Total	$	*60,326

* Estimated

•	Total Estimated expenses to be paid by the Issuer mayu include payment of any underwriting or placement commissions, discounts, or expense.

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees, and agents, in substantially the same language as Title 7 of the NRS. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify its officers, directors, employees, and agents, subject to the limitations provided in NRS, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Between July 5, 2021, and July 5, 2023, we sold the below shares. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. The shares bear a restrictive transfer legend. This transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about the issuer including an audited balance sheet and reviewed statements of income, changes in stockholders’ equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Date of Transaction	Transaction type (e.g., new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/No)	Individual/ Entity Shares were issued to. *You must disclose the control person(s) for any entities listed.	Reason for share issuance (e.g. for cash or debt conversion) - OR- Nature of Services Provided	Restricted or Unrestricted as of this filing.	Exemption or Registration Type.
01/11/2021[2]	New	1,000,000	Common	0.0001	No	Jan Bakker	Financing	restricted	N/A
04/13/2021	Cancelled	(7,000,000)	Preferred	0.0001	No	Komodo Holdings Nevada, LLC (the control person is Nikolas Perrault)	Conversion of Preferred B	restricted	N/A
04/13/2021	New	7,000,000	Common	0.0001	No	Komodo Holdings Nevada, LLC (the control person is Nikolas Perrault)	Conversion of Preferred B	restricted	N/A
01/14/2022	New	10,000,000	Common	0.0001	No	Ubiquity Inc. (the control person is Chris Lotito)	Debt settlement	Unrestricted	N/A
02/17/2022	New	10,000,000	Common	0.0001	No	Nikolas Perrault	Debt settlement	Unrestricted	N/A

03/24/2022	New	10,000,000	Common	0.0001	No	Nikolas Perrault	Debt settlement	Unrestricted	N/A
07/26/2022	New	7,500,000	Common	0.0001	No	United General Limited (the control person is Adeel Ahmed- Daudpota)	Equity Investment in new asset	restricted	N/A
07/26/2022	New	1,000,000	Common	0.0001	No	CFO Advantage Inc. (the control person is Kyle Appleby)	Director/Officer Compensation	restricted	N/A
07/26/2022	New	500,000	Common	0.0001	No	Westmount Capital (the control person is Robert Seguin)	Director Compensation	restricted	N/A
07/26/2022	New	300,000	Common	0.0001	No	Mining and Metals Research Corp Ltd (the control person is Ryan Long)	Compensation	restricted	N/A
08/01/2022	Cancelled	(10,503)	Common	0.0001	No	Alliance Investment Management (the contact person is Julian R. Brown)	Certificates Cancelled	Unrestricted	N/A
08/01/2022	New	10,503	Common	0.0001	No	Alliance Investment Management (the contact person is Julian R. Brown)	Book entry to replace Certificates Cancelled	Unrestricted	N/A
08/16/2022	Cancelled	(38)	Common	0.0001	No	Cede & Co	Book entry cancelled	Unrestricted	N/A
08/16/2022	New	38	Common	0.0001	No	Rachel Pallette & Joseph Parker	Book entry replacing Cede and Co.	Unrestricted	N/A
09/28/2022	Cancelled	(6,000,000)	Common	0.0001	No	Komodo Holdings Nevada, LLC (the control person is Nikolas Perrault)	Exchanged for Preferred C	Unrestricted	N/A
09/28/2022	New	60,000	Preferred	0.0001	No	Komodo Holdings Nevada, LLC (the control person is Nikolas Perrault)	Exchanged for Preferred C	Unrestricted	N/A
10/07/2022	New	10,000	Preferred	0.0001	No	1409792 Ontario Ltd. (the control person is Christopher Malone)	Director Compensation	Restricted	N/A

10/14/2022	Cancelled	(104)	Common	0.0001	No	Cede & Co	Book entry cancelled	Unrestricted	N/A
10/14/2022	New	104	Common	0.0001	No	Bridgett Bravo Romero	Book entry replacing Cede and Co.	Unrestricted	N/A
03/20/2023	New	75,000	Preferred	0.0001	No	Komodo Holdings Nevada, LLC (the control person is Nikolas Perrault)	Loan to GESI for working capital cash flows	Unrestricted	N/A
05/10/2023	Cancelled	(2,500,000)	Common	0.0001	No	Christian Moelter	Change in Restriction Classifcation	Restricted	N/A
05/10/2023	Cancelled	(5,000,000)	Common	0.0001	No	Barbara Hertli	Change in Restriction Classifcation	Restricted	N/A
05/10/2023	New	(2,500,000)	Common	0.0001	No	Christian Moelter	Change in Restriction Classifcation	Unrestricted	N/A
05/10/2023	New	(5,000,000)	Common	0.0001	No	Barbara Hertli	Change in Restriction Classifcation	Unrestricted	N/A
08/23/2023	New	80,967	Preferred	0.0001	No	Thorsten Rauball	Loan to GESI for working capital cash flows	Unrestricted	N/A

Item 16. Exhibits

							Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1	N/A	3.1	11/29/2022
3.2	Bylaws, as currently in effect		S-1	N/A	3.2	11/29/2022
5.1	Opinion of Thomas C. Cook, Esq.	X	S-1
10.7	Subscription Agreement		S-1	N/A	10.7	11/29/2022
23.1	Auditor’s Consent	X	S-1

 Item 17. Undertakings

The undersigned hereby undertakes:

(1) to file, during any period in which offers, or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on January 23, 2024.

General European Strategic Investments, Inc.

By: /s/ Wolfgang Rauball

Wolfgang Rauball, President, Director

Principal Executive Officer

By: /s/ Christopher Malone

Christopher Malone, Treasurer, Director,

Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on January 23, 2024.

General European Strategic Investments, Inc.

By: /s/ Wolfgang Rauball

Wolfgang Rauball, President, Director

Principal Executive Officer

By: /s/ Christopher Malone

Christopher Malone, Treasurer, Director,

Principal Financial and Accounting Officer